SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /x/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/x/ Preliminary Proxy Statement
/_/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          The Fortress Group, Inc.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[_]  Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________


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                            THE FORTRESS GROUP, INC.
                          1921 Gallows Road, Suite 730
                             Vienna, Virginia 22182
                                -----------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                       To Be Held on _______________, 1997

     A Special Meeting of stockholders of The Fortress Group, Inc. (the "Company") will be held on ___________, 1997 at _______________, at ___ a.m., local time, to consider and act upon:

     1. a proposal to approve certain investment transactions involving the purchase by an affiliate of Lazard Freres Real Estate Investors, LLC of up to $100,000,000 of the Company's newly issued convertible preferred stock and debt instruments convertible into common stock (which debt, if any, would be in lieu of a portion of the preferred stock), and amendments to the Company's certificate of incorporation which, among other things, would increase the Company's authorized common stock and would require the affirmative vote of more than 81% of the Company's board of directors or executive committee for the Company to engage in certain significant acts or transactions;

     2. a proposal to authorize an increase in the common stock subject to the Company's 1996 Stock Incentive Plan; and

     3.   any other matter that may properly come before the Special Meeting.

     Stockholders of record at the close of business on October 3, 1997 will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof.


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     All stockholders are cordially invited to attend the Special Meeting.



                                            By Order of the Board of Directors,


                                            JAMES J. MARTELL, JR., President
                                            and Chief Executive Officer


Vienna, Virginia
October __, 1997


             WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE
            FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY IN ORDER TO
              ENSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.


                                        2

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                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----


GENERAL INFORMATION

SUMMARY
         Introduction
         Stockholders Approval
         Recommendation of Board
         Closings
         Use of Proceeds
         Other Purchases
         Apportionment of Class AB Preferred Stock
         Class AA Preferred Stock
         Class AB Preferred Stock
         Debt Alternative
         Voting Rights and Board Representation
         Supermajority Approval
         Consent Rights
         Warrants
         Covenants and Actions Prior to Closing; No Solicitation
         Conditions
         Fees and Expenses
         Termination
         Registration Rights
         Participation Rights and Tag-Along Rights
         Proposed Increase in Authorized Common Stock
         Proposal to Amend 1996 Stock Incentive Plan
         Interests of Certain Persons in the Transactions
            and the Stock Option Proposal
         Intention of Directors and Officers
         Market Price of Common Stock

FORWARD-LOOKING STATEMENTS

THE TRANSACTIONS
         Background
         Certain Effects of the Transactions
         Use of Proceeds
         Recommendation of the Board; Reasons for the Transactions

         Consequences if the Transactions Are Not Consummated Absence of Appraisal Rights
         Interests of Certain Persons in the Transactions Expenses of the Transactions
         Stock Purchase Agreement
                  Purchase and Sale of Securities
                  First Closing
                  Second Closing
                  Subsequent Closings
                  Apportionment of Class AB Preferred Stock
                  Further Purchases
                  Right of First Refusal
                  Class AA Preferred Stock
                           Number of Shares
                           Rank
                           Dividends
                           Liquidation Preference
                           Conversion
                           No Redemption
                           Voting Rights
                           Preferred Stock Director Designees
                           Consent Rights
                           Financial Statements
                           Modification and Waiver
                  Class AB Preferred Stock
                           Number of Shares
                           Rank
                           Dividends
                           Liquidation Preference
                           Conversion
                           Redemption
                           Voting Rights
                           Consent Rights
                           Financial Statements
                           Modification and Waiver
                  Debt Alternative
                  Warrants
                           Initial Exercise Price and Payment
                           Exercise Period

                           Adjustments Based on Common Stock Market Price Adjustment of Exercise Price and Number of
                              Warrant Shares
                           Listing and Registration
                           HSR Act
                  Certain Covenants and Actions Prior to Closing
                  No Solicitation
                  Conditions to Closings
                  Representations and Warranties
                  Indemnification
                  Fees and Expenses
                  Termination
         Registration Rights Agreement
         Stockholders Agreement
                  Members of the Board
                  Conduct of Business
                  Participation Rights
                  Tag-Along Rights
         Certificate of Incorporation and Bylaws Amendments
                  Amendments to the Certificate of Incorporation
                           Conduct of Business
                           Adoption or Amendment of Bylaws
                           Termination
                           Increase in Authorized Common Stock
                  Amendments to the Bylaws
                           Number of Directors
                           Quorum
                           Removal of Directors
                           Election of Directors Following Adverse Event Committees
                           Executive Committee
                           Conduct of Business
                           Termination
         Stockholders Voting Agreement
         Stockholders Approval

PROPOSAL TO AUTHORIZE AN INCREASE IN THE COMMON
STOCK SUBJECT TO THE COMPANY'S 1996 STOCK INCENTIVE
PLAN


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



BENEFICIAL OWNERSHIP OF SECURITIES
         Ownership by Persons Owning More Than Five Percent
         Ownership by Directors and Executive Officers

COMPENSATION
         Compensation of Executive Officers and Directors
                  Summary Compensation Table
                  Stock Options
                  Aggregated Option Exercises and Fiscal Year-End Option
                     Value
                  Employment Agreements
                  Compensation of Directors
                  Compensation Committee Interlocks and Insider Participation

CERTAIN TRANSACTIONS

OTHER PROPOSALS

ANNEXES

Annex A -         Certificate of Designations, Preferences and Relative
                  Participating, Optional and Other Special Rights of
                  Preferred Stock and Qualifications, Limitations and
                  Restrictions Thereof of Class AA Convertible Preferred
                  Stock

Annex B -         Certificate of Designations, Preferences and Relative
                  Participating, Optional and Other Special Rights of
                  Preferred Stock and Qualifications, Limitations and
                  Restrictions Thereof of Class ABI Convertible Preferred
                  Stock

Annex C -         Certificate of Designations, Preferences and Relative
                  Participating, Optional and Other Special Rights of
                  Preferred Stock and Qualifications, Limitations and
                  Restrictions Thereof of Class ABII Convertible Preferred
                  Stock

Annex D -         Certificate of Amendment of Certificate of Incorporation

                            THE FORTRESS GROUP, INC.
                          1921 Gallows Road, Suite 730
                             Vienna, Virginia 22182
                                -----------------

              PROXY STATEMENT FOR A SPECIAL MEETING OF STOCKHOLDERS

                          To Be Held ____________, 1997

                               GENERAL INFORMATION

     A Special Meeting of stockholders of The Fortress Group, Inc. (the "Company") will be held at _______________ on _____________, 1997 at _____ a.m.,
local time, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders (the "Special Meeting"). The approximate mailing date for this proxy statement and proxy is October __, 1997.

     Holders of record of shares of the Company's common stock, $.01 par value (the "Common Stock"), at the close of business on October 3, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Special Meeting or at any adjournment of the Special Meeting. Each share of Common Stock has one vote. On the Record Date, there were issued and outstanding 11,745,275 shares of Common Stock.

     In addition, holders of record of shares of the Company's Class AA Convertible Preferred Stock, $.01 par value, at the close of business on the Record Date are entitled to vote at the Special Meeting or at any adjournment of the Special Meeting. On the Record Date, there were issued and outstanding 11,700 shares of Class AA Convertible Preferred Stock, entitling the holder thereof to cast 1,950,000 votes at the Special Meeting. The holder has agreed not to vote on certain of the proposals to be considered at the Special Meeting.

     It is important that your shares be represented at the Special Meeting. If it is impossible for you to attend the Special Meeting, please sign and date the enclosed proxy and return it in the envelope provided. The proxy is solicited by the board of directors of the Company (the "Board"). Shares represented by valid proxies in the enclosed form will be voted if received in time for the Special Meeting. Expenses in connection with the solicitation of proxies will be borne by the Company and may include requests by mail, telephone and personal contact by its directors, officers and employees. The Company will reimburse brokers or other nominees for their out-of-pocket expenses in forwarding proxy materials to principals. If you return the enclosed proxy, you still have the right to vote in person at the Special Meeting. If you give a proxy, you have the power to revoke it any time before it is voted. You may revoke a proxy at any time prior to its exercise by sending a notice of revocation in writing to the Secretary of the Company, by presenting to the Company a later-dated proxy card executed by the person executing the prior proxy card or by attending the Special Meeting and voting in person.

     Shares of Common Stock represented by properly executed proxy cards received by the Company in time for the Special Meeting will be voted in accordance with the choices specified in the proxies. Abstentions and broker non-votes (proxies that do not indicate that brokers or nominees have received instructions from the beneficial owner of shares) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulating the total number of votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining the total number of votes cast.

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                                     SUMMARY

     The following summary provides selected information regarding a proposal to approve certain investment transactions, including the amendment of the Company's certificate of incorporation, and a proposal to amend the 1996 Stock Incentive Plan. This summary is not intended to be complete and is qualified in all respects by reference to the detailed information contained elsewhere in this Proxy Statement and the annexes attached to this Proxy Statement (the "Annexes"). You are urged to review carefully the entire Proxy Statement including the Annexes.

     Introduction. The Company and Prometheus Homebuilders LLC ("Prometheus") entered into a Stock Purchase Agreement dated as of August 14, 1997 and an Amended and Restated Stock Purchase Agreement dated as of September 30, 1997 (the "Stock Purchase Agreement"). Prometheus is owned by Lazard Freres Strategic Realty Investors II L.P., which is an affiliate of Lazard Freres Real Estate Investors, LLC ("Lazard"). The activities of Lazard consist principally of acting as general partner of several real estate investment partnerships that are affiliated with Lazard Freres & Co. LLC, an investment banking firm. Prometheus is a special purpose investment vehicle formed by Lazard to acquire the Company's securities as contemplated by the Stock Purchase Agreement.

     Subject to the terms and conditions of the Stock Purchase Agreement, Prometheus will purchase from the Company for an aggregate purchase price of $75,000,000 (a) an aggregate of $35,000,000 initial liquidation value (35,000 shares) of Class AA Convertible Preferred Stock, $0.01 par value per share (the "Class AA Preferred Stock"), (b) an aggregate of $40,000,000 initial liquidation value (40,000 shares) of Class AB Preferred Stock, apportioned between Class ABI Convertible Redeemable Preferred Stock, $0.01 par value per share (the "Class ABI Preferred Stock") and Class ABII Convertible Redeemable Preferred Stock, $0.01 par value per share (the "Class ABII Preferred Stock") (the Class ABI Preferred Stock and the Class ABII Preferred Stock together are referred to as the "Class AB Preferred Stock"), and (c) 1,000,000 warrants to purchase Common Stock (the "Warrants"). The Company may issue a debt instrument in lieu of all or a portion of the Class AB Preferred Stock. See "The Transactions--Stock Purchase Agreement--Purchase and Sale of Securities."

     Stockholders Approval. The approval at the Special Meeting by the holders of a majority of the outstanding voting stock (the "Stockholders Approval") is required to effect the transactions contemplated by the Stock Purchase Agreement (the "Transactions"), except for certain of the Transactions effected at the First Closing (as

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defined below). Stockholders Approval is assured because certain principal stockholders who are parties to an Amended and Restated Stockholders Voting Agreement dated September 30, 1997 and who own in the aggregate a majority of the outstanding voting stock have agreed to vote in favor of the Transactions. See "The Transactions--Stock-holders Voting Agreement" and "--Stockholders Approval." As of the Record Date, Prometheus owns 11,700 shares of Class AA Preferred Stock, which shares entitle Prometheus to 1,950,000 votes (calculated on an as-converted basis) at the Special Meeting. The Stock Purchase Agreement provides that Prometheus will not vote on the proposal to approve the Transactions.

     Recommendation of Board. The Board believes that the Transactions are advisable and in the best interests of the Company and its stockholders and unanimously recommends that the stockholders vote for the proposal to approve the Transactions. In arriving at its recommendation, the Board considered the expected benefits and advantages of the Transactions, the likelihood of realizing such benefits and advantages, and the risks, costs and disadvantages of the Transactions. See "The Transactions--Background;" "--Certain Effects of the Transactions;" and "--Recommendation of the Board; Reasons for the Transactions."

     Closings. Effective September 30, 1997, Prometheus purchased $11,700,000 initial liquidation value (11,700 shares) of Class AA Preferred Stock and 375,000 Warrants, for a purchase price of $11,700,000 (the "First Closing"). Subject to the terms and conditions of the Stock Purchase Agreement, at a second closing Prometheus will purchase $4,633,000 initial liquidation value (4,633 shares) of Class AA Preferred Stock and $18,667,000 initial liquidation value (18,667 shares) of Class ABI Preferred Stock, and/or a debt instrument in lieu of all or some of the Class ABI Preferred Stock, and 625,000 Warrants, for a purchase price of $23,300,000 (the "Second Closing"). The Second Closing will occur on December 30, 1997, or on a mutually agreeable earlier date after Stockholders Approval. If Stockholders Approval has not been obtained by December 30, 1997, the Company may extend the date of the Second Closing to January 31, 1998. Upon consummation of the Second Closing, Prometheus will have invested $35,000,000 in the Company and will have acquired $16,333,000 initial liquidation value (16,333 shares) of Class AA Preferred Stock, $18,667,000 initial liquidation value (18,667 shares) of Class ABI Preferred Stock, and/or a debt instrument in lieu of all or some of the Class ABI Preferred Stock, and 1,000,000 Warrants. Subject to the terms and conditions of the Stock Purchase Agreement, at subsequent closings, to occur by December 31, 1998, Prometheus will purchase an aggregate of $18,667,000 initial liquidation value (18,667 shares) of Class AA Preferred Stock and $21,333,000 initial

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liquidation value (21,333 shares) of Class ABI Preferred Stock, and/or a debt instrument in lieu of all or some of the Class ABI Preferred Stock, for an aggregate purchase price of $40,000,000 ("Subsequent Purchases"). Upon consummation of all of the Subsequent Purchases, Prometheus will have invested $75,000,000 in the Company and will have acquired $35,000,000 initial liquidation value (35,000 shares) of Class AA Preferred Stock, $40,000,000 initial liquidation value (40,000 shares) of Class AB Preferred Stock, and/or a debt instrument in lieu of all or some of the Class AB Preferred Stock, and 1,000,000 Warrants. Any debt instrument will have terms and conditions that are as favorable to Prometheus as the terms and conditions of the Class ABI Preferred Stock and will have a maturity date of December 31, 2004. See "The Transactions--Stock Purchase Agreement--First Closing;" "--Second Closing;" and "--Subsequent Closings." See "Debt Alternative."

     Use of Proceeds. The aggregate net proceeds from the sale of the $75,000,000 in newly issued preferred stock and any debt instrument are expected to be approximately $72,500,000, after payment of related fees and expenses. Under the Stock Purchase Agreement, the Company has the right to use such net proceeds for any business purpose. The Company currently expects to use such net proceeds primarily for the acquisition of established homebuilding companies. Proceeds from the First Closing were used to pay certain obligations relating to the Company's acquisition of Don Galloway Homes, Inc. See "The Transactions--Use of Proceeds."

     Other Purchases. Prometheus may also purchase approximately 900,000 shares of Common Stock from certain stockholders who are the Company's founders, for a purchase price of approximately $4,900,000. See "The Transactions--Interests of Certain Persons in the Transactions." After the Subsequent Purchases, the Company and Prometheus may, in their discretion, agree upon the sale to Prometheus of up to an additional $11,667,000 initial liquidation value (11,667 shares) of Class AA Preferred Stock, up to an additional $13,333,000 initial liquidation value (13,333 shares) of Class AB Preferred stock, and/or a debt instrument in lieu of all or some of the Class AB Preferred Stock, and up to an additional 333,250 Warrants, for an aggregate purchase price of up to $25,000,000. In addition, Prometheus will have a right of first refusal with respect to any bona fide offer to purchase up to $25,000,000 of equity capital of the Company. See "The Transactions--Stock Purchase Agreement--Further Purchases" and "--Right of First Refusal."

     Apportionment of Class AB Preferred Stock. The Class AB Preferred Stock proposed to be issued to Prometheus will be apportioned between Class ABI Preferred Stock and Class ABII Preferred Stock so that as a result of such purchases, along with the

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purchases of the Class AA Preferred Stock, Prometheus has no more than 45% of the total voting power of the Company on the date of issuance of such Class AB Preferred Stock with respect to the election of directors to the Board generally (other than directors elected exclusively by holders of Class AA and Class AB Preferred Stock) and so that the Company will issue the maximum amount of Class ABI Preferred Stock before issuing any Class ABII Preferred Stock. See "The Transactions--Stock Purchase Agreement--Apportionment of Class AB Preferred Stock."

     Class AA Preferred Stock. The Class AA Preferred Stock will rank senior to the Common Stock with respect to dividends and distributions. Dividends will be payable in cash at the annual rate of 12% until the Second Closing, and thereafter at the annual rate of 6%, in each case cumulative and compounded quarterly, on the liquidation value of $1,000 per share. The Company will be required to declare and pay such dividends to the extent that funds are legally available therefor. See "The Transactions--Stock Purchase Agreement--Class AA Preferred Stock--Rank;" "--Dividends;" and "--Liquidation Preference."

     The Class AA Preferred Stock will be convertible, in whole or in part, at the option of the holder, into Common Stock, at any time after issuance, at an initial conversion price of $6.00 per share, subject to certain adjustments. The conversion price is subject to decrease, at the option of the holder, up to five times per year, between September 30, 2001 and September 30, 2003, if the average closing price of Common Stock for the 60 days prior to such adjustment is $12.00 or less. The amount of adjustment will vary based on the average closing price of the Common Stock. After the Second Closing, the Company will have the option to require conversion of all, but not less than all, of the Class AA Preferred Stock into Common Stock if the average closing price of the Common Stock for the 90 days preceding such conversion is $12.00 per share or more. In either case, the conversion price is subject to certain antidilution adjustments. The Company will not have the right to redeem the Class AA Preferred Stock. See "The Transactions--Stock Purchase Agreement--Class AA Preferred Stock--Conversion" and "--No Redemption."

     Class AB Preferred Stock. The Class AB Preferred Stock will rank senior to the Common Stock with respect to dividends and distributions. Dividends will be payable in cash at the annual rate of 12%, cumulative and compounded quarterly, on the liquidation value of $1,000 per share. The Company will be required to declare and pay such dividends to the extent that funds are legally available therefor. See "The Transactions--

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Stock Purchase Agreement--Class AB Preferred Stock--Rank;" "--Dividends;" and
"--Liquidation Preference."

     Class AB Preferred Stock will be convertible, in whole or in part, at the option of the holder, into Common Stock, on or after September 30, 2001, the fourth anniversary of the date of the First Closing. The Company will have the option to require conversion of all, but not less than all, of the Class AB Preferred Stock into Common Stock, on or after September 30, 2002, the fifth anniversary of the date of the First Closing. Whether conversion is at the election of the holders of Class AB Preferred Stock or the Company, the conversion price will be equal to 95% of the average of the closing prices of the Common Stock for the 30 trading days commencing 45 trading days before the applicable conversion date. In addition, the Company will have the right, on or after September 30, 2002, to redeem in whole the Class AB Preferred Stock at a price per share equal to the liquidation value plus an amount equal to accrued and unpaid dividends. See "The Transactions--Stock Purchase Agreement--Class AB Preferred Stock--Conversion" and "--Redemption."

     Debt Alternative. The Company has the right to issue debt instruments in lieu of all or any portion of the Class AB Preferred Stock to be issued under the Stock Purchase Agreement, provided that such debt instruments contain terms and conditions that are as favorable to Prometheus as the terms and conditions of the Class ABI Preferred Stock, with such debt to have a maturity date of December 31, 2004. Before the Second Closing, the parties will try to structure the issuance of a portion of any such debt through a limited liability company subsidiary formed by the Company; however, Prometheus is not obligated to agree to any such structure. See "The Transactions--Stock Purchase Agreement--Debt Alternative."

     Voting Rights and Board Representation. Holders of Class AA Preferred Stock and Class ABI Preferred Stock will vote on an as-converted basis with the holders of Common Stock as a single class on all matters on which the Common Stock is entitled to vote, including the election of directors. Holders of Class ABII Preferred Stock will vote on an as-converted basis with the holders of Common Stock (along with the holders of Class AA Preferred Stock and Class ABI Preferred Stock) as a single class on all matters on which the Common Stock is entitled to vote, except for the election of directors generally. Holders of the Class ABII Preferred Stock will not vote on the election of directors generally unless the average of the closing prices of the Common Stock for the 30 trading days commencing 45 trading days before the applicable date is less than $3.00

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per share and such holders provide notice to the Company of their intention to vote on the election of directors generally. See "The Transactions--Stock Purchase Agreement--Class AA Preferred Stock--Voting Rights" and "--Class AB Preferred Stock--Voting Rights."

     Until a Termination Event (defined below), holders of Class AA Preferred Stock and Class AB Preferred Stock, voting together as a single class (separately from other stockholders), will have the exclusive right to elect three directors (each, a "Preferred Stock Director") of a 15-member Board. Two of such Preferred Stock Directors will be designated to a five-member executive committee of the Board (the "Executive Committee"), which will have substantial operational authority with respect to the management of the Company. Prometheus has not, as of the date of this Proxy Statement, exercised its right to elect Preferred Stock Directors. Prometheus has indicated that it does not intend to exercise such rights until Stockholders Approval, although it reserves the right to do so at any time. After the Second Closing, holders of Class AA Preferred Stock and Class AB Preferred Stock will be entitled to elect additional Preferred Stock Directors sufficient to cause the Preferred Stock Directors to constitute a majority of the Board and all committees of the Board (the "Additional Preferred Stock Directors") in the event (an "Adverse Event") that on any date that is 60 days after the end of a fiscal quarter both (a) the average trading price of the Common Stock is less than $4.375 per share (as adjusted) and (b) the percentage change in the Company's earnings before interest expense, income taxes and extraordinary or non-recurring items ("EBT") per share for the most recent two fiscal quarters as measured against the same two fiscal quarters of the prior year is less than the percentage change in the EBT per share for a specified comparable group of companies for the two most recent fiscal quarters as measured against the same two fiscal quarters of the prior year. The right to elect Additional Preferred Stock Directors will continue until such time as neither of the conditions constituting an Adverse Event exists for two consecutive fiscal quarters. A "Termination Event" will occur when, after all closings under the Stock Purchase Agreement have occurred,
(a) the aggregate amount of Class AA Preferred Stock and Class AB Preferred stock is less than 20% of the maximum amount of such stock issued as of such date or (b) the aggregate remaining investment or commitment to invest by Prometheus and any of its affiliates (or any single or related group of transferees) is less than the greater of $10,000,000 or 10% of the market value of the Company's outstanding Common Stock as measured by the 30 preceding trading days. See "The Transactions--Stock Purchase Agreement--Class AA Preferred Stock--Voting Rights" and "--Class AB Preferred Stock--Voting Rights."


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     Supermajority Approval. Under a Stockholders Agreement entered into at the
First Closing, among the Company, Prometheus and certain stockholders, who beneficially own in the aggregate a majority of the voting stock, and pursuant to amendments to the Company's certificate of incorporation and bylaws effective upon Stockholders Approval, the Company will not, and will not permit any of its subsidiaries to, engage in or agree to engage in certain significant actions or transactions, without the affirmative vote of over 81% of the directors or over 81% of the members of the Executive Committee. Accordingly, the Company will need the approval of at least one of the three Preferred Stock Directors on the Board (together with 12 non-Preferred Stock Directors) or the unanimous approval of the Executive Committee, which will include two Preferred Stock Directors, to engage in certain significant actions or transactions. Upon the occurrence of a Termination Event, the provisions of the Company's certificate of incorporation and bylaws regarding matters subject to approval of over 81% of the directors or members of the Executive Committee will be of no further force and effect. See "The Transactions--Stockholders Agreement--Conduct of Business"and "--Certificate of Incorporation and Bylaws Amendments."

     Consent Rights. Holders of the Class AA Preferred Stock and the Class AB Preferred Stock will have certain consent rights. The consent of the holders of at least 66 2/3% of the outstanding shares of each of the Class AA Preferred Stock, Class ABI Preferred Stock and Class AB II Preferred Stock will be necessary to effect certain actions or transactions, including, for example, (a) any amendment of the certificate of incorporation or bylaws which adversely affects the rights of such class; any authorization or increase in the amount of any shares of any class ranking senior to or on a parity with such class; any increase or decrease in the number of authorized shares of such class; any sale or transfer of substantially all of the assets of the Company or any of its material subsidiaries; any consolidation or merger involving the Company or any of such subsidiaries; any reclassification of any stock or any dissolution, liquidation or winding up of the Company; any purchase or redemption of any Common stock or other capital stock of the Company; or any declaration or payment of any dividends or other distributions on the Common Stock unless all accrued and unpaid dividends on such class have been paid in cash. See "The Transactions--Stock Purchase Agreement--Class AA Preferred Stock--Consent Rights" and "--Class AB Preferred Stock--Consent Rights."

     Warrants. Under the Stock Purchase Agreement, Prometheus will acquire 1,000,000 Warrants to purchase Common Stock. The Warrants will be exercisable between September 30, 1999, and September 30, 2004, at an exercise price of $7.00 per share of Common Stock, subject to adjustment. Between September 30, 2001, and

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September 30, 2003, the exercise price of the Warrants is subject to decrease, at the option of the holder, if the average closing price of the Common Stock is $12 per share or less for the 60 preceding days, and the number of shares of Common Stock into which each Warrant will convert upon exercise of the Warrants is subject to increase if the average closing price of the Common Stock is $20 per share or less for the 60 preceding days. The exercise price and the number of shares of Common Stock into which each Warrant will convert are also subject to certain antidilution adjustments. If the Stock Purchase Agreement is terminated under certain circumstances prior to the Second Closing, the exercise price of each outstanding Warrant will be decreased to $0.01 per share. See "The Transactions--Stock Purchase Agreement--Warrants."

     Covenants and Actions Prior to Closing; No Solicitation. The Stock Purchase Agreement contains certain covenants to be performed by the Company and other provisions regarding actions to be taken with respect to the consummation of the Transactions and the conduct of business. The Stock Purchase Agreement contains certain provisions that preclude the Company, its directors, officers and other representatives from soliciting or initiating proposals or offers regarding transactions alternative to the Transactions. The Board is not prohibited from taking certain actions to comply with its fiduciary duties in response to an unsolicited proposal to enter into an alternative transaction. See "The Transactions--Stock Purchase Agreement--Certain Covenants and Actions Prior to Closing" and "--No Solicitation."

     Conditions. Under the Stock Purchase Agreement, consummation of the Transactions is subject to a number of conditions including Stockholders Approval with respect to all closings other than the First Closing, which has occurred. See "The Transactions--Stock Purchase Agreement--Conditions to Closings."

     Fees and Expenses. The Company has agreed to reimburse Prometheus for its reasonable fees and expenses, including fees and expenses of legal counsel, accountants and consultants in connection with the preparation of the Stock Purchase Agreement and its due diligence examination relating to the Transactions. Such fees and expenses are estimated to total approximately $1,500,000. In addition, the costs and expenses of the Company in connection with the Transactions are estimated to total approximately $1,000,000. If the Stock Purchase Agreement is terminated under certain conditions prior to the Second Closing (other than as a result of a material breach by Prometheus of its representations, warranties or obligations thereunder), the Company will be obligated to pay Prometheus a termination fee in the amount of $4,000,000, in addition to the fees and

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                                       10

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expenses incurred by Prometheus.  See "The Transactions--Stock Purchase
Agreement--Fees and Expenses."

     Termination. The Stock Purchase Agreement may be terminated prior to the Second Closing (a) by the Company or Prometheus if Stockholders Approval has not been obtained by January 31, 1998, (b) by Prometheus if the Second Closing has not occurred by January 31, 1998, (c) by Prometheus if the Company breaches any representation, warranty, covenant or agreement except for any breach which would not have a material adverse effect on the Company or Prometheus, and (d) by the Company if Prometheus materially breaches any representation, warranty, covenant or agreement except for any breach which would not have a material adverse effect on the Company. See "The Transactions--Stock Purchase Agreement--Termination."

     Registration Rights. Pursuant to a Registration Rights Agreement between the Company and Prometheus, entered into at the First Closing, holders of the Class AA Preferred Stock, the Class AB Preferred Stock, the debt instruments (if issued), shares of Common Stock issued upon conversion of such Preferred Stock or the debt instruments, and shares of Common Stock issued upon exercise of any Warrants will have certain "demand" registration rights and "piggyback" registration rights with respect to the registration of such securities under the Securities Act of 1933, as amended. See "The Transactions--Registration Rights Agreement."

     Participation Rights and Tag-Along Rights. Under the Stockholders Agreement, Prometheus will have certain participation rights to purchase or subscribe for additional shares of capital stock that the Company sells or issues such that Prometheus will be able to maintain its relative percentage ownership of the Company's capital stock. Prometheus will also have certain "tag-along" rights to sell certain amounts of the Class AA Preferred Stock, Class AB Preferred Stock and Common Stock held by Prometheus, if stockholders who are parties to the Stockholders Agreement propose to sell their Common Stock to third parties. The participation rights and tag-along rights will terminate upon a Termination Event (defined above). See "The Transactions--Stock-holders Agreement --Participation Rights" and "--Tag-Along Rights."

     Proposed Increase in Authorized Common Stock. The Company's certificate of incorporation will be amended, upon Stockholders Approval, to increase the number of authorized shares of Common Stock from 49,000,000 to 99,000,000. An increase in the number of authorized shares of Common Stock is needed to permit, under certain

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                                       11

--------------------------------------------------------------------------------

circumstances, the conversion of the Class AA Preferred Stock, the Class AB Preferred Stock, the debt instruments (if any) and the Warrants to be issued in the Transactions. Additional authorized Common Stock also would provide the Board with flexibility in the management of the Company's capitalization. See "Certificate of Incorporation and Bylaws Amendments."

     Proposal to Amend the 1996 Stock Incentive Plan. At the Special Meeting, the stockholders will vote on a proposal to authorize a 275,000 share increase in the Common Stock subject to the Company's 1996 Stock Incentive Plan (the "Stock Option Proposal"). The Board proposes to increase the shares of Common Stock available for grant under the Plan from 1,125,000 shares to 1,400,000. The Board recommends that stockholders vote for the proposal. As required by the Stockholders Agreement, Prometheus will vote in favor of the proposal the 11,700 shares of Class AA Preferred Stock it acquired at the First Closing, which shares entitle Prometheus to 1,950,000 votes (calculated on an as-converted basis), equal to approximately 14% of the total votes entitled to be cast at the Special Meeting. See "Proposal to Authorize an Increase in the Common Stock Subject to the Company's 1996 Stock Incentive Plan."

     Interests of Certain Persons in the Transactions and the Stock Option Proposal. As described above, the Company is proposing to authorize a 275,000 share increase in the Common Stock subject to the 1996 Stock Incentive Plan. In addition, Prometheus may purchase from certain stockholders, who are parties to the Stockholders Agreement and Stockholders Voting Agreement, approximately 900,000 shares of Common Stock owned by such stockholders for approximately $4,900,000. Accordingly, in considering the Board's recommendation, stockholders should consider that certain directors and officers have certain interests in the Transactions. See "The Transactions--Interests of Certain Persons in the Transactions."

     Intention of Directors and Officers. Under the Stockholders Voting Agreement, certain stockholders, six of whom are directors and officers of the Company, have agreed to vote in favor of the Transactions. Such stockholders own in the aggregate a majority of the outstanding voting stock. The Company's other directors and executive officers, who own in the aggregate approximately 5% of the outstanding voting stock, have indicated that they intend to vote in favor of the Transactions. The Company's directors and executive officers, who own in the aggregate approximately 49% of the outstanding voting stock, and Prometheus, which owns approximately 14% of the outstanding voting stock, intend to vote in favor of the Stock Option Proposal. Therefore, approval of the Transactions and the Stock Option Proposal is assured. See "The Transactions--Stock-

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

holders Voting Agreement."

         Market Price of Common Stock. The closing sales price of the Common Stock, as quoted on the Nasdaq National Market System, on August 14, 1997, the last trading day prior to the public announcement of the Company's execution of the August 14 Agreement, was $6.00 per share. On October __, 1997, the last trading day before the date of this Proxy Statement, the closing sales price was $_______ per share.
















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                                       13

                           FORWARD-LOOKING STATEMENTS

     This Proxy Statement includes "forward-looking" statements that are subject to risks and uncertainties. Such "forward-looking" statements include (a) the Company's ability to realize the business advantages and benefits expected to result from the Company's use of the net proceeds from the transactions (the "Transactions") contemplated by the Amended and Restated Stock Purchase Agreement dated as of September 30, 1997 between the Company and Prometheus Homebuilders LLC (the "Stock Purchase Agreement"), including (i) the expectation that the Company will be able to use the net proceeds to improve its financial condition and performance, (ii) the expectation that the availability of such funds will enable the Company to make additional acquisitions of homebuilders, and achieve additional market diversification and increased economies of scale in purchasing power and spreading of overhead expenses in connection with such additional acquisitions and (iii) the expectation that such additional acquisitions or other uses of the net proceeds could have a positive impact on the Company's earnings; (b) the possibility that Lazard's significant investment in the Company could increase investors' awareness and interest in the Company;
(c) the possibility that, as a result of the expected benefits of the Transactions, the market price of the Common Stock could increase, both directly benefitting the Company's stockholders and enabling the Company to raise capital in the future by additional public offerings of Common Stock; and (d) other statements preceded by, followed by or that include the words "believes," "expects," "intends," "anticipates," "potential" or other similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors, in addition to those discussed elsewhere in this Proxy Statement, could affect the Company's future results and could cause those results to differ materially from those expressed in the forward-looking statements: (a) the inability of the Company to identify or acquire homebuilders meeting the Company's acquisition criteria; (b) the failure of acquired homebuilders, or the Company's existing operations, to perform at anticipated levels; (c) the incurrence of unanticipated liabilities or other adverse contingencies associated with the Company's acquired homebuilders or the Company's existing operations; (d) the competitive environment in markets in which the acquired homebuilders or the Company's existing businesses operate;
(e) fluctuations in interest rates, which may effect the availability of financing to home purchasers and also may affect the Company's cost of capital;
(f) the availability of capital; (g) changes in local, regional or national economic conditions; (h) the availability and cost of labor and materials; (i) the effect of government regulations; (j) the availability and cost of land; (k) changes in home prices; and (l) adverse weather conditions.

                                THE TRANSACTIONS

Background

     The Company was founded on the belief that homebuilding is localized and is most successfully managed by experienced and cycle-tested local managers who have developed the in-depth market knowledge and strong local relationships necessary to succeed in their local markets. Homebuilding, however, is a capital intensive industry due to the need to fund land acquisition and development and home construction, and local builders' capital structure and limited access to capital is a perceived weakness in their operations. The Company's objective is to combine experienced local homebuilders and to provide more capital, on better terms, than would be available to the local homebuilders individually.

     The Company intends to implement its objective of combining local homebuilders through a long-term strategy of the selective acquisition of established homebuilding companies. Management believes that, because of the fragmented nature of the homebuilding industry, there are significant opportunities to acquire a number of existing homebuilding companies that satisfy the Company's profitability, investment return and other criteria. The Company intends to acquire homebuilding companies that the Company believes should have a positive impact on the Company's earnings.

     Since the Company's initial public offering in May 1996, the Company has acquired five additional homebuilders. These acquisitions have been financed by a combination of cash on hand, the issuance of preferred stock and Common Stock and, to a limited extent, the incurrence of additional debt. The acquisitions in 1997 have included the following: On February 28, 1997, the Company acquired the homebuilding assets of D.W. Hutson Construction Company, a homebuilder in the Jacksonville, Florida area, for $9,000,000 in cash, $1,200,000 liquidation value of the Company's Series B Preferred Stock and approximately $8,500,000 in assumed debt. In addition, the Company agreed to issue up to $6,000,000 liquidation value of the Company's Series C Preferred Stock to be issued over a period of up to six years based upon the future financial performance of the acquired business. Effective April 1, 1997, the Company acquired the stock of Wilshire Homes, Inc. (and other related interests), a homebuilding company operating in the areas of Austin and San Antonio, Texas, for $2,900,000 in cash and Common Stock and approximately $13,800,000 of assumed debt. On August 27, 1997, the Company acquired the stock of Don Galloway Homes, Inc. (and other related interests), a homebuilding company operating primarily in Charlotte, North Carolina and in Charleston, South Carolina, for $5,000,000 in cash, a $5,000,000 note, $6,000,000 liquidation value of the Company's Series D Preferred Stock and an earn-out of up to $5,000,000 which will be paid through the year 2000. In addition, the Company assumed debt of approximately $18,600,000.

     Based upon the Company's long-term growth strategy and its rapid pace of acquisition of homebuilders, the Company's management determined that it was necessary to increase the Company's capital. After discussions with several investment bankers and an evaluation of the market for the Common Stock, management concluded that a private sale of equity or debt securities would more likely be completed than a public offering. Management met with several investment bankers and potential investors, and several of them expressed interest in some level of investment in the Company. After evaluation of several preliminary proposals and discussions with certain of the Company's directors, management determined to pursue further its discussions with Lazard Freres Real Estate Investors, LLC ("Lazard"). This determination was based particularly upon Lazard's expressed willingness to invest $75,000,000 to $100,000,000 in the form of an equity investment.

     In May 1997, representatives of Lazard and the Company discussed a potential equity investment in the Company by Lazard or a controlled affiliate. On May 21, 1997, management made an initial presentation to the Board describing Lazard's preliminary proposal.

     Following a series of meetings in late May and early June 1997, the Company's management and Lazard developed a preliminary term sheet for a proposed investment by Lazard in the Company. On June 4, 1997, Lazard made a presentation to the Board with respect to the terms of the preliminary term sheet. Following the presentation, the Board discussed the terms of the preliminary term sheet. The Board unanimously approved the Company entering into the preliminary term sheet with Lazard and authorized management to negotiate definitive transaction documents with Lazard. The Board also authorized the Company to reimburse up to $825,000 of Lazard's expenses in engaging counsel and accountants to assist in the conduct of a thorough due diligence review of the Company and engaging counsel to prepare drafts of the transaction documents.

     During late June, July and August, Lazard and its representative engaged in an extensive due diligence review of the Company's operations and financial condition. Lazard's counsel prepared drafts of proposed transaction documents, and representatives of the Company and its counsel and representatives of Lazard and its counsel engaged in numerous discussions and negotiations with respect to the terms of the proposed transactions.

     On August 13, 1997, management made a presentation to the Board with respect to the proposed transactions, including the terms of the proposed transactions and the variations of the transaction documents from the preliminary term sheet. The Board unanimously approved the proposed transactions and documents and authorized the Company's management to finalize and execute the documents.

     The Company and Prometheus Homebuilders LLC ("Prometheus"), an affiliate of Lazard, entered into a stock purchase agreement dated as of August 14, 1997 (the "August 14 Agreement"). Certain principal stockholders of the Company and Prometheus entered into a stockholders voting agreement dated as of August 14, 1997. On August 15, 1997, the Company announced the principal terms of the transactions under the August 14 Agreement.

     Prior to entering into the August 14 Agreement, the Company requested the advice of the staff of the Nasdaq Stock Market with respect to the compliance of certain voting rights and other provisions included in the transactions with applicable Nasdaq rules. On September 16, 1997, after discussions with the Company's representatives, the Nasdaq staff advised the Company that the transactions as described to the staff complied with the applicable rules, provided that certain changes were made to the terms, including that (i) the market price of the Common Stock included in the test for an Adverse Event (as defined in the certificates of designations for the Class AA Preferred Stock and Class AB Preferred Stock) must represent a significant decrease from the market price at the time of the First Closing, (ii) an Adverse Event must not occur prior to the Second Closing, (iii) in fixing the voting power of the Class AB Preferred Stock on an "as converted" basis, the number of votes must be determined as if the conversion price were 100 percent of the market price of the Common Stock immediately prior to the First Closing and (iv) the vote of the preferred stock issued at the First Closing must not be counted in determining the receipt of Stockholders Approval.

     In addition, the Company and Prometheus, as contemplated by the August 14 Agreement, continued discussions as to the possibility of the issuance of a portion of the Class ABI Preferred Stock through a limited liability company to be formed by the Company. Ultimately, the Company and Prometheus concluded that they could not agree on a mutually acceptable structure for such an issuance.

     The Company and Prometheus agreed to amend the August 14 Agreement to (a) provide that Class AA Preferred Stock, rather than Class AB Preferred Stock, would be issued at the First Closing, (b) delete provisions regarding the possible issuance of a portion of the Class ABI Preferred Stock through a limited liability company to be formed by the Company, (c) provide for the possible issuance of debt instruments through a limited liability company subsidiary formed by the Company in lieu of all or a portion of the Class AB Preferred Stock, subject to further negotiation between the Company and Prometheus, (d) revise certain provisions in accordance with the comments of the Nasdaq staff and (e) revise certain terms of the August 14 Agreement in other respects. The Company's directors reviewed and approved the proposed amendments.

     On September 30, 1997, the Company and Prometheus entered into the Stock Purchase Agreement (as amended and restated). At the First Closing effective September 30, 1997, Prometheus purchased 11,700 shares of Class AA Preferred Stock and 375,000 Warrants for a purchase price of $11,700,000. See "Stock Purchase Agreement -- First Closing."

Certain Effects of the Transactions

     The holders of Class AA Preferred Stock and Class AB Preferred Stock, voting as a single class, will have the exclusive right to elect three directors (each, a "Preferred Stock Director") of a 15-member Board and a proportionate number will serve on each committee of the Board, except for the Executive Committee. The Executive Committee, which will have substantial operational authority, will consist of five members of which two will be Preferred Stock Directors. As the holder of 11,700 shares of Class AA Preferred Stock, which were issued at the First Closing, Prometheus currently has the right to elect three Preferred Stock Directors. Prometheus has not exercised such right as of the date of this Proxy Statement and has informed the Company that Prometheus does not intend to exercise such right until Stockholders Approval, although it reserves the right to do so at any time.

     After the Second Closing, upon the occurrence of an Adverse Event (as defined), the holders of Class AA Preferred Stock and Class AB Preferred Stock, voting as a single class, will be entitled to elect additional Preferred Stock Directors sufficient to cause the Preferred Stock Directors to constitute a majority of the Board and all committees of the Board, including the Executive Committee. See "Stock Purchase Agreement--Class AA Preferred Stock--Voting Rights" and "--Class AB Preferred Stock--Voting Rights."

     In addition, holders of Class AA Preferred Stock and holders of Class AB Preferred Stock will be entitled to vote on all matters voted on by holders of Common Stock, voting together with the Common Stock as a single class at all meetings of the stockholders, except that holders of Class ABII Preferred Stock will not be entitled to vote in the election of directors generally unless the market price of the Common Stock is less than $3.00 per share. Each share of Class AA Preferred Stock will entitle its holder to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the number of shares of Common Stock into which such share of Class AA Preferred Stock is convertible based on the Mandatory Conversion Price (as defined) of $6.00 per share. Each share of Class AB Preferred Stock will entitle its holder to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the number of shares of Common Stock into which such share of Class AB Preferred Stock is convertible based on the closing trading price of the Common Stock on the day immediately preceding the First Closing, which price was $5.25 per share.

     Upon consummation of the Second Closing (as defined) on or before December 30, 1997 (which date is subject to extension to January 31, 1998), Prometheus will have purchased an aggregate of $16,333,000 initial liquidation value (16,333 shares) of Class AA Preferred Stock and $18,667,000 initial liquidation value (18,667 shares) of Class ABI Preferred Stock (and/or a debt instrument in lieu of all or a portion of the Class AB Preferred Stock), having an aggregate of up to approximately 35% of the total voting power of the Company (based on the Mandatory Conversion Price (as defined) of $6.00 per share for the Class AA Preferred Stock, a conversion price (only for the purpose of determining voting rights) of $5.25 per share for the Class ABI Preferred Stock and assuming no other issuances of Common Stock or securities convertible into Common Stock are effected and no Warrants or options have been exercised). Upon consummation of all of the Subsequent Purchases by December 31, 1998, Prometheus will have purchased an aggregate of $35,000,000 initial liquidation value (35,000 shares) of Class AA Preferred Stock and $40,000,000 initial liquidation value (40,000 shares) of Class AB Preferred Stock (and/or a debt instrument in lieu of all or a portion of the Class AB Preferred Stock), having an aggregate of up to approximately 53% of the total voting power of the Company and up to approximately 45% of the total voting power of the Company with respect to the election of directors generally (other than directors elected exclusively by holders of Class AA and Class AB Preferred Stock), subject to increase to up to approximately 53% if the market price of the Common Stock is less than $3.00 per share (based on the same assumptions as above). If the conversion price is adjusted at the option of the holders between September 30, 2001 and September 30, 2003, and the holders of Class AA Preferred Stock thereafter convert such stock into Common Stock, then the voting power of the holders may increase. See "Stock Purchase Agreement--Class AA Preferred Stock--Voting Rights;" "--Class AB Preferred Stock--Voting Rights;" "--Second Closing;" "--Subsequent Closings;" and "--Apportionment of Class AB Preferred Stock."

     In addition, Prometheus may acquire approximately 900,000 shares of Common Stock from certain stockholders. See "The Transactions--Stock Purchase Agreement--Further Purchases."

     Upon consummation of the Second Closing, Prometheus will have acquired 1,000,000 Warrants to purchase one share of Common Stock for each Warrant (subject to adjustment) at an initial exercise price of $7.00 per share (subject to adjustment). The Warrants will be exercisable between September 30, 1999, and September 30, 2004. If the 1,000,000 Warrants are exercised, the holders would have an additional 3% of the total voting power of the Company (based on the same assumptions as above other than the exercise of the Warrants). If the exercise price and the number of shares of Common Stock into which each Warrant will convert upon exercise are adjusted at the option of the holders between September 30, 2001 and September 30, 2003, and the holders of Warrants thereafter exercise the Warrants, then the voting power of the holders may increase. See "Stock Purchase Agreement--Warrants."

     The holders of the Class AA Preferred Stock and the holders of Class AB Preferred Stock will also have certain consent rights. The consent of the holders of at least 66 2/3% of each of the Class AA Preferred Stock, the Class ABI Preferred Stock and the Class ABII Preferred Stock will be necessary to effect or validate certain actions or transactions. See "Stock Purchase Agreement--Class A Preferred Stock--Consent Rights" and "--Class AB Preferred Stock--Consent Rights."

     Further, under the Company's amended certificate of incorporation and bylaws, and the amended bylaws of the Company's subsidiaries, the Company will not, and will not permit any of its subsidiaries to, engage in or agree to engage in certain significant actions or transactions, without either the affirmative vote of over 81% of the directors ("Supermajority Director Approval") or the affirmative vote of over 81% of the members of the Executive Committee ("Supermajority Executive Committee Approval"). Therefore, the Company will need the approval of at least one of the three Preferred Stock Directors on the Board (together with 12 non-Preferred Stock Directors) or the unanimous approval of the Executive Committee, which will include two Preferred Stock Directors, to undertake such significant actions or transactions, which may include the use of proceeds from the Transactions for acquisitions or other purposes. See "Stockholders Agreement--Conduct of Business and "--Certificate of Incorporation and Bylaws Amendments."

     As a result of the foregoing, upon consummation of the Second Closing Prometheus or its transferees who hold the Class AA Preferred Stock and Class AB Preferred Stock will have substantial influence over, and could under certain circumstances exercise effective control of, the direction and management of the Company and the conduct of its business.

     Prometheus's representation on the Board and the Executive Committee, its voting rights, its consent rights and the requirements of Supermajority Director Approval and Supermajority Executive Committee Approval for certain significant actions and transactions and other aspects of the Transactions, including the amendments to the certificate of incorporation increasing the number of authorized shares of Common Stock, could have certain anti-takeover effects, including deterring, delaying or preventing tender offers or other takeover proposals or attempts that might result in the payment to stockholders of a premium over the market price of the Common Stock. The Company, however, did not enter into, and does not view, the Stock Purchase Agreement, the Stockholders Voting Agreement, the Stockholders Agreement, the other Ancillary Agreements, and the Transactions as an anti-takeover measure. The Board is not aware of any current effort by any person or group to obtain control of the Company.

     The Board expects the Transactions to result in substantial benefits for the Company and its stockholders. The Transactions, however, could have the effect of diluting the economic interests and will have the effect of diluting the voting rights, of the existing stockholders. The Company expects to benefit from the participation of Prometheus's designees on the Board and the Executive Committee and other committees; however, there can be no assurances regarding the effect that the influence and participation of Prometheus and the Preferred Stock Directors in the direction and management of the Company will have on the Company's financial performance and condition.

Use of Proceeds

     The Company expects the aggregate net proceeds from the sale of the $35,000,000 initial liquidation value (35,000 shares) of Class AA Preferred Stock, the $40,000,000 initial liquidation value (40,000 shares) of Class AB Preferred Stock, and/or any debt instruments in lieu of all or a portion of the Class AB Preferred Stock, and the 1,000,000 Warrants to be approximately $72,500,000, after payment of related fees and expenses. The Stock Purchase Agreement does not restrict the Company's use of proceeds from the Transactions and, accordingly, the Company may use the net proceeds for any business purpose consistent with the fiduciary duties of the Company's directors and officers. The Company currently expects to use such net proceeds primarily for the selective acquisition of established homebuilding companies. However, the Company may decide to use proceeds from the Transactions for other purposes although the Company currently has no specific plan to do so.

     While, as of the date of this Proxy Statement, the Company is evaluating several prospective acquisitions of homebuilding companies, no determination has been made by the Company to invest net proceeds in such acquisitions, other than as described below. In evaluating potential acquisitions of homebuilders, the Company seeks transactions in which the financial results of the acquired company are expected to be accretive to the Company's earnings per share and financial ratios, both on an historical pro forma basis and on a prospective basis. In addition, the Company seeks homebuilders that are expected to provide strong local management committed to working with the Company and are intended to add geographic and/or product diversification.

     On August 27, 1997, the Company completed the acquisition of Don Galloway Homes, Inc. and related interests ("Galloway"), a homebuilding company operating primarily in Charlotte, North Carolina and in Charleston, South Carolina, for a total transaction price of up to $21,000,000, consisting of $5,000,000 in cash, a $5,000,000 note bearing interest at one percent per annum over the prime rate and initially due on September 30, 1997, $6,000,000 in newly-issued zero dividend convertible and redeemable Series D preferred stock, and an earn-out of up to $5,000,000 which will be paid through the year 2000. In addition, the Company assumed debt of $18,600,000. For the fiscal year ended June 30, 1997, Galloway delivered approximately 470 homes, generating gross revenues of $66,000,000 and pre-tax profit of approximately $7,800,000. As of June 30, 1997, Galloway had a backlog of 235 homes under contract with an aggregate value of approximately $33,000,000.

     Proceeds from the First Closing were used to pay the above-referenced note and to repay advances made for the purchase of Galloway under working capital lines maintained by several of the Company's subsidiaries. Advances under these lines bear interest at floating rates between one-half and two points above the lenders' prime rates, and borrowings under the lines mature annually.

Recommendation of the Board; Reasons for the Transactions

     The Board believes that the Transactions are advisable and in the best interests of the Company and its stockholders, and accordingly, the Board unanimously recommends to the stockholders that they vote their Common Stock in favor of the Transactions. Certain principal stockholders who are members of the Board and who own in the aggregate Common Stock having a majority of the votes entitled to be cast at the Special Meeting have agreed to vote in favor of the Transactions and, accordingly, the Transactions can be approved without the vote of any other stockholders. See "Stockholders Voting Agreement." As of the Record Date, Prometheus was the owner of 11,700 shares of Class AA Preferred Stock, which entitles Prometheus to cast 1,950,000 votes at the Special Meeting. Under the Stock Purchase Agreement, Prometheus will not vote on the proposal to approve the Transactions.

     As part of its review in respect of the Transactions, the Board considered
(a) information concerning the Company's financial performance, condition, business operations and prospects; (b) the proposed terms and conditions of the Transactions documents and the Transactions, including the terms and conditions of the Stock Purchase Agreement, the Class AA Preferred Stock, the Class AB Preferred Stock, the debt alternative, the Warrants, the certificate of incorporation and bylaws amendments and the Stockholders Agreement; (c) the negotiations that led to the terms and conditions of the Transactions documents;
(d) management's assessment of the other preliminary proposals for financing received by the Company; (e) the likelihood of completion of the Transactions;
(f) the potential dilutive effect on the outstanding Common Stock resulting from the issuance of the Class AA Preferred Stock and the Class AB Preferred Stock and the conversion thereof into Common Stock, including the potential downward adjustment of the conversion price of the Class AA Preferred Stock, the issuance of the Warrants and the exercise thereof for Common Stock, including the potential adjustments to increase the number of shares issuable upon exercise and to decrease the exercise price; (g) the business advantages and benefits expected to result from the Company's use of the net proceeds from the Transactions, including the expectation that the Company's financial condition and performance will be improved by the use of the net proceeds and that the availability of such funds will enable the Company to make additional acquisitions which the Company believes could have a positive impact on the Company's earnings; (h) the potential effect of the Class AA Preferred Stock and the Class AB Preferred Stock, and/or debt in lieu of the Class AB Preferred Stock, on the Company's earnings and earnings per share; (i) the possibility that Lazard's significant investment in the Company could increase investors' awareness and interest in the Company; and (j) the possibility that, as a result of the expected benefits of the Transactions, the market price of the Common Stock could increase, both directly benefitting the Company's stockholders and enabling the Company to raise capital in the future by additional public offerings of Common Stock. The Board also noted Lazard's stated interest in purchasing Common Stock from the Company's principal stockholders, potentially providing these stockholders with liquidity for a portion of their shares, which benefit had been anticipated in connection with the Company's initial public offering but had not been realized to date.

     The Board believes that the Transactions are in the best interest of the Company and its stockholders for the following reasons:

     The Board believes that a key to the Company's long-term success is continuing growth through acquisitions. Growth will allow additional market diversification and increased economies of scale in purchasing power and spreading of overhead expenses. The availability of the funds from the Transactions will enable the Company to make additional acquisitions which the Board believes should have a positive impact on the Company's earnings.

     The Board believes that the Transactions should increase investors' awareness and interest in the Company. This may increase the trading market for the Common Stock and may facilitate additional public offerings of the Common Stock in the future.

     The Board believes that the Company's cost of funds from the Transactions is favorable as compared to the other options available to and considered by the Company. Lazard's willingness to permit the Transactions to be completed in a series of closings should permit funding to be coordinated with acquisition closings and help avoid underutilization of the invested funds. Also, the Transactions, as private transactions, permit completion on a rapid schedule.

     The Board considered that the "exclusivity" provisions of the Stock Purchase Agreement preclude the Company during a specified period of time from soliciting alternative transactions. See "Stock Purchase Agreement--No Solicitation." The Stock Purchase Agreement provides, however, that the Company may furnish information to, and enter into discussions or negotiations with, any party that makes an unsolicited bona fide proposal to consummate an alternative transaction, if the Company receives written advice of outside legal counsel that such action is advisable to enable the Board to comply with its fiduciary duties, the Company provides written notice to Lazard and the third party enters into a customary confidentiality agreement with such third person. The Board also noted that the Stock Purchase Agreement provides for the payment by the Company on the closing dates of Lazard's fees and expenses in connection with the Transactions. The Board further noted that the Stock Purchase Agreement provides for the payment of a $4,000,000 termination fee to Lazard as liquidated damages if the Stock Purchase Agreement is terminated under certain circumstances prior to the Second Closing. See "Stock Purchase Agreement--Fees and Expenses." The Board concluded that Lazard would not enter into the Stock Purchase Agreement without those provisions. The Board concluded that, while the existence of the termination fee and transaction expense provisions might reduce the likelihood that a third party would propose an alternative transaction, the Company had determined that it was unlikely that the Company would receive any further third party proposals or that any such proposal would be more favorable to the Company than the Transactions.

     In considering the Transactions, the Board acknowledged that there are certain risks and costs associated with the Transactions, including (a) the possibility that the potential benefits to the Company and the stockholders may not be realized, and that the Company's financial condition and performance may not improve by using the net proceeds including that the Company may not succeed in making timely acquisitions of additional homebuilders or that the acquisitions may not have a positive impact on the Company's earnings; (b) the dilutive effect on the outstanding Common Stock resulting from the issuance of the Class AA Preferred Stock and the Class AB Preferred Stock and/or debt and the conversion thereof into Common Stock, including the potential downward adjustment of the conversion price of the Class AA Preferred Stock, and from the issuance of the Warrants and the exercise thereof for Common Stock, including the potential adjustments to increase the number of shares issuable upon exercise and to decrease the exercise price; (c) the possibility that the cost to the Company of the preferred stock and/or debt may exceed the income from the acquisitions of additional homebuilders; and (d) the possibility that the Second Closing may not occur, resulting in the payment of a termination fee to Lazard and a potential adverse effect on the market price of the Common Stock.

     The Board concluded that the expected benefits and advantages described above, and the likelihood of realizing such benefits, outweighed the risks, costs and disadvantages. In view of the wide variety of factors considered in connection with its evaluation of the Transactions, the Board did not find it practical to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

     The Board unanimously recommends that stockholders vote "FOR" the Transactions.

Consequences if the Transactions Are Not Consummated

     If the Stock Purchase Agreement is terminated under certain conditions prior to the Second Closing (other than as a result of a material breach by Prometheus of its representations, warranties or obligations thereunder), then, in addition to any other rights of Prometheus thereunder, the Company will be obligated to pay Prometheus a termination fee in the amount of $4,000,000 plus the reasonable fees and expenses incurred by Prometheus estimated in the approximate amount of $1,500,000. See "Stock Purchase Agreement--Fees and Expenses." In addition, if the Stock Purchase Agreement is terminated prior to the Second Closing, other than as a result of a material breach by Prometheus of its representations, warranties or obligations thereunder, the exercise price of each outstanding Warrant will immediately be reduced to $0.01 per share. Further, if the Second Closing does not occur, the dividend rate on the Class AA Preferred Stock will remain 12% per annum and the Company will not have the right to require conversion of the Class AA Preferred Stock into Common Stock. See "Stock Purchase

Agreement--Warrants--Adjustment of Exercise Price and Number of Warrant Shares" and "--Class AA Preferred Stock--Dividends."

Absence of Appraisal Rights.

     Under Delaware law, objecting stockholders will have no appraisal, dissenters' or similar rights (i.e., the right to seek a judicial determination of the "fair value" of the Common Stock and to compel the Company to purchase their Common Stock for cash in that amount) with respect to matters presented at the Special Meeting or otherwise with respect to the Transactions, nor will the Company voluntarily accord such rights to stockholders. Therefore, approval by the requisite number of shares of the matters presented at the Special Meeting will bind all stockholders and objecting stockholders will be able to liquidate their Common Stock only by selling it in the market.

Interests of Certain Persons in the Transactions

     In considering the Board's recommendation to vote in favor of the Transactions, stockholders should consider that the Company's directors and officers have certain interests in the Transactions that are different from, or in addition to, the interests of stockholders generally. The Company is submitting for approval of the stockholders and, pursuant to the Stockholders Agreement, Prometheus will vote in favor of, a proposal to increase the number of shares of Common Stock available for grant under the 1996 Stock Incentive Plan. See "Proposal to Authorize an Increase in the Common Stock Subject to the Company's 1996 Stock Incentive Plan." In addition, Prometheus may purchase from certain stockholders, including those stockholders who are parties to the Stockholders Agreement and the Stockholders Voting Agreement, approximately 900,000 shares of Common Stock owned by such stockholders for approximately $4,900,000. As of the date of this Proxy Statement, no agreement has been entered into with respect to such purchases. Further, one of the Company's directors is a director of Furman Selz LLC ("Furman Selz"), which will be paid an investment banking fee in connection with the Transactions.

Expenses of the Transactions

     The Company expects to incur expenses incident to the Transactions of approximately $2,500,000, including (a) reimbursement of fees and expenses incurred by Lazard of approximately $1,500,000, of which approximately $825,000 has been paid to date, and (b) legal fees, an investment banking fee to be paid to Furman Selz, and other expenses. See "Stock Purchase Agreement--Fees and Expenses."

Stock Purchase Agreement

     Purchase and Sale of Securities. Subject to the terms and conditions of the Stock Purchase Agreement, Prometheus will purchase from the Company, and the Company will issue and sell to Prometheus, for an aggregate purchase price of $75,000,000 (a) an aggregate of 35,000 shares, having an initial liquidation value of $35,000,000, of Class AA Convertible Preferred Stock, $0.01 par value per share (the "Class AA Preferred Stock"); (b) an aggregate of 40,000 shares, having an initial liquidation value of $40,000,000, of Class AB Preferred Stock which will be apportioned (as described below) between the Class ABI Convertible Redeemable Preferred Stock, $0.01 par value per share (the "Class ABI Preferred Stock") and the Class ABII Convertible Redeemable Preferred Stock, $0.01 par value per share (the "Class ABII Preferred Stock"); and (c) warrants (the "Warrants") to purchase up to an aggregate of 1,000,000 shares of Common Stock, subject to adjustment in accordance with the terms of the Warrant Agreement. "Class AB Preferred Stock" means the Class ABI Preferred Stock and the Class ABII Preferred Stock. The Company has the right to issue in lieu of all or a portion of the Class AB Preferred Stock, a debt instrument on terms and conditions substantially as favorable to Prometheus as those of the Class ABI Preferred Stock, with the debt to mature on December 31, 2004.

     First Closing. Effective September 30, 1997, Prometheus purchased from the Company 11,700 shares, having an initial liquidation value of $11,700,000 of Class AA Preferred Stock and 375,000 Warrants (the "First Closing") for an aggregate purchase price of $11,700,000. The First Closing was not conditioned on Stockholders Approval (defined below).

     Pursuant to the Stock Purchase Agreement, at the First Closing the Company and Prometheus entered into the Warrant Agreement, the Stockholders Agreement and the Registration Rights Agreement (the "Ancillary Agreements"), all of which are described below. See "Warrants;" "Stockholders Agreement;" and "Registration Rights Agreement." In addition, certain principal stockholders of the Company and Prometheus entered into an Amended and Restated Stockholders Voting Agreement.

     Second Closing. Subject to the terms and conditions of the Stock Purchase Agreement, including Stockholders Approval, at a second closing, Prometheus will purchase from the Company (a) 4,633 shares, having an initial liquidation value of $4,633,000, of Class AA Preferred Stock, (b) 18,667 shares, having an initial liquidation value of $18,667,000, of Class ABI Preferred Stock, and/or a debt instrument in lieu of all or some of the Class ABI Preferred Stock, and (c) 625,000 Warrants, for an aggregate purchase price of $23,300,000 (the "Second Closing"). "Stockholders Approval" means approval by the record holders of the requisite number of shares of outstanding Common Stock of all items necessary to effectuate the transactions contemplated by the Stock Purchase Agreement and the Ancillary Agreements. Under the Stock Purchase Agreement, the Second Closing is to occur on December 30, 1997, or earlier if the Company and Prometheus mutually agree. If Stockholders Approval has not been obtained by December 30, 1997, the Company has the right to extend the date of the Second Closing to January 31, 1998. Stockholders Approval is assured because certain principal stockholders who hold in the aggregate Common Stock having a majority of the votes entitled to be cast at the Special Meeting have agreed to vote in favor of the Transactions. See "Stockholders Voting Agreement" and "Stockholders Approval."

     Upon the consummation of the Second Closing, Prometheus will have purchased 16,333 shares, having an initial liquidation value of $16,333,000, of Class AA Preferred Stock and 18,667 shares, having an initial liquidation value of $18,667,000, of Class AB Preferred Stock, and/or a debt instrument in lieu of all or some of the Class ABI Preferred Stock, and 1,000,000 Warrants and will have paid the Company $35,000,000 for such securities.

     Subsequent Closings. Subject to the terms and conditions of the Stock Purchase Agreement, following the Second Closing, the Company will sell to Prometheus, from time to time at one or more subsequent closings, an aggregate of 18,667 shares, having an initial liquidation value of $18,667,000, of Class AA Preferred Stock and 21,333 shares, having an initial liquidation value of $21,333,000, of Class AB Preferred Stock, apportioned between the Class AA Preferred Stock and the Class AB Preferred Stock in proportionate amounts and apportioned between the Class ABI Preferred Stock and the Class ABII Preferred Stock as described below, and/or a debt instrument in lieu of all or some of the Class AB Preferred Stock, for an aggregate purchase price of $40,000,000 (the "Subsequent Purchases"). At least 20 business days prior to any Subsequent Purchase, the Company is obligated to notify Prometheus of the anticipated date of the subsequent closing and the number of shares of Class AA and Class AB Preferred Stock (and/or the principal amount of the debt instrument) the Company is requiring Prometheus to purchase, which will not be fewer than 10,000 shares of such preferred stock (or less than $10,000,000 principal amount of debt instrument) unless such purchase is of the balance of such preferred stock (or debt). The Company will be obligated to require Prometheus to make all of the Subsequent Purchases on or before December 31, 1998. After the Second Closing, if Prometheus defaults in any of its obligations to fund Subsequent Purchases (other than because of a default of the Company), Prometheus is required to redeliver to the Company for cancellation all Warrants received in excess of one Warrant for every $75 of the amount of Liquidation Preference (defined below) of preferred stock (or debt) issued under the Stock Purchase Agreement.

     Upon the consummation of all of the Subsequent Purchases, Prometheus will have purchased 35,000 shares, having an initial liquidation value of $35,000,000, of Class AA Preferred Stock, 40,000 shares, having an initial liquidation value of $40,000,000, of Class AB Preferred Stock (or $40,000,000 of debt instruments (if issued) or some combination of Class AB Preferred Stock and debt instruments) and 1,000,000 Warrants, for an aggregate price of $75,000,000.

     Apportionment of Class AB Preferred Stock. Under the Stock Purchase Agreement, the parties will apportion the Class AB Preferred Stock to be issued between the Class ABI Preferred Stock and the Class ABII Preferred Stock to ensure that Prometheus has no more than 45% of the total voting power of the Company on the date of issuance of such Class AB Preferred Stock with respect to the election of directors to the Board generally (other than directors elected exclusively by holders of Class AA Preferred Stock and Class AB Preferred Stock), and so that the Company will issue the maximum amount of Class ABI Preferred Stock that it is permitted to issue before issuing any Class ABII Preferred Stock. Such apportionment will not be required until a Subsequent Purchase.

     Further Purchases. Provided that the Company has sold all Subsequent Purchases to Prometheus, the Company may, at its option, request, on not less than 30 business days notice, that Prometheus purchase in the aggregate from the Company, in proportionate amounts and on terms otherwise identical to the terms of the securities referred to above, up to an additional 11,667 shares, having an initial liquidation value of $11,667,000, of Class AA Preferred Stock, up to an additional 13,333 shares, having an initial liquidation value of $13,333,000, of Class AB Preferred Stock, apportioned between Class ABI Preferred Stock and Class ABII Preferred Stock as described above, and/or a debt instrument in lieu of all or some of the Class AB Preferred Stock, and up to an additional 333,250 Warrants (a "Further Purchase"), for an aggregate purchase price of up to $25,000,000. Prometheus may, in its sole discretion, agree to or refuse any such request for a Further Purchase.

     Right of First Refusal. Prometheus will have a right of first refusal with respect to any bona fide offer to purchase up to $25,000,000 of equity capital of the Company. Prometheus must respond to such offer within 30 days and if it does not accept such offer, the Company may proceed with such issuance but is prohibited from raising such capital on terms materially less favorable to the Company without first offering the securities again to Prometheus.

     Class AA Preferred Stock. The following is a summary of the preferences, powers and rights of the Class AA Preferred Stock set forth in a Certificate of Designations, Preferences and Relative Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof ("Class AA Certificate of Designations"). The summary is qualified in its entirety by reference to the full text of the Class AA Certificate of Designations, which is attached hereto as Annex A.

     Number of Shares. The number of authorized shares of Class AA Preferred Stock will be 46,670 shares.

     Rank. With respect to dividends and distributions upon liquidation, dissolution or winding up of the Company, the Class AA Preferred Stock will rank equally with any Parity Stock and senior to the Common Stock and any other equity or other securities into which any convertible indebtedness is convertible which are issued by the Company. "Parity Stock" means (a) the Series A Cumulative Convertible Preferred Stock, (b) the Series B Convertible Preferred Stock, (c) the Series C Convertible Preferred Stock, (d) the Series D Convertible Redeemable Preferred Stock, (e) the Class ABI Preferred Stock, (f) the Class ABII Preferred Stock, and (g) any class or series of stock of the Company authorized after the date that the Company first issues (the "Initial Issue Date") the Class AA Preferred Stock which is entitled to receive payment of dividends, or assets upon liquidation, dissolution or winding up of the Company, on a parity with the Class AA Preferred Stock. See "Certificate of Incorporation and Bylaws Amendments" with respect to the shares of Series A, Series B, Series C and Series D Preferred Stock authorized, issued and outstanding.

     Dividends. The record holders of Class AA Preferred Stock will be entitled to receive dividends, when and as declared by the Board, out of funds legally available for payment of dividends. Such dividends will be payable in cash at the annual rate of 12% of the Liquidation Preference until such time, if any, as the Second Closing occurs. If the Second Closing occurs, such dividends will be payable in cash from and after the Second Closing at the annual rate of 6% of the Liquidation Preference. "Liquidation Preference" means $1,000 per share. Dividends on shares of Class AA Preferred Stock will accrue and be cumulative from the date of issuance of such shares. Dividends will be payable quarterly in arrears when and as declared by the Board on March 31, June 30, September 30 and December 31 of each year (a "Dividend Payment Date"), commencing on

December 31, 1997. For any Dividend Period in which dividends are not paid in full on the Dividend Payment Date first succeeding the end of such Dividend Period, then such accrued and unpaid dividends will be added (solely for the purpose of calculating dividends payable on the Class AA Preferred Stock) to the Liquidation Preference of the Class AA Preferred Stock effective at the beginning of the Dividend Period succeeding the Dividend Period as to which such dividends were not paid and will thereafter accrue additional dividends at the applicable dividend rate until such accrued and unpaid dividends have been paid in full. "Dividend Period" means the period from, and including, the Initial Issue Date to, but not including, the first Dividend Payment Date and thereafter, each quarterly period from, and including, the Dividend Payment Date to, but not including, the next Dividend Payment Date.

     The Company will be required to declare and pay dividends at the applicable dividend rate on each Dividend Payment Date to the extent that funds are legally available for declaration of such dividends. If full dividends are not paid to the holders of Class AA Preferred Stock and of any Parity Stock with respect to any Dividend Period and funds available for payment of dividends are insufficient to permit payment in full to holders of all such stock, then the entire amount legally available for payment of dividends will be distributed ratably among all such holders of Class AA Preferred Stock and of any Parity Stock. The dividends payable in respect of the Class AA Preferred Stock will be a mandatory obligation to the Company, subject only to the limitations set forth in the Delaware General Corporation Law with respect to funds legally permitted to be used for the payment of dividends.

     While any Class AA Preferred Stock is outstanding, (a) the Company will not declare, pay or set apart for payment on any Junior Stock any dividends (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other than Common Stock, together with cash in lieu of fractional shares), (b) the Company will not make any distribution on any Junior Stock, (c) the Company or any of its majority-owned subsidiaries will not purchase, redeem or otherwise acquire any Junior Stock, and (d) no money will be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Class AA Preferred Stock will have been entitled for all previous Dividend Periods have been paid or declared and a sum of money sufficient for such payment has been set apart. "Junior Stock" means the Common Stock, other Common Equity and any class or series of stock of the Company authorized after the Initial Issue Date which is not entitled to receive any dividends in any Dividend Period unless all dividends required to have been paid or declared and set apart for payment on the Class AA Preferred Stock and on any Parity Stock have been so paid or declared and set apart for payment or which is not entitled to receive any assets upon liquidation, dissolution or winding up of the Company until the Class AA Preferred Stock and any Parity Stock have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up. "Common Equity" means all shares of any class of common stock of the Company, including the Common Stock, and any other stock of the Company authorized after the Initial Issue Date, which has the right to participate in the distribution of the assets and earnings of the Company without limit as to per share amount.

     Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the Company, before any payment or distribution will be made to the holders of Junior Stock, the holders of Class AA Preferred Stock will be entitled to be paid out of the Company's assets in cash or property at its fair market value as determined by the Board, the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid thereon to the date of such liquidation, dissolution or such other winding up. If, upon any such liquidation, dissolution or other winding up of the Company the Company's assets are insufficient to permit the payment in full of the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid on the Class AA Preferred Stock and the full liquidating payments on all Parity Stock, then the Company's assets will be ratably distributed among the holders of Class AA Preferred Stock and any Parity Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full. For the purposes of the foregoing, neither the consolidation or merger of the Company into or with another entity or entities, nor the sale, lease, transfer or conveyance of all or substantially all of the Company's assets to another entity, will be deemed a liquidation, dissolution or winding up of the Company.

     Conversion. Holders of shares of Class AA Preferred Stock will have the right at any time after the Initial Issue Date to convert such shares into Common Stock at the then prevailing Optional Conversion Price. "Optional Conversion Price" means initially $6.00 per share subject thereafter to adjustment at the option of the holder during the period between September 30, 2001 and September 30, 2003 (the "Adjustment Period"). A holder of Class AA Preferred Stock will have the right during the Adjustment Period to elect to adjust up to five times per year the Optional Conversion Price for the Class AA Preferred Stock held by such holder, by reference to the then prevailing Adjustment Price as follows:

       Adjustment Price(s)                         Optional Conversion Price(s)
       $   10.01 - 12.00                                  $   5.50
            8.01 - 10.00                                      5.00
            6.01 -  8.00                                      4.00
            4.01 -  6.00                                      3.00
            2.01 -  4.00                                      2.00
            0.00 -  2.00                                      1.00

"Adjustment Price" means, on any date of determination, the average of the closing prices of the Common Stock over the 60 day period prior to such date. If and when the Company makes any adjustment to the Conversion Prices as referred to below (the "Antidilution Adjustments"), the Company will make a like adjustment to the Adjustment Prices set forth above.

     After the date of the Second Closing (if any), at any time during a period when the Average Trading Price is equal to or exceeds $12.00, subject to the Antidilution Adjustments referred to below, the Company will have the right to convert all, but not less than all, of the Class AA Preferred Stock outstanding at such time into Common Stock at the then prevailing Mandatory Conversion Price, provided that on the mandatory conversion date, the Company will have paid all accrued dividends on all shares of Class AA Preferred Stock then outstanding. "Average Trading Price" means, on any date of determination, the average of the closing prices of the Common Stock over the 90 day period prior to such date. "Mandatory Conversion Price" means initially $6.00 per share subject thereafter to the Antidilution Adjustments referred to below.

     For the purposes of conversion, each share of Class AA Preferred Stock will be valued at the Liquidation Preference plus all accrued but unpaid dividends thereon through the relevant conversion date, which value will be divided by the Optional Conversion Price or Mandatory Conversion Price, as applicable, in effect on the conversion date to determine the number of shares issuable upon conversion.

     Certain Antidilution Adjustments will be made to the Optional Conversion Price and the Mandatory Conversion Price (the "Conversion Prices") from time to time upon the following events, subject to certain exceptions and limitations:
(a) if the Company (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (ii) subdivides its outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares, (iv) issues by reclassification of its Common Stock any shares of its capital stock; (b) if the Company distributes any rights or warrants to all holders of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the current market price per share on the applicable record date; (c) if the Company distributes to all holders of its Common Stock (i) any class of capital stock of the Company other than its Common Stock, (ii) any evidence of indebtedness or other securities of the Company or any subsidiary of the Company, (iii) any other assets of the Company or any subsidiary of the Company (other than cash), (iv) distributions in cash in excess of 3% of the net earnings before extraordinary items of the Company for the previous fiscal year, or (v) any rights, options or warrants to acquire any of the foregoing; (d) if the Company issues Common Stock for a consideration per share less than the Current Market Price per share on the date the Company fixes the offering price of such additional shares; (e) if the Company issues any options, warrants or other securities convertible into or exchangeable or exercisable for Common Stock (other than certain preferred stock or securities described in (b) or (c) above) and for a consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such securities less than the Current Market Price per share on the date of issuance of such options, warrants or other securities. "Current Market Price" means, for a share of Common Stock on any date, the average of Quoted Prices for the 30 consecutive trading days commencing 45 trading days before the date in question. "Quoted Price" means the last reported sales price for Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotations System, National Market System, or, if the Common Stock is listed or admitted for trading on a securities exchange, the last reported sales price of the Common Stock on the principal exchange on which the Common Stock is listed or admitted for trading, or if not so reported or listed or admitted for trading, the last reported bid price of the applicable security in the over-the-counter market. The formulas for calculating the Antidilution Adjustments upon the events described above are set forth in the Class AA Certificate of Designations, which is attached hereto as Annex A.

     The Company from time to time may reduce the Conversion Prices by any amount for any period of time if the period is at least 20 business days and if the reduction is irrevocable during the period, but in no event may the Conversion Prices be less than the par value of a share of Common Stock.

     If the Company is party to a merger which reclassifies or changes its Common Stock, upon consummation of such transaction Class AA Preferred Stock will automatically become convertible into the kind and amount of securities, cash or other assets which the holder of Class AA Preferred Stock would have owned immediately after the consolidation or merger, if such holder had converted Class AA Preferred Stock immediately before the effective date of the transaction.

     The Company has reserved and will continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Class AA Preferred Stock in full.

     No Redemption. The Company will not have the right to redeem the Class AA Preferred Stock.

     Voting Rights. The record holders of Class AA Preferred Stock will be entitled to vote on all matters voted on by holders of Common Stock, voting together with the Common Stock as a single class (together with all other classes and series of stock of the Company that are entitled to vote as a single class with the Common Stock) at all meetings of the stockholders of the Company. In any such vote, each share of Class AA Preferred Stock will entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the number of shares of Common Stock into which such share of Class AA Preferred Stock is convertible based on the Mandatory Conversion Price of the Class AA Preferred Stock

     On any matter on which the holders of Class AA Preferred Stock are entitled by law or under the Certificate of Incorporation to vote separately as a class, each such holder will be entitled to one vote for each share held, and such matter will be determined by a majority of the votes cast unless Delaware law or the Class AA Certificate of Designations requires approval by a higher percentage.

     From the earlier of the Stockholders Approval or the request by Prometheus, until a Termination Event (defined below), the number of directors comprising the Board will be equal to 15 and the holders of Class AA Preferred Stock and Class AB Preferred Stock, voting as a single class (separately from other stockholders), will have the exclusive right to elect 3 directors (each such director, a "Preferred Stock Director"). Any increases in the size of the Board will require a proportional increase in the number of Preferred Stock Directors (rounded up to the next whole number) such that the Preferred Stock Directors represent not less than 20% of the votes of the Board. A proportionate number of Preferred Stock Directors will serve on each committee of the Board, provided that the Executive Committee will consist of five members of which two members will be Preferred Stock Directors. The "Executive Committee" means the five-member executive committee of the Board to which substantial operational matters regarding the Company will be delegated. At least one Preferred Stock Director may serve on the board or other governing body of each of the Company's subsidiaries and affiliates, other than operational home building companies. See "Stockholders Agreement--Members of the Board."

     A "Termination Event" means the date on which (a) the aggregate amount of Class AA and Class AB Preferred Stock outstanding is less than 20% of the maximum amount of the Class AA and Class AB Preferred Stock issued or (b) the aggregate remaining investment or commitment to invest in the Company by Prometheus and any of its affiliates (or any single transferee or related group of transferees) is less than the greater of $10,000,000 or 10% of the Company's Market Capitalization, provided that a Termination Event will not occur prior to all closings being consummated under the Stock Purchase Agreement. With respect to (b) above, the value of such investment will be based on the sum of: (i) the greater of the Liquidation Preference of the Preferred Stock and the value of the Common Stock underlying such Preferred Stock (as measured by the Conversion Price) then held by it; (ii) the value of the Common Stock then held by it; and
(iii) the value of the Warrants then held by it. "Market Capitalization" means the market value of the outstanding Common Stock as measured by the 30 trading days preceding any measurement date.

     As a result of the acquisition by Prometheus of 11,700 shares of Class AA Preferred Stock at the First Closing, Prometheus at this time, upon request, has the right, among other things, to require the Company to take all necessary action to permit Prometheus to elect three Preferred Stock Directors to the Board, to have two of such Preferred Stock Directors appointed to the Executive Committee and to have a proportionate number of Preferred Stock Directors serve on each other committee of the Board. Prometheus has indicated that it does not intend to exercise such rights until Stockholders Approval, although it reserves the right to do so at any time.

     The holders of Class AA Preferred Stock and Class AB Preferred Stock, voting as a single class (separately from other stockholders), will be entitled to elect additional Preferred Stock Directors sufficient to cause the Preferred Stock Directors to constitute a majority of the Board and all committees of the Board, including the Executive Committee (the "Additional Preferred Stock Directors") in the following event (an "Adverse Event"): that on any date following the Second Closing that is 60 days after the end of a fiscal quarter of the Company (a "Test Date") both (a) the Average Trading Price of the Common Stock is below $4.375 per share (adjusted in the same manner as the Mandatory Conversion Price to take account of any of the occurrences that would require an Antidilution Adjustment) and (b)(i) the percentage change in the EBT per share of the issued and outstanding Common Stock for the most recent two fiscal quarters as measured against the same two fiscal quarters from the prior fiscal year is less than (ii) the percentage change in the EBT per share of the issued and outstanding common stock of the Comparable Group for the same period as compared against the EBT per share (calculated on the same basis) of the Comparable Group during the same period in the prior fiscal year. "EBT" means earnings before interest expense, income taxes and extraordinary or non-recurring items, all calculated in accordance with generally accepted accounting principles. "Comparable Group" means the following entities: Pulte Corporation; The Ryland Group, Inc.; U.S. Home Corporation; NVR Inc.; Hovnanian Enterprises, Inc.; Toll Brothers, Inc.; Washington Homes, Inc.; Zaring National Corporation; M/I Schottenstein Homes, Inc.; Continental Homes Holding Corp.; Engle Homes, Inc.; Crossman Communities; Beazer Homes USA, Inc.; and D.R. Horton, Inc. The size of the Board and all committees will be automatically increased in order to effect any Additional Preferred Stock Directors. The right of the holders of Preferred Stock to elect Additional Preferred Stock Directors will continue until such time as neither (a) nor (b) above is true for two consecutive Test Dates. See "Stockholders Agreement--Members of the Board."

     The Preferred Stock Directors elected will serve until the next annual meeting or until their respective successors are elected and qualify. Upon the termination of the right to elect Additional Preferred Stock Directors, any Additional Preferred Stock Directors will resign. Any Preferred Stock Director may be removed with or without cause by the vote of the holders of a majority of the outstanding shares of Preferred Stock, voting separately as a single class.

     Preferred Stock Director Designees. Prometheus, which holds 11,700 shares of Class AA Preferred Stock, has informed the Company that of the three Preferred Stock Directors it is entitled to elect, two will be Anthony E. Meyer and Murry N. Gunty. Prometheus has not yet determined its third designee.

     Anthony E. Meyer, age 36, is the Chief Investment Officer and Managing Director of Lazard. In that capacity, Mr. Meyer is responsible for Lazard's investment activities. Prior to joining Lazard in 1994, Mr. Meyer spent nearly ten years in a variety of senior roles with Trammell Crow Group, where he was a general partner and co-founder of Trammell Crow Ventures, the real estate investment and finance affiliate of Trammell Crow Group. From 1990 to 1993 he served as the chief investment officer of Trammell Crow Ventures. Mr. Meyer is a director of Alexander Haagen Properties Inc.

     Murry N. Gunty, age 30, is a vice president of Lazard. In that capacity, Mr. Gunty works on Lazard's investments. Prior to joining Lazard in 1995. Mr. Gunty was employed by J.E. Robert Company where he worked on investment activities involving real estate investment trusts, commercial mortgage-backed securities, and other corporate real estate opportunities. Prior to that, he worked at Trammell Crow Ventures.

     Consent Rights. In addition to any vote or consent of shareholders required by law or the Certificate of Incorporation, the consent of the holders of at least 66 2/3% of the shares of Class AA Preferred Stock at the time outstanding will be necessary to effect or validate the following actions or transactions:
(a) any amendment, alteration or repeal of any provision of the Certificate of Incorporation or of the by-laws of the Company, which affects adversely the voting powers, preferences and rights of the holders of Class AA Preferred Stock; (b) any authorization or creation of or increase in the amount of any shares of any class or any security convertible into shares of any class ranking senior to or on parity with shares of Class AA Preferred Stock (other than the Class AB Preferred Stock) in the distribution of assets on any liquidation, dissolution or winding up of the Company or in the payment of dividends or otherwise; (c) any increase or decrease (other than by conversion) in the total number of authorized shares of Class AA Preferred Stock; (d) any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Company or any of its material subsidiaries of which it owns 50% or more of the voting power, or any consolidation or merger involving the Company or any of such subsidiaries (except mergers between the Company's subsidiaries), or any reclassification or other change of any stock, or any liquidation, dissolution, or winding up of the Company or, unless the Company's obligations under an agreement are expressly conditioned upon the requisite approval of the holders of 66 2/3% of the Class AA Preferred Stock then outstanding, make any agreement or become obligated to do so; (e) any purchase, redemption or other acquisition for value (or payment into or setting aside as a sinking fund for such purpose) of any shares of Common Stock or other capital stock of the Company; or (f) any declaration or payment of any dividends on or declaration or making of any other distribution on account of the Common Stock or setting apart any sum for any such purpose unless all accrued unpaid dividends on Class AA Preferred Stock have been paid in cash.

     Financial Statements. Until the occurrence of a Termination Event, the Company will furnish to the holders of Class AA Preferred Stock all quarterly and annual financial information required to be filed with the Securities and Exchange Commission ("SEC") on Forms 10-Q and 10-K and, with respect to the annual information, a report thereon by the Company's certified independent accountants, and all current reports required to be filed with the SEC on Form 8-K.

     Modification and Waiver. The Class AA Certificate of Designations may be amended and the rights of the holders of the Class AA Preferred Stock waived with the consent of holders of at least 66 2/3% of the shares of the Class AA Preferred Stock then outstanding.

     Class AB Preferred Stock. The following is a summary of the preferences, powers and rights of the Class ABI Preferred Stock set forth in a Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof ("Class ABI Certificate of Designations") and the Class ABII Preferred Stock set forth in a Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof ("Class ABII Certificate of Designations"). The summary is qualified in its entirety by reference to the full text of the Class ABI Certificate of Designations and the Class ABII Certificate of Designations, which are attached hereto as Annexes B and C.

     Number of Shares. The number of authorized shares of Class AB Preferred Stock will be 53,333 shares, which will be apportioned between Class ABI Preferred Stock and Class ABII Preferred Stock.

     Rank. With respect to dividends and distributions upon liquidation, dissolution or winding up of the Company, the Class ABI Preferred Stock and the Class ABII Preferred Stock will rank equally with the Class AA Preferred Stock and any other Parity Stock and senior to the Common Stock and any other equity or other securities into which any convertible indebtedness is convertible which are issued by the Company. With respect to Class ABI Preferred Stock and Class ABII Preferred Stock, "Parity Stock" means (a) the Series A Preferred Stock, (b) the Series B Preferred Stock, (c) the Series C Preferred Stock, (d) the Series D Preferred Stock, (e) the Class AA Preferred Stock, (f) the Class ABII Preferred Stock (with respect to the Class ABI Preferred Stock) and the Class ABI Preferred Stock (with respect to the Class ABII Preferred Stock), and (g) any class or series of stock of the Company authorized after the Initial Issue Date which is entitled to receive payment of dividends, or assets upon liquidation, dissolution or winding up of the Company, on a parity with the Class ABI Preferred Stock and the Class ABII Preferred Stock.

     Dividends. The record holders of Class ABI Preferred Stock and Class ABII Preferred Stock will be entitled to receive dividends, when and as declared by the Board, out of funds legally available for payment of dividends. Such dividends will be payable in cash at the annual rate of 12% of the Liquidation Preference. As with the Class AA Preferred Stock, "Liquidation Preference" with respect to the Class ABI Preferred Stock and Class ABII Preferred Stock means $1,000 per share. Dividends on shares of Class ABI Preferred Stock and Class ABII Preferred Stock will accrue and be cumulative from the date of issuance of such shares. Dividends will be payable quarterly in arrears when and as declared by the Board on March 31, June 30, September 30 and December 31 of each year (a "Dividend Payment Date"), commencing on the Dividend Payment Date following the issuance of any such Class AB Preferred Stock. For any Dividend Period in which dividends are not paid in full on the Dividend Payment Date first succeeding the end of such Dividend Period, then such accrued and unpaid dividends will be added (solely for the purpose of calculating dividends payable on the Class ABI Preferred Stock or the Class ABII Preferred Stock, as applicable) to the Liquidation Preference of the Class ABI Preferred Stock or the Class ABII Preferred Stock, as applicable, effective at the beginning of the Dividend Period succeeding the Dividend Period as to which such dividends were not paid and will thereafter accrue additional dividends at the annual rate of 12% until such accrued and unpaid dividends have been paid in full.

     The Company will be required to declare and pay dividends at the rate of 12% per annum of the Liquidation Preference on each Dividend Payment Date to the extent that funds are legally available for declaration of such dividends. If full dividends are not paid to the holders of Class ABI Preferred Stock, Class ABII Preferred Stock and of any Parity Stock with respect to any Dividend Period and funds available for payment of dividends are insufficient to permit payment in full to holders of all such stock, then the entire amount legally available for payment of dividends will be distributed ratably among all such holders of Class ABI Preferred Stock, Class ABII Preferred Stock and any Parity Stock. The dividends payable in respect of the Class ABI Preferred Stock and the Class ABII Preferred Stock will be a mandatory obligation of the Company, subject only to the limitations set forth in the Delaware General Corporation Law with respect to funds legally permitted to be used for the payment of dividends.

     While any Class ABI Preferred Stock or Class ABII Preferred Stock is outstanding, (a) the Company will not declare, pay or set apart for payment on any Junior Stock any dividends (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other than Common Stock, together with cash in lieu of fractional shares), (b) the Company will not make any distribution on any Junior Stock, (c) the Company or any of its majority-owned subsidiaries will not purchase, redeem or otherwise acquire any Junior Stock, and (d) no money will be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Class ABI Preferred Stock and Class ABII Preferred Stock will have been entitled for all previous Dividend Periods have been paid or declared and a sum of money sufficient for such payment has been set apart. With respect to Class ABI Preferred Stock as well as Class ABII Preferred Stock, "Junior Stock" means the Common Stock, other Common Equity and any class or series of stock of the Company authorized after the Initial Issue Date which is not entitled to receive any dividends in any

Dividend Period unless all dividends required to have been paid or declared and set apart for payment on the Class AB Preferred Stock and on any Parity Stock have been so paid or declared and set apart for payment or which is not entitled to receive any assets upon liquidation, dissolution or winding up of the Company until the Class ABI Preferred Stock, the Class ABII Preferred Stock and any Parity Stock have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

     Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the Company, before any payment or distribution will be made to the holders of Junior Stock, the holders of Class ABI Preferred Stock and Class ABII Preferred Stock will be entitled to be paid out of the Company's assets in cash or property at its fair market value as determined by the Board, the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid thereon to the date of such liquidation, dissolution or such other winding up. If, upon any such liquidation, dissolution or other winding up of the Company the Company's assets are insufficient to permit the payment in full of the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid on the Class ABI Preferred Stock and the Class ABII Preferred Stock and the full liquidating payments on all Parity Stock, then the Company's assets will be ratably distributed among the holders of Class ABI Preferred Stock, Class ABII Preferred Stock and any Parity Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full. For the purposes of the foregoing, neither the consolidation or merger of the Company into or with another entity or entities, nor the sale, lease, transfer or conveyance of all or substantially all of the Company's assets to another entity will be deemed a liquidation, dissolution or winding up of the Company.

     Conversion. Holders of shares of Class ABI Preferred Stock and holders of shares of Class ABII Preferred Stock will have the right at any time on or after September 30, 2001, the fourth anniversary of the date of the First Closing, but before the redemption date, to convert such shares into Common Stock at the Conversion Price described below.

     The Company, at its option, will have the right at any time on or after September 30, 2002, the fifth anniversary of the date of the First Closing, but before the redemption date, to convert all, but not less than all, of the Class ABI Preferred Stock and the Class ABII Preferred Stock outstanding at such time into Common Stock at the Conversion Price described below, provided that on the conversion date the Company will have paid all accrued dividends on all Class ABI Preferred Stock and Class ABII Preferred Stock then outstanding.

     For the purposes of conversion, whether at the election of either the holders of shares of Class ABI Preferred Stock or Class ABII Preferred Stock or the Company as described above, the Conversion Price will be equal to 95% of the Current Market Price (defined above) on the applicable conversation date. Each share of Class ABI Preferred Stock and Class ABII Preferred Stock will be valued at the Liquidation Preference plus all accrued but unpaid dividends thereon through the relevant conversion date, which value will be divided by the Conversion Price in effect on the conversion date to determine the number of shares issuable upon conversion.

     The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 business days and if the reduction is irrevocable during the period, but in no event may the Conversion Price be less than the par value of a share of Common Stock.

     If the Company consolidates or merges with or into, transfers or leases all or substantially all its assets to any person, upon consummation of such transaction Class ABI Preferred Stock and Class ABII Preferred Stock will automatically become convertible into the kind and amount of securities, cash or other assets which the holders thereof would have owned immediately after the consolidation, merger, transfer or lease if such holders had converted such Preferred Stock immediately before the effective date of the transaction.

     The Company has reserved and will continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Class ABI Preferred Stock and Class ABII Preferred Stock in full.

     Redemption. The Company will have the right at its option at any time on or after September 30, 2002, the fifth anniversary of the First Closing, to redeem in whole the Class ABI Preferred Stock and the Class ABII Preferred Stock together at the Redemption Price. The "Redemption Price" means a price per share equal to the Liquidation Preference, plus an amount equal to all cumulative dividends accrued and unpaid on such share to the redemption date.

     Voting Rights. The record holders of Class ABI Preferred Stock will be entitled to vote on all matters voted on by holders of Common Stock, voting together with the Common Stock as a single class (together with all other classes and series of stock of the Company that are entitled to vote as a single class with the Common Stock) at all meetings of the stockholders of the Company. In any such vote, each share of Class ABI

Preferred Stock will entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the number of shares of Common Stock into which such share of Class ABI Preferred Stock would be convertible if the conversion price were $5.25 per share (the closing trading price of the Common Stock on the date immediately preceding the First Closing).

     The record holders of Class ABII Preferred Stock will be entitled to vote on all matters voted on by holders of Common Stock, voting together with the Common Stock as a single class (together with all other classes and series of stock of the Company that are entitled to vote as a single class with the Common Stock) at all meetings of the stockholders of the Company other than in respect of the election of directors, except that the Class ABII Preferred Stock will vote in the election of directors if (a) the price of the Common Stock (as measured by the Current Market Price) is less than $3.00 per share (such amount to be adjusted for stock splits and recombinations as appropriate) and (b) the holder provides notice to the Company that it elects to obtain such voting right. In any vote with respect to which the holders of Class ABII Preferred Stock are entitled to vote with the holders of Common stock as a single class, each share of Class ABII Preferred Stock will entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the number of shares of Common Stock into which such share of Class ABII Preferred Stock would be convertible if the conversion price were $5.25 per share (the closing trading price of the Common Stock on the date immediately preceding the First Closing).

     On any matter on which the holders of Class ABI Preferred Stock or Class ABII Preferred Stock are entitled by law or under the Certificate of Incorporation to vote separately as a class, each such holder will be entitled to one vote for each share held, and such matter will be determined by a majority of the votes cast unless Delaware law or the Certificate of Designations requires approval by a higher percentage.

     As discussed above with respect to the Class AA Preferred Stock, from the earlier of the Stockholders Approval or the request by Prometheus, until a Termination Event (as defined above), the number of directors comprising the Board will be equal to 15 and the holders of Class AA Preferred Stock and Class AB Preferred Stock, voting as a single class (separately from other stockholders), will have the exclusive right to elect 3 Preferred Stock Directors. Any increases in the size of the Board will require a proportional increase in the number of Preferred Stock Directors (rounded up to the next whole number) such that the Preferred Stock Directors represent not less than 20% of the votes of the Board. A proportionate number of Preferred Stock Directors will serve on each committee of the Board, provided that the Executive Committee will consist of five members of which two members will be Preferred Stock Directors. At least one Preferred Stock Director may serve on the board or other governing body of each of the Company's subsidiaries and affiliates, other than operational home building companies. See "The Transactions--Stock Purchase Agreement--Class AA Preferred Stock--Voting Rights" and "--Stockholders Agreement--Members of the Board."

     As discussed above with respect to the Class AA Preferred Stock, upon the occurrence of an Adverse Event (as defined above), which follows the Second Closing, the holders of Class AA Preferred Stock and Class AB Preferred Stock, voting as a single class (separately from other stockholders), will be entitled to elect Additional Preferred Stock Directors sufficient to cause the Preferred Stock Directors to constitute a majority of the Board and all committees of the Board, including the Executive Committee. The size of the Board and all committees will be automatically increased in order to effect any Additional Preferred Stock Directors. The right to elect Additional Preferred Stock Directors will continue until such time as certain conditions are met, as discussed above. See "Class AA Preferred Stock--Voting Rights" and "Stockholders Agreement--Members of the Board."

     Consent Rights. In addition to any vote or consent of stockholders required by law or the Certificate of Incorporation, the consent of the holders of at least 66 2/3% of the shares of Class ABI Preferred Stock or Class ABII Preferred Stock, as applicable, at the time outstanding, will be necessary to effect or validate the following actions or transactions: (a) any amendment, alteration or repeal of any provision of the Certificate of Incorporation or of the by-laws of the Company, which affects adversely the voting powers, preferences and rights of the holders of Class ABI Preferred Stock or Class ABII Preferred Stock; (b) any authorization or creation of or increase in the amount of any shares of any class or any security convertible into shares of any class ranking senior to or on parity with shares of Class ABI Preferred Stock or Class ABII Preferred Stock (other than the Class AA Preferred Stock) in the distribution of assets on any liquidation, dissolution or winding up of the Company or in the payment of dividends or otherwise; (c) any increase or decrease (other than by conversion) in the total number of authorized shares of Class ABI Preferred Stock or Class ABII Preferred Stock; (d) any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Company or any of its material subsidiaries of which it owns 50% or more of the voting power, or any consolidation or merger involving the Company or any of such subsidiaries (except mergers between the Company's subsidiaries), or any reclassification or other change of any stock, or any dissolution, liquidation, or winding up of the Company or, unless the Company's obligations under an agreement are expressly conditioned upon the requisite approval of the holders of 66 2/3% of the Class ABI Preferred Stock and the

Class ABII Preferred Stock then outstanding, make any agreement or become obligated to do so; (e) any purchase, redemption or other acquisition for value (or payment into or setting aside as a sinking fund for such purpose) of any shares of Common Stock or other capital stock of the Company; or (f) any declaration or payment of any dividends on or declaration or making of any other distribution on account of the Common Stock or setting apart any sum for any such purpose unless all accrued unpaid dividends on Class ABI Preferred Stock and Class ABII Preferred Stock have been paid in cash.

     Financial Statements. Until a Termination Event occurs, the Company will furnish to the holders of Class ABI Preferred Stock and Class ABII Preferred stock all quarterly and annual financial information required to be filed with the SEC on Forms 10- Q and 10-K and, with respect to the annual information, a report thereon by the Company's certified independent accountants and all current reports required to be filed with the SEC on Form 8-K.

     Modification and Waiver. The Class ABI Certificate of Designations or the Class ABII Certificate of Designations may be amended and the rights of holders of the Class ABI Preferred Stock or the Class ABII Preferred Stock waived with the consent of holders of at least 66 2/3% of the shares of the Class ABI Preferred Stock or the Class ABII Preferred Stock, respectively, then outstanding.

     Debt Alternative. The Company and Prometheus have agreed that the Company, at its option, may issue a debt instrument in lieu of all or any portion of the Class AB Preferred Stock, provided that such debt instrument has terms and conditions, including voting rights, no less favorable to Prometheus than the terms and conditions of the Class ABI Preferred Stock and that such debt would mature on December 31, 2004. The Company may consider issuing debt in lieu of a portion of the Class AB Preferred Stock depending upon the Company's evaluation of (i) the relative cost of the issuance of debt versus the cost of issuance of preferred stock, including the federal income tax impact on the Company and (ii) the benefit to the Company, including the financial and accounting impact and the financial markets' evaluation, of the issuance of additional debt as opposed to the issuance of additional equity.

     The Company has not made any determination as to the amount of debt, if any, it might seek to issue in lieu of Class AB Preferred Stock, and the Company's ability to utilize this right to issue debt in lieu of Class AB Preferred Stock is subject to compliance with the Indenture governing the Company's Senior Notes, which, with certain exceptions, restricts the Company's ability to incur additional indebtedness.

     The Stock Purchase Agreement also provides that, prior to the Second Closing, the Company and Prometheus shall cooperate with a view to structuring the issuance of a portion of any debt issued in lieu of Class AB Preferred Stock through a limited liability company subsidiary of the Company. Under the Indenture, a debt issuance by such a subsidiary could be structured in such a manner so as not to be subject to the Indenture's restrictions on the issuance of additional debt. The Company has currently proposed to Prometheus that the Company would organize a new subsidiary in the form of a limited liability company (the "LLC") and that Prometheus make a portion of its investment through the acquisition of debt issued by the LLC in place of the issuance of an equal amount of Class AB Preferred Stock (the "LLC Debt Proposal"). Although the Company and Prometheus are engaged in discussions with respect to the LLC Debt Proposal, Prometheus is not obligated to agree to any such structure, and there can be no assurance that the Company and Prometheus will agree on the LLC Debt Proposal or a similar proposal or as to the portion, if any, of Prometheus' investment which would be made through debt of the LLC.

     Warrants. Under the Stock Purchase Agreement, Prometheus will receive an aggregate of 1,000,000 Warrants. In accordance with the Stock Purchase Agreement, the Company and Prometheus entered into a Warrant Agreement at the First Closing. Prometheus acquired 375,000 Warrants at the First Closing. See "First Closing." Prometheus will receive 625,000 Warrants at the Second Closing. See "Second Closing."

     The following is a summary of certain terms and conditions of the Warrants as set forth in the Stock Purchase Agreement and the Warrant Agreement.

     Initial Exercise Price and Payment. Pursuant to the Stock Purchase Agreement, each Warrant entitles the holder to purchase initially one share of Common Stock at an initial exercise price of $7.00 per share, subject to certain adjustments (the "Exercise Price") set forth in the Warrant Agreement. The Common Stock issuable on exercise of the Warrants is referred to as the "Warrant Shares."

     Payment of the Exercise Price may be made at the Warrant holder's option in cash or through the surrender of debt or preferred equity securities of the Company having a principal amount or liquidation preference, as the case may be, equal to the aggregate Exercise Price to be paid. As an alternative to the payment of the Exercise Price, each Warrant holder may exercise his right to receive Warrant Shares on a net basis, such that, without the payment of any funds, the Warrant holder receives that number of Warrant Shares otherwise issuable upon exercise of his Warrants less that number of Warrant Shares having an aggregate fair market value at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by the holder of the Warrant Shares. Fair market value of the Warrant Shares will be determined in good faith by a majority of the Non-Preferred Stock Directors of the Company, as of the date of any such exercise, subject to the right of the holders of a majority of the Warrants to challenge such determination. Any such dispute will be resolved by an investment banking firm selected by the Company and acceptable to such Warrant holders. "Non-Preferred Stock Directors" means directors of the Company excluding any director elected by the holders of the Preferred Stock voting as a separate class.

     Exercise Period. The Warrants are exercisable during the period commencing on September 30, 1999, until September 30, 2004.

     Adjustments Based on Common Stock Market Price. Between September 30, 2001 and September 30, 2003, a holder of Warrants will have the right to elect to adjust up to five times per year (a) the Exercise Price of each Warrant and (b) the number of shares of Common Stock into which each Warrant held by such holder will convert upon exercise of the Warrants, by reference to the Adjustment Price, as follows:


Adjustment Price($)       Exercise Price($)       Additional Shares Per Warrant
    20.01 or greater             7.00                        0.00
    17.51 - 20.00                7.00                        0.33
    15.01 - 17.50                7.00                        0.667
    12.01 - 15.00                7.00                        1.00
    10.01 - 12.00                6.50                        1.25
     8.01 - 10.00                6.00                        1.50
     6.01 -  8.00                5.00                        1.75
     4.01 -  6.00                4.00                        2.00
     2.01 -  4.00                3.00                        2.25
     0.00 -  2.00                2.00                        2.50


     The "Adjustment Price"with respect to the Warrants means the average of the Quoted Price (as defined above) of the Common Stock for the 60 days preceding such adjustment. For purposes of illustration, assuming the holder makes an election during the adjustment period, if the average of the closing prices of the Common stock for the 60 days preceding is $9.00 per share, the total number of Warrant Shares will be 2,500,000 and the Exercise Price will be $6.00 per share.

     If the Company makes any adjustment to the Exercise Price as referred to below, the Adjustment Prices set forth above will be adjusted in like manner.

     Adjustment of Exercise Price and Number of Warrant Shares. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the following events, subject to certain exceptions and limitations: (a) if the Company (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (ii) subdivides its outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares, (iv) issues by reclassification of its Common Stock any shares of its capital stock; (b) if the Company distributes any rights or warrants to all holders of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the Current Market Price (as defined above) per share on the applicable record date; (c) if the Company distributes to all holders of its Common Stock (i) any class of capital stock of the Company other than its Common Stock, (ii) any evidence of indebtedness or other securities of the Company or any subsidiary of the Company, (iii) any other assets of the Company or any subsidiary of the Company (other than cash), (iv) distributions in cash in excess of 3% of the net earnings before extraordinary items of the Company for the previous fiscal year, or (v) any rights, options or warrants to acquire any of the foregoing; (d) if the Company issues Common Stock for a consideration per share less than the Current Market Price per share on the date the Company fixes the offering price of such additional shares; (e) if the Company issues any options, warrants or other securities convertible into or exchangeable or exercisable for Common Stock (other than certain preferred stock or securities described in (b) or (c) above) and for a consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such securities less than the Current Market Price per share on the date of issuance of such options, warrants or other securities. The formulas for calculating the adjustments upon the events described above, which are set forth in the Warrant Agreement, are substantially similar to the comparable formulas in the Class AA Certificate of Designations.

     The Company from time to time may reduce the Exercise Price by any amount for any period of time if the period is at least 20 business days and if the reduction is irrevocable during the period, but in no event may the Conversion Prices be less than the par value of a share of Common Stock.

     If the Company consolidates or merges with or into, or transfers or leases all or substantially all of its assets to any person, upon consummation of such transaction the Warrants will automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if such holder had exercised the Warrant immediately before the effective date of the transaction.

     Upon each adjustment of the Exercise Price as described above, each Warrant outstanding prior to the making of the adjustment in the Exercise Price will be adjusted with respect to the number of shares of Common Stock that each Warrant entitles the holder to purchase. The formula for calculating such adjustment to the number of Warrant Shares is set forth in the Warrant Agreement.

     Notwithstanding the foregoing, if the Stock Purchase Agreement is terminated prior to the Second Closing (other than as a result of a default by Prometheus of its obligations thereunder), the Exercise Price of each Warrant then outstanding will immediately be reduced to $0.01.

     The Company will reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in treasury, to enable it to satisfy its obligation to issue Warrant Shares upon exercise of the Warrants, the maximum number of shares of Common Stock which may be deliverable upon the exercise of all outstanding Warrants as determined in good faith by the Board from time to time based on the Exercise Price in effect at such time.

     Listing and Registration. The Company will from time to time, at its expense, (a) take all action necessary so that the Warrant Shares, immediately upon their issuance and upon the exercise of Warrants, will be listed and maintained on the principal securities exchanges and markets on which other shares of Common Stock are then listed and (b) register under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), all shares of Common Stock issuable upon exercise if and at the time that any existing shares of the Company's capital stock are so registered.

     HSR Act. Promptly after receipt of notice from any Warrant holder of its intention to exercise any Warrants, the Company will make any filings required to be made under the Hart-Scott-Rodino Improvements Act of 1976 (the "HSR Act") in connection with such exercise. The applicable waiting period, including any extension thereof, under the HSR Act must expire or terminate prior to the issuance of any Warrant Shares upon exercise of Warrants.

     Certain Covenants and Actions Prior to Second Closing. The Stock Purchase Agreement provides that upon the terms and conditions contained therein, the Company, both before and after each closing, will use all reasonable efforts to consummate the Transactions. In addition, the Company has agreed that from the date of the Stock Purchase Agreement to the earlier of the Second Closing or termination of the Stock

Purchase Agreement in accordance with its terms, the Company and its subsidiaries will conduct their business in the ordinary and usual course, and neither the Company nor any of its subsidiaries will engage in certain significant actions or transactions without the prior consent of Prometheus. See "Stockholders Agreement."

     The Company and Prometheus have also agreed that from the date of the Stock Purchase Agreement through the Second Closing: (a) the Company will take all actions necessary to hold a meeting of stockholders to consider and vote upon the adoption and approval of the Transactions, and, except to the extent otherwise determined in good faith by the Board in the exercise of its fiduciary duties (taking into account the advice of outside counsel), the Board will (i) recommend to the Company's stockholders that they vote in favor of the adoption and approval of all matters necessary to effectuate the Transactions, (ii) use its reasonable best efforts to solicit from the Company's stockholders proxies in favor of such adoption and approval, and (iii) take all actions reasonably necessary to secure a vote of the stockholders in favor of such adoption and approval; (b) the Company will use its reasonable best efforts and take all action reasonably necessary to obtain the confirmation of Nasdaq that the Transactions will not violate certain rules set forth in the National Association of Securities Dealers, Inc. ("NASD") Manual applicable to issuers listed on the Nasdaq National Market System; (c) neither the Company nor Prometheus will issue any press release with respect to the Stock Purchase Agreement or the Transactions without the other's reasonable consent, except as required by applicable laws; (d) the Company will provide Prometheus with access to the Company's premises, books and records; (e) the Company and Prometheus will each give prompt notice to the other of any event likely to cause a representation or warranty in the Stock Purchase Agreement to be materially untrue or inaccurate, or any material failure to comply with or satisfy any covenant or condition contained therein, and will use all reasonable efforts to remedy such failure, and the Company will promptly notify Prometheus of any material development involving the operations or activities of the Company or its subsidiaries; (f) the Company, its affiliates and their respective directors, officers, employees, representative or agents will not solicit certain proposals or transactions alternative to the Transactions (see "The Transactions--Stock Purchase Agreement--No Solicitation"); (g) to the extent that the HSR Act is determined to be applicable to the Transactions, the Company and Prometheus will file all documents and items required under the HSR Act; (h) the Company will take all actions reasonably necessary to ensure that the Transactions will not result in the acceleration or creation of any rights of any persons under any employee plan of the Company; (i) on the date of the Stockholders Approval, the Board will take or cause to be taken all actions necessary or desirable (x) to cause the Board to consist of 15 directors, three of whom will be elected by Prometheus, and (y) to effect certain bylaws amendments; (j) prior to the Second

Closing, the Board will take or cause to be taken all actions necessary or desirable to file certain amendments to the Certificate of Incorporation with the Secretary of State of the State of Delaware; (k) on or prior to the appointment of the Preferred Stock Directors to the Board, the Company will ensure that each director of the Company on and after the date of such appointment will receive certain liability insurance coverage, in no event less than $25,000,000; and (l) the Company and Prometheus will keep confidential all information provided to each pursuant to the Stock Purchase Agreement, subject to certain exceptions.

     Immediately after Stockholders Approval, (a) the Board and the board of directors of each subsidiary of the Company will adopt certain bylaws amendments, (b) certain amendments to the certificates of incorporation of the Company and its subsidiaries will be filed with the Secretary of State of the State of Delaware, and (c) the Preferred Stock Directors will be appointed to the Board. Upon the request of Prometheus, however, the Company will take the actions set forth in clauses (a) and (c) above prior to Stockholders Approval.

     No Solicitation. Under the Stock Purchase Agreement, until the Second Closing has occurred, neither the Company nor any of its affiliates nor any of their respective directors, officers, employees, representatives or agents will solicit or initiate any discussions, submissions of proposals or offers or negotiations with, participate in any negotiations or discussions with, provide any information or data of any nature whatsoever to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by, any third party concerning any Alternative Transaction. "Alternative Transaction" means any merger, consolidation (other than insofar as such merger or consolidation relates exclusively to the acquisition by the Company or one of its subsidiaries of companies or businesses engaged primarily in the same business as the Company), sale of substantial assets not in the ordinary course, sale of shares of existing or future capital stock or other equity securities or securities convertible into equity securities or derivatives thereof (other than pursuant to employee stock options), recapitalization, capital infusion, incurrence of material additional indebtedness except pursuant to existing lines of credit or refinancings thereof, debt restructuring or similar transaction involving the Company or any of its subsidiaries, or any division of the Company or any of its subsidiaries.

     Notwithstanding the foregoing, nothing contained in the Stock Purchase Agreement will prohibit the Board from (a) furnishing information or affording access to properties, books or records to, or entering into discussions or negotiations with, any person or entity in connection with any unsolicited bona fide proposal by such person or entity to enter into any Alternative Transaction or entering into an Alternative Transaction if, and only to the extent that, (i) the Company receives the written advice of outside legal counsel that such action is advisable to enable the Board to comply with its fiduciary duties imposed by applicable law and (ii) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Company (X) provides written notice to Prometheus to the effect that it is furnishing information or affording access to properties, books or records to, or entering into discussions or negotiations with, such person or entity and (Y) receives from such person or entity an executed confidentiality agreement on terms and in form customary for similar transactions or (b) with regard to an Alternative Transaction, complying with Rule 14e-2 promulgated under the Exchange Act, which requires, following the publication or announcement of a tender offer for a company, the publication or other dissemination to the subject company's security holders of such company's recommendations with respect to the tender offer and its reasons therefor. As part of the written notice to be provided to Prometheus as described above, the Company will indicate the identity of the offeror and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter will use reasonable efforts to keep Prometheus informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. The Company will not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party.

     Conditions to Closings. The respective obligations of the Company and Prometheus to consummate the Transactions in respect of each purchase of Class AA Preferred Stock, Class AB Preferred Stock or Warrants by Prometheus (each a "Closing") are subject to the satisfaction or waiver, on or prior to the relevant Closing Date (defined below) of each of the following conditions: (a) there will be no injunction or court order restraining consummation of the Transactions and no pending or threatened action or proceeding by or before a court or governmental body brought by or on behalf of any governmental entity seeking to restrain or invalidate all or any portion of the Transactions, and no law or regulation will have been adopted making all or any portion of the Transactions illegal; (b) any waiting period applicable to the Transactions under the HSR Act will have expired or been terminated; (c) The Nasdaq Stock Market, Inc. ("Nasdaq") will have informed the Company that the Transactions will not violate certain rules set forth in the NASD Manual applicable to issuers listed on the Nasdaq National Market System; and (d) Nasdaq will not have indicated any intention to delist the Common Stock. "Closing Date" means, with respect to any Closing, the date of such Closing, which will be the third business day following the date on which the conditions set forth in the Stock Purchase Agreement with respect to such Closing are satisfied or duly waived, or if the Company and Prometheus mutually agree on a different date, the date upon which they have mutually agreed.

     The obligation of the Company to consummate the Transactions on the applicable Closing Date with respect to each Closing is subject to the satisfaction or waiver, on or prior to the relevant Closing Date, of each of the following conditions: (a) all representations and warranties of Prometheus in the Stock Purchase Agreement will be true and correct in all material respects and Prometheus will have performed in all material respects all agreements and covenants required to be performed by it under the Stock Purchase Agreement prior to or at the applicable Closing Date, and will deliver a certificate to such effect; (b) all consents, approvals, permits and waivers from governmental entities necessary to consummate the Transactions will have been obtained, unless the failure to obtain any such consent, approval, permit or waiver would not have a Material Adverse Effect (defined below) on the Company; (c) Prometheus will have delivered to the Company an opinion of its counsel in form and substance reasonably acceptable to the Company; and (d) Prometheus will have furnished to the Company such certificates to evidence compliance with the conditions set forth in the Stock Purchase Agreement as may reasonably be requested by the Company. "Material Adverse Effect" means, with respect to any person or entity, an event, occurrence or condition that has had or reasonably would be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities, working capital, operations or prospects of such person or entity and its subsidiaries (if any), taken as a whole.

     The obligation of Prometheus to consummate the Transactions on the applicable Closing Date with respect to each Closing is subject to the satisfaction or waiver, on or prior to the relevant Closing Date, of each of the following conditions: (a) all representations and warranties of the Company in the Stock Purchase Agreement will be true and correct in all material respects and the Company will have performed in all material respects all agreements and covenants required to be performed by it under the Stock Purchase Agreement prior to or at the applicable Closing Date, and will deliver a certificate to such effect; (b) all consents, approvals, permits and waivers from governmental entities necessary to consummate the Transactions will have been obtained, unless the failure to obtain any such consent, approval, permit or waiver would not have a Material Adverse Effect on the Company or Prometheus; (c) the Company will have delivered to Prometheus an opinion of its counsel in form and substance reasonably acceptable to Prometheus; (d) the Company will have furnished to Prometheus such certificates to evidence compliance with the conditions set forth in the Stock Purchase Agreement as may reasonably be requested by Prometheus; (e) since the date of the Stock Purchase Agreement, there will not have been any Material Adverse Effect on the

Company; (f) the Company, its stockholders, and the Board will have taken all necessary action so that immediately upon Stockholders Approval (i) the Board will consist of 15 directors, (ii) Prometheus may elect three members of the Board effective as of Stockholders Approval, (iii) as of the date of Stockholders Approval, a five-member Executive Committee of the Board of Directors will have been established, and (iv) two members nominated by Prometheus will have been appointed to the Executive Committee; (g) the Company will have entered into and delivered to Prometheus the Ancillary Agreements; and
(h) the Existing Stockholders Agreement (defined below) will be, or will have been amended, if necessary, to be, consistent with the Stock Purchase Agreement and the Ancillary Agreements. The "Existing Stockholders Agreement" means that certain Stockholders Agreement, dated as of April 15, 1996, by and among certain stockholders of the Company.

     In addition to the foregoing, the respective obligations of the Company and Prometheus to consummate the Transactions on the Second Closing and Subsequent Closings are subject to the satisfaction or waiver, on or prior to the Second Closing or the date of any Subsequent Closing (as the case may be), of the condition that the Stockholders Approval will have been obtained. Further, the obligation of Prometheus to consummate the Transactions on the Second Closing or on Subsequent Closings are subject to the satisfaction or waiver, on or prior to the Second Closing or the date of any Subsequent Closing (as the case may be), of the following conditions: (a) the certificate of incorporation amendments and the bylaws amendments in a form satisfactory to Prometheus will have become effective; (b) the Company will have provided evidence of compliance with certain insurance provisions under the Stock Purchase Agreement; and (c) the Company will have amended the employment agreement of James J. Martell, Jr. in form and substance satisfactory to Prometheus to require that he devote at least 95% of his working time to conducting the Company's business affairs and to include customary non-compete provisions and, if Prometheus in its sole discretion requires, the Company will have entered into an employment agreement on similar terms with J. Marshall Coleman. "See "Second Closing;" "Stockholders Voting Agreement;" and "Stockholders Approval."

     Representations and Warranties. The Stock Purchase Agreement contains representations and warranties by the Company concerning, among other things:
(a) due organization, existence and good standing of the Company and its subsidiaries and similar corporate matters; (b) capitalization of the Company on the date of the Stock Purchase Agreement and the absence of preemptive rights or obligations to issue or sell, repurchase, redeem or register shares of the Company's or any subsidiary's capital stock; (c) authorization and validity of the Class AA Preferred Stock, the Class AB Preferred

Stock, Common Stock issuable upon conversion of the Class AA Preferred stock or Class AB Preferred Stock ("Conversion Shares") and Warrant Shares; (d) the Company's authority to enter into and, subject to obtaining Stockholders Approval, perform, and the execution, delivery, validity and enforceability of, the Stock Purchase Agreement and the Ancillary Agreements; (e) the absence of
(i) conflict with or violation of the certificate of incorporation or bylaws of the Company or any of its subsidiaries, (ii) conflict with or violation of or default, right of termination, cancellation or acceleration under any Material Agreement (defined below), (iii) loss of a benefit which would have a Material Adverse Effect, (iv) the creation of any encumbrance upon the properties of the Company or any of its subsidiaries or (v) the violation of any applicable law, as a result of the Company entering into and performing the transactions contemplated by the Stock Purchase Agreement and the Ancillary Agreements; (f) governmental approvals required to enter into the Stock Purchase Agreement and the Ancillary Agreements and to consummate the Transactions; (g) ownership and valid issuance of the outstanding capital stock or other equity interests of each subsidiary of the Company; (h) employee benefit plans and similar agreements; (i) filing of required documents with the SEC, absence of untrue or misleading statements of material facts or omissions of material facts in such documents and compliance with applicable requirements of the federal securities laws and generally accepted accounting principles; (j) the absence of (i) undisclosed liabilities of the Company or any of its subsidiaries expected to have a Material Adverse Effect on the Company or (ii) undisclosed Material Agreements (defined below); (k) the absence of certain undisclosed material events, occurrences, liabilities, transactions, agreements, commitments or changes in the Company since December 31, 1996; (l) compliance with all applicable laws; (m) the absence of any undisclosed litigation, investigation or proceeding pending or threatened with respect to the Company, any of its subsidiaries, the Stock Purchase Agreement or any of the Ancillary Agreements, and the absence of knowledge of facts likely to give rise to any such proceeding having a Material Adverse Effect on the Company; (n) the truth and accuracy of the Company's representations and warranties in the Stock Purchase Agreement, the schedules thereto and the certificates delivered thereunder, and the good faith preparation of and reasonableness of assumptions underlying the financial projections of the Company; (o) taxes; (p) real properties owned by the Company or any of its subsidiaries; (r) environmental matters; (s) insurance policies;
(t) sufficiency of the tangible assets of the Company and its subsidiaries for the conduct of their businesses, and the conformity thereof with applicable laws; (u) the absence of undisclosed Material Agreements of the Company and each of its Subsidiaries and the absence of any undisclosed breach or default thereunder having a Material Adverse Effect on the Company; (v) accuracy and fairness of books and records; (w) labor matters; (x) the absence of illegal finder's fees or commissions; (y) the absence of false or misleading statements or omissions in this Proxy Statement, other than with respect to information provided by Prometheus, as to which the Company makes no representations, and the compliance of this Proxy Statement with the Exchange Act and the rules and regulations thereunder; (z) resolutions of the Board relating to the approval of the Transactions; (aa) intellectual property; (bb) the absence of any undisclosed sale by the Company of unregistered securities since the date of the Company's initial public offering and the compliance of the Transactions with federal and state securities laws; (cc) the absence of agreements to sell the capital stock, material assets or business of the Company or any of its subsidiaries, other than with respect to the Stock Purchase Agreement or to effect any merger, liquidation, dissolution, recapitalization or other reorganization of the Company; (dd) the absence of broker's fees, finder's fees or other fees or commissions in connection with the Transactions; and (ee) the absence of undisclosed related party transactions.

     In addition, the Stock Purchase Agreement contains representations and warranties by Prometheus concerning, among other things: (a) due organization, existence and good standing of Prometheus and similar corporate matters; (b) authority to enter into and perform, and the execution and delivery, validity and enforceability of, the Stock Purchase Agreement and the Ancillary Agreements; (c) the absence of conflict with, violation of, or default under, or the creation of any encumbrance under, any applicable legal requirement, governing instrument or contractual obligation, except as would not materially adversely effect Prometheus's ability to consummate the Transactions; (d) governmental approvals required to enter into the Stock Purchase Agreement and the Ancillary Agreements and to consummate the Transactions; (e) purchase of the Class AA Preferred Stock, Class AB Preferred Stock and Warrants by and for Prometheus's own account and for investment purposes only, acknowledgment of the restrictions on resale of the Class AA Preferred Stock, Class AB Preferred Stock, Warrants, Conversion Shares and Warrant Shares, and other matters under federal securities laws; (f) the absence of false or misleading statements or omissions in the information supplied by Prometheus or any of its affiliates for inclusion in this Proxy Statement; and (g) the absence of any broker, finder or other intermediary employed by Prometheus or asserting a valid claim against Prometheus for fees or commissions in connection with the Transactions.

     Certain of the representations and warranties of the Company and Prometheus are subject to exceptions and limitations. The Stock Purchase Agreement provides that all representations and warranties contained therein will survive all of the Closings and remain in full force and effect until December 31, 2000, except that (i) certain representations and warranties will survive until a specified later date, indefinitely or until the applicable statute of limitations has expired and (ii) there will be no termination of any representation or warranty as to which (a) a bona fide claim has been asserted prior to such Closing Date or (b) Prometheus had actual knowledge of any breach thereof prior to such Closing Date.

     "Material Agreements" means all of the following Contracts (defined below) to which the Company or any of its Subsidiaries is a party: (a) all Contracts which (i) involve payments by or to any Person, of more than $50,000 in cash or other property or services, (ii) extend for a term of more than 30 days from the date of the Stock Purchase Agreement (unless the same is (y) cancelable on not more than 30 days' notice without fee, premium or penalty or (z) motor vehicle or equipment leases not involving payments in excess of $50,000), (b) all loan agreements and commitments, credit agreements, indentures, promissory notes, mortgages, deeds of trust, pledge or security agreements, factoring agreements, conditional sales Contracts, letters of credit or other agreements or instruments evidencing, securing or issued in connection with any liability of the Company or any of its subsidiaries, (c) all operating leases or capital leases for equipment to which the Company is a party involving annual payments in excess of $50,000 per lease, (d) all union, labor or collective bargaining Contracts, (e) all consulting, management, development, leasing brokerage or similar agreements with total obligations in excess of $50,000, (f) any guarantee of any liability or other obligations of any person other than guarantees by the Company of the obligations of its wholly owned subsidiaries,
(g) each joint venture, partnership, operating or similar agreement, (h) each agreement relating to any outstanding commitment for capital expenditures involving future payments which, together with future payments under all other agreements, Contracts or commitments relating to the same capital project, exceed $50,000, (i) any agreement, Contract or commitment relating to a disposition or an acquisition of the assets (except in respect of the disposition or acquisition of assets with a fair market value of less than $50,000) or securities of, or any interest in, any person or other business enterprise, (j) any agreement, Contract or commitment in respect of any liability of whatever nature (including, without limitation, open account indebtedness) to any affiliate of the Company, (k) any agreement, Contract or commitment containing any covenant limiting the freedom of the Company to undertake, conduct or engage in any business or activity or to compete with any person in any geographic area, (l) any Financial Product Agreement (defined below), (m) any construction, development, service, supply and maintenance agreement (unless the same is (y) cancelable on not more than 30 days' notice without fee, premium or penalty or (z) does not involve payments in excess of $50,000), (n) all leases of real property and (o) all agreements not entered into in the ordinary course of business. "Contract" means any written or oral agreement, contract, lease, commitment, understanding, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties may be bound. "Financial Product Agreement" means any (a) interest rate, currency, commodity or other swap, cap, floor, collar, insurance or similar agreement or arrangement, (b) put, call, futures or forward contract, straddle, commodities contract, option or warrant other than outstanding options or warrants for Common Stock, (c) repurchase or reverse repurchase or similar agreement or arrangement, or (d) any other financial, derivative, hedge, or speculative product, service or agreement, contract or arrangement.

     Indemnification. The Company has agreed to indemnify and hold harmless Prometheus and its members, affiliates, directors, officers, advisors, agents and employees (collectively, the "Prometheus Indemnified Parties") to the fullest extent lawful, from and against any and all demands, damages, penalties, claims, liabilities, obligations, actions, causes of action, and reasonable expenses (including without limitation, costs of investigating, preparing or defending any such claim or action and reasonable legal fees and expenses) (collectively, "Losses"), (i) arising out of or in connection with the Stock Purchase Agreement, the Transactions, and/or the delivery, enforcement and performance of the Stock Purchase Agreement or the Ancillary Agreements except to the extent that Losses with respect thereto are the result of Prometheus's actions or omissions, or (ii) arising by reason of or resulting from any breach of any warranty, representation, covenant or agreement of the Company contained in the Stock Purchase Agreement, the Ancillary Agreements or in any certificate delivered pursuant thereto. Prometheus has agreed to indemnify and hold harmless the Company and its affiliates, directors, officers, advisors, agents and employees (collectively, the "Company Indemnified Parties," and together with the Prometheus Indemnified Parties, the "Indemnified Parties") to the fullest extent lawful, from and against any and all Losses (i) arising from the Stock Purchase Agreement or the Ancillary Agreements to the extent of Losses from Prometheus's actions or omissions or (ii) arising by reason of or resulting from any breach of any warranty, representation, covenant or agreement of Prometheus contained in the Stock Purchase Agreement or in any certificate delivered pursuant thereto. The foregoing indemnification provisions will remain in full force and effect indefinitely.

     The parties have agreed that any indemnification payments made pursuant to the Stock Purchase Agreement will be treated for tax purposes as an adjustment to the consideration for the purchase of the Class AA Preferred Stock, the Class AB Preferred Stock and the Warrants issued under the Stock Purchase Agreement, unless otherwise required by applicable law, in which event indemnification payments will be made in an amount sufficient to indemnify the party on a net after-tax basis. After the First Closing, all decisions on behalf of the Company as to payment of indemnification pursuant to the Stock Purchase Agreement and otherwise regarding the Company's rights and obligations pursuant to the Stock Purchase Agreement and the Ancillary Agreements will be made by a committee of the Board consisting of all directors not elected by the holders of the Class AA Preferred Stock and the Class AB Preferred Stock, voting together as a separate class, and a decision of a majority of such directors will be a decision of the committee. Nothing contained in the Stock Purchase Agreement will prevent any Indemnified Party from receiving indemnification pursuant to some other source (such as, by way of example, the bylaws of the Company in the event that such Indemnified Party is a director of the Company and such director seeks indemnification due to circumstances that do not pertain to an alleged breach of the Stock Purchase Agreement), and the determination as to whether indemnification pursuant to such other source is available will be made in accordance with the procedures applicable thereto.

     Fees and Expenses. The Company will be responsible for the payment of all costs and expenses incurred by the Company in connection with the Transactions, regardless of whether the Transactions close, including, without limitation, all fees and expenses incurred in connection with the preparation and distribution of this Proxy Statement and the fees and expenses of the Company's legal counsel and all third party consultants engaged by the Company to assist in the Transactions. Such fees and expenses incurred or to be incurred by the Company are estimated to total approximately $1,000,000, including legal fees, an investment banking fee to be paid to Furman Selz and other expenses. On the closing dates, the Company will reimburse Prometheus for the Transaction Expenses. "Transaction Expenses" means the reasonable fees and expenses incurred by Prometheus, including, but not limited to, fees and expenses of legal counsel, accountants and consultants and travel expenses in connection with the preparation of the Stock Purchase Agreement and Prometheus's due diligence examination relating to the Stock Purchase Agreement and the Transactions, including, without limitation, any fees for filings under the HSR Act. The Transaction Expenses for which the Company has reimbursed or will reimburse Prometheus are estimated to total approximately $1,500,000, of which approximately $825,000 has been reimbursed to date. See "Expenses of the Transactions."

     In the event that the Stock Purchase Agreement is terminated prior to the Second Closing (i) by the Company or Prometheus if the Stockholders Approval is not obtained on or before January 31, 1998, (ii) by Prometheus, if the Second Closing has not occurred by January 31, 1998 or (iii) by Prometheus, if there is a breach of any representation or warranty set forth in the Stock Purchase Agreement or any covenant or agreement to be complied with or performed by the Company pursuant to the terms of the Stock Purchase Agreement except for any breach which would not have a Material Adverse Effect (defined above) on the Company or Prometheus, in addition to any other rights of

Prometheus under the Stock Purchase Agreement, the Company will be obligated promptly to pay Prometheus, by way of liquidated damages, a termination fee of $4,000,000 plus the Transaction Expenses (to the extent not already paid or reimbursed by the Company). The foregoing provision does not apply in the event that the Stock Purchase Agreement is terminated by the Company prior to the Second Closing if there is a material breach by Prometheus of any representation or warranty in the Stock Purchase Agreement or of any covenant or agreement to be complied with or performed by Prometheus pursuant to the terms of the Stock Purchase Agreement except for any breach which would not have a Material Adverse Effect on the Company.

     Termination. The Stock Purchase Agreement (other than certain portions thereof) may be terminated prior to the Second Closing (i) by the Company or Prometheus if Stockholder Approval has not been obtained on or before January 31, 1998, provided that the Company will not have the right to elect this termination if the Company has not complied with all of its obligations under the Stock Purchase Agreement; (ii) by Prometheus, if the Second Closing has not occurred by January 31, 1998; (iii) by Prometheus, if there is a breach of any representation or warranty set forth in the Stock Purchase Agreement or any covenant or agreement to be complied with or performed by the Company pursuant to the terms of the Stock Purchase Agreement except for any breach which would not have Material Adverse Effect on the Company or Prometheus; and (iv) by the Company, if there is a material breach of any representation or warranty set forth in the Stock Purchase Agreement or any covenant or agreement to be complied with or performed by Prometheus pursuant to the terms of the Stock Purchase Agreement except for any breach which would not have Material Adverse Effect on the Company.

     If the Stock Purchase Agreement is terminated pursuant to the foregoing, then, except for the provisions relating to indemnification and fees and expenses, neither the Company nor Prometheus will have any liability or further obligation to each other relating to the transactions contemplated by the Stock Purchase Agreement, provided that no such termination will relieve the Company or Prometheus from liability or a prior breach of the Stock Purchase Agreement.

     Registration Rights Agreement

     In accordance with the Stock Purchase Agreement, the Company and Prometheus entered into a Registration Rights Agreement dated as of September 30, 1997 (the "Registration Rights Agreement") at the First Closing. The Registration Rights Agreement provides that holders of Registrable Securities (defined below) constituting at least twenty percent (20%) of the Registrable Securities then outstanding may request at any time that the Company file a registration statement and use its best efforts to register (a "Demand Registration") under the Securities Act such number of Registrable Securities that are the subject of such request. "Registrable Securities" means (a) the shares of Class AA Preferred Stock and Class AB Preferred Stock, whether or not owned by Prometheus, (b) any debt instrument issued in lieu of all or a portion of the Class AB Preferred Stock pursuant to the Stock Purchase Agreement, whether or not owned by Prometheus, (c) the shares of Common Stock issued or issuable upon conversion of Class AA Preferred Stock and Class AB Preferred Stock or debt instrument, whether or not owned by Prometheus, (c) the shares of Common Stock issued or issuable upon exercise of any Warrants ("Warrant Shares"), whether or not owned by Prometheus and (d) any securities issued or issuable with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization whether or not owned by Prometheus; provided that any such share or other security shall be deemed to be Registrable Securities only if and so long as it is a Transfer Restricted Security. "Transfer Restricted Security" means a security that has not been sold to or through a broker, dealer or underwriter in a public distribution or other public securities transaction or sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Rule 144 promulgated thereunder (or any successor rule). The foregoing notwithstanding, a security will remain a Transfer Restricted Security until (i) all stop transfer instructions or notations and restrictive legends with respect to such security have been lifted or removed and (ii) the holder of such security has received at the Company's expense an opinion of counsel to the Company (which counsel and opinion are reasonably satisfactory to such holder), to the effect that such shares in such holder's hands are freely transferable in any public or private transaction without registration under the Securities Act (or such holder has waived receipt of such opinion).

     The Company will be obligated to cause to become effective no more than (a) two Demand Registrations in any two-year period and (b) three Demand Registrations in total; provided, however, that a registration statement filed as part of a Demand Registration shall not be counted as one of the three Demand Registrations unless it becomes effective and is maintained effective until all Registrable Securities covered by such registration statement have been sold. The Company will not be obligated to effect a Demand Registration on Form S-1 unless (a) the proposed aggregate public offering price of the securities to be included in such Demand Registration is at least $5,000,000 and (b) if the demand is made by less than fifty percent (50%) of the holders of Registrable Securities then outstanding, such demand is made not less than 90 days after the effective date of the Company's most recent registration statement for shares of Common Stock (other than a registration statement on Form S-4 or Form S-8 or any successor forms thereto). The

Company will give written notice to all holders of Registrable Securities upon receipt of a request for a Demand Registration and will include in such Demand Registration such shares of Registrable Securities for which it has received written requests to register within 30 days after such written notice has been given. The holders of a majority of shares of Registrable Securities to be included in a Demand Registration will have the right to select the underwriters for such Demand Registration. The Company may, once per Demand Registration, require Prometheus not to sell under a Demand Registration or to suspend the effectiveness thereof if the Company determines, in its good faith judgment, that such offering or continued effectiveness would interfere with any material financing, acquisition, disposition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries or when the Company is in possession of material information that it deems advisable not to disclose in a registration statement.

     If the Company proposes to register any of its securities under the Securities Act (other than registrations on Form S-4 or Form S-8 or any successor forms thereto, and other than a Demand Registration) for sale for money, the Company is obligated to notify all holders of Registrable Securities and will include under the registration statement proposed to be filed by the Company such shares of Registrable Securities for which it has received written requests to register, and the Company will use its best efforts to register under the Securities Act the sale of such Registrable Securities (a "Piggyback Registration"). Following notice to holders of Registrable Securities of a Piggyback Registration, the Company may decline to file a registration statement or may withdraw a registration statement prior to effectiveness provided that the Company notifies each holder of Registrable Securities of such action.

     Under certain circumstances, the number of Registrable Securities that the holders thereof will be entitled to include in either a Demand Registration or a Piggyback Registration will be limited. If the public offering of Registrable Securities pursuant to a Demand Registration is to be underwritten and, in the good faith judgment of the managing underwriter, the inclusion of all the Registrable Securities requested to be registered thereunder would interfere with the successful marketing of a smaller number of such shares of Registrable Securities, the number of shares of Registrable Securities to be included will be reduced to such smaller number with the participation in such offering to be pro rata among the holders of Registrable Securities requesting such registration, based upon the number of shares of Registrable Securities owned by such holders. If in the good faith judgment of the managing underwriter of a Piggyback Registration, the inclusion of all of the shares of Registrable Securities and any other Common Stock requested to be registered would interfere with the successful marketing of a smaller number of such shares, then the number of shares of Registrable Securities and other

Common Stock to be included in the offering (except for shares of Registrable Securities to be included in a Demand Registration) will be reduced to such smaller number with the participation in such offering to be in the following order of priority: (a) first, the shares of Registrable Securities requested to be included, and (b) second, any other shares of Common stock requested to be included. Any necessary allocation among the holders of shares within each of the foregoing groups will be pro rata among such holders requesting such registration based upon the number of shares of Common Stock and Registrable Securities owned by such holders. All shares so excluded from the underwritten public offering pursuant to a Demand Registration or a Piggyback Registration must be withheld from the market by the holders thereof for a period (not to exceed 30 days prior to the effective date and 75 days thereafter) that the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

     Upon the written request of the managing underwriter of any underwritten offering of the company's securities, a holder of Registrable Securities will not be permitted to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in such registration) without the prior written consent of such managing underwriter for a period (not to exceed 30 days before the effective date and 75 days thereafter) that such managing underwriter reasonably determines is necessary in order to effect the underwritten public offering; provided that each of the officers and directors of the Company have entered into substantially similar holdback agreements with such managing underwriter covering at least the same period.

     The Company has agreed (i) not to effect any public or private sale or distribution of its Equity Securities (defined above) during the 30-day period prior to, and during the 75-day period after, the effective date of each underwritten offering made pursuant to a Demand Registration or a Piggyback Registration, if so requested in writing by the managing underwriter (except as part of such underwritten offering or pursuant to registrations on Forms S-4 or S-8 or any successor forms thereto), and (ii) not to issue any Equity Securities other than for sale in a registered public offering unless each of the persons to which such securities are issued has entered a written agreement binding on its transferees not to effect any public sale or distribution of such securities during such period, including, without limitation, a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration, if and to the extent permitted hereunder).

     The Company will bear all Registration Expenses, as defined below, incurred in connection with all Piggyback Registrations and the first two of the three Demand Registrations. The Registration Expenses of the third Demand Registration will be shared proportionately between the Company and the holders of Registrable Securities to be included in such Demand Registration. "Registration Expenses" means all out-of-pocket expenses, including: registration, filing and NASD fees; all fees and expenses of complying with securities or blue sky laws; fees and disbursements of counsel for the Company and not more than one firm of attorneys for the sellers of Registrable Securities; fees and disbursements of the Company's independent public accountants; printing costs; premiums and other costs of securities acts liability insurance; and fees and disbursements of underwriters, excluding fees or expenses relating to the distribution of Registrable Securities.

     The Registration Rights Agreement contains certain indemnification and contribution provisions in the event of a registration of any Registrable Securities under the Securities Act. The Company will (whether or not it shall then be required to do so) timely file such information, documents and reports as the SEC may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act. In addition, the Company will take such other measures and file such other information, documents and reports, as are hereafter required by the SEC as a condition to the availability of Rule 144 under the Securities Act (or any successor provision) and the use of Form S-3.

     The Company has agreed not to enter into any agreement to register any equity securities of the Company after the date of the Registration Rights Agreement, except for an agreement between the Company and one or more professional underwriters of securities, unless such agreement specifically provides: (i) the holder of such equity securities may not participate in any Demand Registration without the consent of the holders of a majority of Registrable Securities, except under certain conditions; (ii) the holder of such equity securities may not participate in any Piggyback Registration if the sale of Registrable Securities is to be underwritten, except under certain conditions; and (iii) all equity securities excluded from any Demand Registration or Piggyback Registration as a result of the foregoing limitations may not be publicly offered or sold for a period (not to exceed 30 days prior to the effective date and 75 days thereafter) that the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering of Registrable Securities registered pursuant to the Registration Rights Agreement.

     Stockholders Agreement

     In accordance with the Stock Purchase Agreement, the Company, Prometheus and certain stockholders entered into a Stockholders Agreement dated as of September 30, 1997, at the First Closing. The stockholders who are parties to the Stockholders

Agreement (the "Stockholder Parties") are: Messrs. J. Marshall Coleman, James J. Martell, Jr., Robert R. Short, J. Christopher Stuhmer, Thomas B. Buffington, Lawrence J. Witek, Lanold W. Caldwell, James M. Giddens, Ms. Patricia A. Donnelly (Mr. Coleman's spouse) and Ms. Mary Ann Martell (Mr. Martell's spouse). Messrs. Coleman, Martell, Short, Stuhmer, Buffington and Witek are directors of the Company and constitute a majority, six of 11 directors, of the Board. The Stockholder Parties own in the aggregate Common Stock representing approximately 50.2% of the votes entitled to be cast at the Special Meeting. "See Beneficial Ownership of Securities."

     Members of the Board. Under the Stockholders Agreement, from the earlier of the Stockholders Approval or the request by Prometheus, until a Termination Event (defined above), the Company and the Stockholder Parties will take all action necessary to cause (a) the number of directors comprising the Board to be equal to 15, (b) the holders of Class AA Preferred Stock and Class AB Preferred Stock, voting as a single class, as set forth in the Certificates of Designations, to have the exclusive right to elect a minimum of three Preferred Stock Directors , (c) any increases in the size of the Board to result in an increase in the number of Preferred Stock Directors (rounded up to the next whole number) such that Preferred Stock Directors represent at least 20% of the votes exercisable by the Board, (d) at least a proportionate number (rounded up to the next whole number) of Preferred Stock Directors to serve on each committee of the Board, provided that with respect to the Executive Committee, it will consist of five members, of which two will be Preferred Stock Directors, and (e) at least one Preferred Stock Director to have the right to serve on the board or other governing body of each of the Company's subsidiaries and affiliates other than operational home building companies. See "Stock Purchase Agreement--Class AA Preferred stock--Voting Rights" and " --Class AB Preferred Stock--Voting Rights."

     Upon the occurrence of an Adverse Event (defined above) which follows the Second Closing, the Company and the Stockholder Parties will take all action necessary to cause: (a) the holders of Class AA Preferred Stock and Class AB Preferred Stock, voting as a single class, to elect Additional Preferred Stock Directors sufficient to cause the Preferred Stock Directors to constitute a majority of the Board and all committees of the Board, including the Executive Committee and (b) the size of the Board and all committees to be automatically increased in order to effect any such additional Directors. The right of the holders of Class AA Preferred Stock and Class AB Preferred Stock to elect Additional Preferred Stock Directors will continue until such time as neither of the two components constituting an Adverse Event is true for two consecutive Test Dates (defined above). See "Stock Purchase Agreement--Class AA Preferred stock--Voting Rights" and " --Class AB Preferred Stock--Voting Rights."

     In the event that all of the Class AA Preferred Stock and Class AB Preferred Stock will have been converted into Common Stock prior to the occurrence of a Termination Event, the Company will support the nomination and election of designees to the Board by Prometheus (or its assignees) ("Prometheus Nominees") and each Stockholder Party will vote all of his shares to elect such Prometheus Nominees, such that Prometheus will have the same right to elect directors as set forth above as if Prometheus still owned all of the Class AA Preferred Stock and Class AB Preferred Stock, and the Company and the Stockholder Parties will exercise all authority under applicable law to cause such Prometheus Nominees to be elected to the Board. If a director has been designated by Prometheus and Prometheus requests that such director be removed (with or without cause), then such director will be removed with or without cause, and each Stockholder Party has agreed to vote all shares of Common Stock owned to effect such removal. Nothing in the Stockholder Agreement will prevent Prometheus or any of its transferees or assignees from voting securities owned by them in their sole and absolute discretion, including voting securities to elect additional directors to the Board in excess of the directors which Prometheus is entitled to elect pursuant to the Stockholders Agreement.

     Conduct of Business. After the bylaws amendments have become effective, notwithstanding the fact that a vote of the Board or the Executive Committee may not be required under applicable law, the Company will not, and will not permit any of its subsidiaries, without either Supermajority Director Approval (the affirmative vote of over 81% of the entire Board) or Supermajority Executive Committee Approval (the affirmative vote of over 81% of the members of the entire Executive Committee), to engage in certain significant actions and transactions. See "Certificate of Incorporation and Bylaw Amendments."

     After the bylaws amendments have become effective, the Board will promptly establish an Executive Committee, which will be delegated the authority to the maximum extent permitted by law to approve any matter permissible under law for authorization by an Executive Committee, including the matters that are subject to Supermajority Director Approval or Supermajority Executive Committee Approval.

     The bylaws of the Company will provide that the number of directors required to constitute a Supermajority Director Approval and a Supermajority Executive Committee Approval will constitute a quorum for the Board and Executive Committee, respectively, and the Company and the Stockholder Parties will take all action necessary to amend the Company's certificate of incorporation and bylaws (and the bylaws and certificates of incorporation of its subsidiaries) to give effect to terms and conditions of the

Stockholders Agreement, the forms of such amendments to be reasonably satisfactory to Prometheus.

     Prior to a Termination Event, Prometheus may elect to terminate all or a portion of the voting provisions of the Stockholders Agreement, such that except as otherwise required by law, actions requiring Supermajority Director Approval or Supermajority Executive Committee Approval will require only majority approval, and the Company and each of the Stockholder Parties agree to take all such action as may be necessary to give effect to such termination, including amending the Stockholders Agreement and the bylaws and certificates of incorporation of the Company and its subsidiaries. Upon the occurrence of a Termination Event, Prometheus is required to deliver a notice to the Company electing to terminate certain provisions of the certificate of incorporation regarding (a) matters subject to Supermajority Director Approval or Supermajority Executive Committee Approval and (b) the vote of Class AA Preferred Stock and Class AB Preferred Stock required to adopt or amend the bylaws. See "Certificate of Incorporation and Bylaws Amendments."

     Prometheus has agreed to support, in principle, the adoption by the Company of a stock option plan in a form reasonably acceptable to Prometheus pursuant to which the Company may issue options to purchase up to 1,000,000 shares (inclusive of available options under the existing option plan) of Common Stock to management of the Company (the "Executive Equity Plan"). See "Interests of Certain Persons in the Transactions."

     Each of the Stockholder Parties has agreed to take all such action as may be necessary to effect an amendment to the Company's certificate of incorporation to increase the number of authorized shares of Common Stock if required to satisfy the conversion/exercise rights of the securities purchased by Prometheus under the Stock Purchase Agreement.

     Participation Rights. Until a Termination Event, if any, Prometheus will be entitled to a participation right to purchase or subscribe for up to that number of additional shares of capital stock to be issued or sold by the Company which represents the same proportion of the total number of shares of capital stock to be issued or sold by the Company as is represented by the number of shares of Common Stock owned by Prometheus or into which Prometheus has the right to convert prior to such sale or issuance at the conversion price in effect at the relevant time relative to the number of shares of Common Stock outstanding prior to such sale or issuance. The foregoing participation rights will not apply to
(a) the conversion of the Existing Preferred Stock, the Class AA Preferred Stock, the Class AB Preferred Stock or the exercise of Warrants, or the conversion, exchange or exercise of other securities convertible into or exchangeable or exercisable for Common Stock whose issuance was subject to an adjustment pursuant to the Certificates of Designations and
(b) Common Stock issued to the Company's employees under the Executive Equity Plan and other employee benefit plans adopted by the Board and approved by the holders of Common Stock when required by law. The purchase or subscription by Prometheus or an affiliate of Prometheus, as the case may be, will be on the same price and other terms and conditions, including the date of sale or issuance, as are applicable to the purchasers or subscribers of the additional shares of capital stock of the Company whose purchases or subscriptions give rise to the participation rights (except that the price to Prometheus or its assignees to make such purchase or subscription will be net of payment of any underwriting, placement agent or similar fee), which price and other terms and conditions will be substantially as stated in the relevant notice to be sent by the Company to Prometheus. Prometheus will have 20 days after its receipt of the notice to exercise its participation rights.

     Tag-Along Rights. Each of Messrs. Coleman and Martell (the "Executive Shareholders") has agreed that (a) from the date of the Stockholders Agreement through the third anniversary thereof, he will not sell, transfer, assign, pledge or hypothecate ("Transfer"), whether in a single transaction or in a series of linked transactions, more than 10% per year, when aggregated with all such other Transfers made by such shareholder in such year, of the Common Stock beneficially owned by him on the date of the Stockholders Agreement, and (b) from the third anniversary of the date of the Stockholders Agreement through the fourth anniversary thereof, he will not Transfer, whether in a single transaction or in a series of linked transactions, more than 5% , when aggregated with all such other Transfers made by such shareholder during such period, of the Common Stock beneficially owned by him on the date of the Stockholders Agreement, unless the terms and conditions of such Transfer will include an offer to Prometheus to include in the transfer to the proposed transferee (the "Third Party"), at Prometheus's option and on the same price and on the same terms and conditions as apply to the Executive Shareholder, an amount of Class AA Preferred Stock and Class AB Preferred Stock and Common Stock held by Prometheus, determined as described below.

     Each of the Stockholder Parties other than the Executive Shareholders (the "Homebuilder Shareholders") has agreed that after the date of the Stockholders Agreement, he will not Transfer, whether in a single transaction or in a series of linked transactions, more than 50% when aggregated with all such other Transfers made by such shareholder, of the Common Stock then beneficially owned by him, unless the terms and conditions of such Transfer will include an offer to Prometheus to include in the transfer to the third party at the option of Prometheus and on the same price and on the same terms and conditions as apply to the Homebuilder Shareholder, an amount of Class AA Preferred Stock and Class AB Preferred determined as described below.

     The third party will be required to purchase from Prometheus, if Prometheus desires to participate in such transaction, the number of shares of Common Stock beneficially owned by Prometheus equaling the lesser of (a) the number derived by multiplying (i) the total number of shares of Common Stock which the third party proposes to purchase by (ii) a fraction, the numerator of which will be the number of shares of Common Stock beneficially owned by Prometheus and the denominator of which will be the number of shares of Common Stock beneficially owned by Prometheus and the applicable shareholder or (b) such lesser number of shares as Prometheus may designate in a notice. Prometheus will have 30 days after its receipt of the selling shareholder's notice of a proposed Transfer to exercise its tag-along rights.

     For purposes of the above-described provisions regarding tag-along rights, Prometheus will be deemed to own that number of shares of Common Stock that it beneficially owns at any given date plus the number of shares of Common Stock into which the Class AA Preferred Stock and the Class AB Preferred Stock is convertible, based on the applicable conversion price of such stock in effect on the relevant date. The parties intend that only Common Stock will be transferred to the third party pursuant to the tag-along rights provisions and if the tag-along rights result in Prometheus including more shares of Common Stock beneficially owned by him in any tag-along notice than will, on the date of transfer by Prometheus to the third party, have been converted into Common Stock, Prometheus and the Company will take such steps as are reasonably required to convert to Common Stock any Class AA Preferred Stock or Class AB Preferred Stock to be purchased by the third party which Prometheus desires to transfer immediately prior to such transfer and contingent upon such transfer occurring.

     The tag-along rights will terminate upon a Termination Event (defined above).

Certificate of Incorporation and Bylaws Amendments

     Amendments to the Certificate of Incorporation. The Stock Purchase Agreement provides that, upon Stockholders Approval, the Board will file with the Delaware Secretary of State certain amendments to the Company's certificate of incorporation. Such amendments, which are summarized below, are set forth in a Certificate of Amendment of Certificate of Incorporation of the Company. The summary is qualified in its entirety by reference to the full text of the Certificate of Amendment of Certificate of Incorporation, which is attached hereto as Annex D.

     Conduct of Business. Under the proposed amendments to the certificate of incorporation, which are subject to the Stockholders Approval, the Company and its subsidiaries will not be permitted to engage in certain significant actions or transactions without Supermajority Director Approval (the affirmative vote of over 81% of the members of the entire Board) or Supermajority Executive Committee Approval (the affirmative vote of over 81% of the members of the entire Executive Committee). Specifically, in addition to any other vote required by applicable law and notwithstanding the fact that a lesser or no vote of the Board or the Executive Committee is required under applicable law, the Company will not, and will not permit any of its subsidiaries to, do any of the following without Supermajority Director Approval or Supermajority Executive Committee Approval:

     (a) purchase, sell, license, assign, transfer, convey or otherwise acquire or dispose of any assets, securities, or businesses, unless such transaction is provided for in the annual budget or is in the ordinary course of business and does not involve the acquisition or disposition of homebuilding operations or any homebuilding company or entity;

     (b) split (including any reverse split), combine, or reclassify any shares of its capital stock; adopt resolutions authorizing a liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of the capital structure of the Company or any of its subsidiaries; or make any other material changes in its capital structure;

     (c) enter into any new line of business other than the business engaged in by the Company and its subsidiaries on the date of the amendments to the certificate of incorporation, cease to be engaged in any material line of business engaged in by the Company and its subsidiaries on such date or materially change the nature of the business engaged in by any of them on such date;

     (d) file any petition seeking relief, or consent to the institution of any proceeding against itself seeking to adjudicate it a bankrupt or insolvent, under any law relating to bankruptcy, insolvency or reorganization or relief of debtors;

     (e) amend or otherwise alter the Company's or any subsidiary's certificate of incorporation or adopt, alter, amend or repeal any bylaw of the Company (other than the adoption, alteration, amendment or repeal of any bylaw of the Company by the stockholders of the Company) or any subsidiary of the Company;

     (f) declare or pay any dividend or make any other distribution with respect to its capital stock, other than dividends paid by any subsidiary to the Company or another subsidiary in the ordinary and usual course of business or to the holders of the Class AA Preferred Stock, Class AB Preferred Stock or the other preferred stock outstanding on such date;

     (g) issue or sell (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise) any of its capital stock (other than upon conversion of the Class AA Preferred Stock and Class AB Preferred Stock or other outstanding convertible securities of the Company, or upon exercise of outstanding warrants or stock options) or deliver other securities other than as contemplated in the Stockholders Agreement, or purchase or otherwise acquire any of its capital stock, employee or director stock options or debt securities; or

     (h) agree to do any of the foregoing.

     Adoption or Amendment of Bylaws. The proposed amendments to the certificate of incorporation also provide that the affirmative vote of the holders of at least a majority in voting power of the then outstanding shares of Class AA Preferred Stock and Class AB Preferred Stock, voting together as a single class, will be required in order for the Company's stockholders to adopt, alter, amend or repeal any bylaw of the Company. The foregoing provision applies notwithstanding any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of stock required by law or the Company's certificate of incorporation.

     Termination. The provisions of the amendments to the certificate of incorporation described in the preceding paragraphs will be in effect until such time as Prometheus provides written notice to the Company's Secretary that Prometheus elects to have such provisions to be of no further force and effect. The Stockholders Agreement requires

Prometheus to deliver such notice upon the occurrence of a Termination Event (as defined above).

     Increase in Authorized Common Stock. Under the Company's certificate of incorporation as currently in effect, the Company's authorized capital stock consists of 49,000,000 shares of Common Stock and 1,000,000 shares of preferred stock. Of the 49,000,000 shares of authorized Common Stock, as of the Record Date (a) 11,745,275 shares were issued and outstanding and (b) 84,100 shares were held in the Company's treasury. Of the 1,000,000 shares of authorized preferred stock, as of the Record Date there were: (a) 20,000 shares of Series A Cumulative Convertible Preferred Stock authorized, of which 10,000 shares (having an aggregate liquidation value of $1,000,000) were issued and outstanding; (b) 40,000 shares of Series B Convertible Preferred Stock authorized of which 8,854 shares (having an aggregate liquidation value of $885,400) were issued and outstanding; (c) 70,000 shares of Series C Convertible Preferred Stock authorized of which no shares were issued and outstanding; (d) 67,500 shares of Series D Convertible Redeemable Preferred Stock authorized of which 60,000 shares (having an aggregate liquidation value of $6,000,000) were issued and outstanding; and (e) 46,670 shares of Class AA Preferred Stock authorized, of which 11,700 shares (having an aggregate liquidation value of $11,700,000) were issued and outstanding.

     Under the proposed amendments to the Company's certificate of incorporation, the number of authorized shares of Common Stock would be increased from 49,000,000 to 99,000,000. An increase in the number of authorized shares of Common Stock is needed to permit, under certain circumstances, the conversion of the Class AA Preferred Stock, the Class AB Preferred Stock, the debt instruments (if any) and the Warrants to be issued in the Transactions. The circumstances under which an increase in the number of authorized shares of Common Stock may be needed include: (a) the conversion of the Class AA Preferred Stock and the Class AB Preferred Stock and/or debt by the holder(s) after decrease(s) in the Optional Conversion Price (as defined above), which is subject to adjustment at the option of the holder during the period between September 30, 2001 and September 30, 2003, based on the closing prices of the Common Stock; and (b) the exercise of the Warrants after decrease(s) in the Exercise Price and increase(s) in the number of Warrant Shares between September 30, 2001 and September 30, 2003, based on the closing prices of the Common Stock. See "Stock Purchase Agreement--Class AA Preferred Stock--Conversion;" and "Warrants--Adjustments Based on Common stock Market Price."

     The additional 50,000,000 shares of authorized Common Stock would also provide the Board with flexibility for future capital requirements including the issuance of

Common Stock in connection with possible business acquisitions. The Company has no specific plans to issue Common Stock other than Common Stock issuable: (a) upon conversion of the Class AA Preferred Stock and the Class AB Preferred Stock, and/or debt in lieu of all or some of the Class AB Preferred Stock, and upon exercise of the Warrants; (b) upon conversion of the Company's other preferred stock issued or issuable; (c) upon exercise of options issued or issuable under the Company's 1996 Stock Incentive Plan; (d) under the Company's Employee Stock Purchase Plan; and (e) under the Company's 1996 Bonus Award Plan. Further, other than as described in this Proxy Statement, there are no agreements, understanding or arrangements for the issuance of the additional Common Stock under the amendments to the certificate of incorporation.

     Amendments to the Bylaws. The Stock Purchase Agreement provides that, upon Stockholders Approval, the Board will adopt certain amendments to the Company's bylaws and that the Company's subsidiaries will adopt certain amendments to their bylaws. Upon the request of Prometheus, however, the Board will adopt such amendments prior to Stockholders Approval. The amendments to the Company's bylaws are described below.

     Number of Directors. The number of directors will be 15 unless otherwise fixed by a majority of the whole Board, subject to the provision governing the election of directors following an Adverse Event (as defined). Any increase in the size of the Board over 15 directors will result in an increase in the number of Preferred Stock Directors (rounded up to the next whole number) such that Preferred Stock Directors represent at least 20% of the votes exercisable by the whole Board.

     Quorum. A quorum for the transaction of business will require 81% of the whole Board.

     Removal of Directors. Any Preferred Stock Director or Additional Preferred Stock Director may be removed with or without cause upon the affirmative vote of the holders of a majority in voting power of the outstanding shares of Class AA Preferred Stock and Class AB Preferred stock then entitled to vote at an election of directors.

     Election of Directors Following Adverse Event. In the event of an Adverse Event (as defined), the number of directors on the Board will immediately and automatically be increased to such number as will enable the appointment or election of Additional Preferred Stock Directors such that the Preferred stock Directors together with the Additional Preferred Stock Directors will constitute a majority of the Board. The Additional Preferred Stock Directors will be elected exclusively by the holders of Class

AA Preferred Stock and Class AB Preferred Stock then entitled to vote. The Additional Preferred Stock Directors will be entitled to serve on the Board until the second consecutive Test Date (as defined) at which neither component of an Adverse Event exists.

     Committees. Each committee of the Board will consist of at least 3 directors. The number of Preferred Stock Directors to serve on each Committee (other than the Executive Committee) will be proportionate to the number of Preferred Stock Directors on the Board.

     Executive Committee. The Board will have an Executive Committee composed of five directors, two of which will be Preferred Stock Directors. A quorum for the transaction of business will require 81% of the total number of directors constituting the Executive Committee. The Executive Committee will have all the powers and authority of the Board in the management of the Company's business and affairs, including the power to declare dividends and authorize the issuance of stock, except that the Executive Committee will not have the power or authority to take action with respect to any matter on which it is prohibited from taking action under the certificate of incorporation, the bylaws or certain provisions of the Delaware General Corporation Law ("DGCL"). The bylaws amendments provide that the Executive Committee will not have the power or authority to:

     (a) amend the certificate of incorporation (except that the Executive Committee may, to the extent authorized in a resolution of the Board providing for the issuance of the Company's stock, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of the Company's assets or the conversion into, or the exchange of such shares for, shares of any other class or series of stock or authorize the increase or decrease of the shares of any series;

     (b) adopt an agreement of merger or consolidation (other than a certificate of ownership and merger with respect to a merger of the Company and one or more of its subsidiaries pursuant to the DGCL);

     (c) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets;

     (d) recommend to the stockholders a dissolution of the Company or a revocation of a dissolution; or

     (e)  amend the Company's bylaws.

     Conduct of Business. Under the bylaws amendments of the Company and its subsidiaries, the Company and its subsidiaries will not be permitted to engage in certain significant actions or transactions, described below, without Supermajority Director Approval or Supermajority Executive Committee Approval. Specifically, in addition to any other vote required by applicable law and notwithstanding the fact that a vote of the Board or the Executive Committee may not be required under applicable law, the Company will not, and will not permit any of its subsidiaries to, do any of the following without Supermajority Director Approval or Supermajority Executive Committee Approval:

     (a) purchase, sell, license, assign, transfer, convey or otherwise acquire or dispose of any assets, securities, or businesses, unless such transaction is provided for in the annual budget or is in the ordinary course of business and does not involve (i) the acquisition or disposition of homebuilding operations or any homebuilding company or entity or (ii) land acquisitions with a value in excess of $100,000 for any transaction or group of related transactions or with an aggregate value in excess of $5,000,000 in any 12 month period;

     (b) directly or indirectly incur, refinance, repay, prepay, create, assume, guarantee or otherwise become liable with respect to any liabilities with an aggregate face amount in excess of $1,000,000 in the aggregate, other than in accordance with existing credit facilities and renewals thereof on substantially the same terms;

     (c) enter into any transaction or materially amend any transaction in effect, with any affiliate of the Company (other than between the Company and its subsidiaries or between its subsidiaries);

     (d) split (including any reverse split), combine, or reclassify any shares of its capital stock; adopt resolutions authorizing a liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of the capital structure of the Company or any of its subsidiaries; or make any other material changes in its capital structure;

     (e) engage in any new development or redevelopment of any real property for an amount in excess of $100,000, whether in a single transaction or a series of related transactions (provided that it is contemplated that such authority will be delegated to a committee of the Board on guidelines approved by the Executive Committee);

     (f) incur any capital expenditure for an amount, outside of the approved annual budget, in excess of $50,000 per occurrence or $500,000 in the aggregate, whether in a single transaction or a series of related transactions, or waive, release, grant or transfer any rights of value in respect thereof or enter into any agreement or arrangement that could adversely affect the marketability of any real estate of the Company or any of its subsidiaries;

     (g) enter into any employment agreement with any employee involving payments in excess of $100,000 per annum or with any director or executive officer of the Company or any of its subsidiaries or enter into or materially change any benefit arrangement between the Company and its employees or consultants;

     (h) enter into any new line of business other than the business engaged in by the Company and its subsidiaries on the date of the bylaws amendments, cease to be engaged in any material line of business engaged in by the Company and its subsidiaries on such date or materially change the nature of the business engaged in by any of them on such date;

     (i) approve the annual operating budget of the Company for any year after 1997;

     (j) amend or take actions materially inconsistent with the approved annual operating budget for 1997 or any subsequent year;

     (k) make any general assignment for the benefit of creditors;

     (l) file any petition seeking relief, or consent to the institution of any proceeding against itself seeking to adjudicate it a bankrupt or insolvent, under any law relating to bankruptcy, insolvency or reorganization or relief of debtors;

     (m) institute, voluntarily dismiss, terminate or settle any litigation or arbitration against any person involving payments for damages and penalties in excess of $50,000 or otherwise material to the Company and its subsidiaries taken as a whole;

     (n) engage, retain, pay or agree to pay the fees or expenses of any third party consultants or advisors (other than advisors retained in the ordinary course of business), to the extent that such fees and expenses exceed $100,000 in the aggregate;

     (o) appoint, ratify or replace the independent accountants, change any accounting policy or practice other than as mandated by generally accepted accounting principles then in effect; or change any significant tax methods, practices, procedures or policies;

     (p) enter into or amend any joint venture, partnership or profit sharing agreement or arrangement;

     (q) amend the Company's or any subsidiary's certificate of incorporation or bylaws;

     (r) declare or pay any dividend or make any other distribution with respect to its capital stock, other than dividends paid by any subsidiary to the Company or another subsidiary in the ordinary and usual course of business or to the holders of the Class AA Preferred Stock, Class AB Preferred Stock or the other existing preferred stock of the Company;

     (s) issue or sell (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise) any of its capital stock (other than upon conversion of the Class AA Preferred Stock and Class AB Preferred Stock or other outstanding convertible securities of the Company, or upon exercise of outstanding warrants or stock options) or deliver other securities other than as contemplated in the Stockholders Agreement, or purchase or otherwise acquire any of its capital stock, employee or director stock options or debt securities; or

     (t) agree to do any of the foregoing.

     Termination. The above-described provisions regarding matters subject to Supermajority Director Approval or Supermajority Executive Committee Approval will be effective from the date of adoption of the bylaw amendments until such time, if any, as Prometheus elects to terminate such provisions. The Stockholders Agreement requires Prometheus to make such election upon the occurrence of a Termination Event.

Stockholders Voting Agreement

     Concurrently with the execution of the Stock Purchase Agreement at the First Closing, certain holders of the Common Stock and Prometheus entered into an Amended and Restated Stockholders Voting Agreement dated as of September 30, 1997 (the "Stockholders Voting Agreement"). The stockholders who are parties to the Stockholders Voting Agreement are the same stockholders who are parties to the Stockholders Agreement: Messrs. Coleman, Martell, Short, Stuhmer, Buffington, Witek, Caldwell, and Giddens, Ms. Donnelly and Ms. Martell. Messrs. Coleman, Martell, Short, Stuhmer, Buffington and Witek are directors and/or officers of the Company. The stockholders who are parties to the Stockholders Voting Agreement own in the aggregate Common Stock representing approximately 50.2% of the votes entitled to be cast at the Special Meeting. See "Beneficial Ownership of Securities."

     Each of such stockholders has agreed to vote his shares of Common Stock in favor of the Transactions. See "Stockholders Approval." In addition, each of such stockholders has agreed not to sell, transfer or otherwise dispose of any of his Common Stock until the Second Closing under the Stock Purchase Agreement. The Stockholders Voting Agreement will terminate at the Second Closing.

Stockholders Approval

     Stockholders Approval will constitute approval of the Transactions including: (a) the sale and issuance to Prometheus of an aggregate of 35,000 shares, having an initial liquidation value of $35,000,000, of Class AA Preferred Stock and 40,000 shares, having an initial liquidation value of $40,000,000, of Class AB Preferred Stock and/or debt and 1,000,000 Warrants, for an aggregate purchase price of $75,000,000 (except that the sale and issuance of 11,700 shares of Class AA Preferred Stock and 375,000 Warrants at the First Closing was not subject to Stockholders Approval); (b) the sale and issuance to Prometheus of up to an additional 11,667 shares, having an initial liquidation value of $11,667,000, of Class AA Preferred Stock and up to an additional 13,333 shares, having an additional liquidation value of $13,333,000, of Class AB Preferred Stock and/or debt and 333,250 Warrants, for an aggregate purchase price of $25,000,000; and (c) the amendments to the certificate of incorporation.

     Under the DGCL, approval of the amendments to the certificate of incorporation requires the affirmative vote of holders of a majority of the outstanding Common Stock. Subject to certain exceptions, Nasdaq National Market System rules require that a Nasdaq

National Market System-quoted company obtain the affirmative vote of holders of a majority of the outstanding voting stock voting at a meeting at which a quorum is present to issue, other than in a public offering, common stock or securities convertible into or exchangeable for common stock representing 20% or more of the common stock or voting power outstanding prior to the issuance, at a price less than the greater of book or market value, or issue securities that will result in a change in control of the listed company. If the consummation of the Transactions would result in such an issuance, such requirement would be satisfied by obtaining Stockholders Approval. Stockholder approval was not required with respect to the sale and issuance of 11,700 shares of Class AA Preferred Stock at the First Closing which resulted in Prometheus having less than 20% of the outstanding voting power of the Company's capital stock and did not result in a change in control pursuant to the applicable rules. See "Stock Purchase Agreement--First Closing."

     Stockholders Approval is assured by reason of the fact that the stockholders who are parties to the Stockholders Voting Agreement have agreed to vote in favor of the Transactions and such stockholders own in the aggregate Common Stock representing approximately 50.2% of the votes entitled to be cast at the Special Meeting. See "Beneficial Ownership of Securities."

     The Board unanimously recommends that stockholders vote FOR the Transactions.

                           PROPOSAL TO AUTHORIZE AN INCREASE IN THE
                           COMMON STOCK SUBJECT TO THE COMPANY'S 1996
                           STOCK INCENTIVE PLAN

     The 1996 Stock Incentive Plan as amended (the "1996 Plan") currently authorizes the grant of stock options, stock appreciation rights, deferred stock and restricted stock with respect to a maximum of 1,125,000 shares of Common Stock, subject to certain antidilution adjustments.

     The purpose of the 1996 Plan is to promote the overall financial objectives of the Company and its stockholders by motivating those persons selected to participate in the Plan to achieve long-term growth in stockholder equity in the Company and by retaining the association of those individuals who are instrumental in achieving such growth. The persons eligible to participate are and will be directors, officers, employees, independent contractors and consultants of the Company or any of its subsidiaries who will be in a position to make contributions to the growth, management, protection and success of the

Company and its subsidiaries. The Company believes that equity participation by its key employees is an important element in its overall compensation program.

     The 1996 Plan originally authorized the grant of stock options, stock appreciation rights, deferred stock and restricted stock with respect to a maximum of 575,000 shares of Common Stock. In order to continue its policy of providing equity participation to the Company's employees and to provide availability for the issuance of stock options in connection with the Company's acquisitions, the Board proposed that the 1996 Plan be amended to increase the shares of Common Stock available for grant under the 1996 Plan from 575,000 shares to 1,125,000 shares. Such proposal was approved at the annual meeting of stockholders on May 21, 1997. In light of the Transactions which will enable the Company to effect additional acquisitions of homebuilding companies (see "The Transactions"), and in furtherance of the purposes of the Plan, the Board proposes that the 1996 Plan be further amended to increase the shares of Common Stock available for grant under the 1996 Plan from 1,125,000 shares to 1,400,000 shares.

     In May 1997 the Company, pursuant to the decision of the Board, reduced the exercise price of the stock options issued under the 1996 Plan to $6.00, from a weighted average exercise price of $8.92 per share, in order to increase the value of the options as an incentive to the option holders in furtherance of the purposes of the 1996 Plan. At that time, stock options to purchase 349,200 shares of Common Stock were outstanding of which stock options to purchase 149,200 shares of Common Stock were repriced.

     As of October __, 1997, options for the purchase of a total of 490,589 shares of Common Stock at a weighted average of $5.92 per share were outstanding, 30,000 shares of restricted stock were awarded to be delivered by the Company in certain amounts and at certain dates, and approximately 320 persons were participating in the Plan. On October __, 1997, the closing price of the Common Stock on the Nasdaq National Market was $_______ per share.

     The 1996 Plan is administered by the Compensation Committee (the "Committee"). The 1996 Plan authorizes the issuance of up to 1,125,000 shares of Common Stock pursuant to the grant or exercise of stock options, stock appreciation rights, restricted stock or deferred stock. Options granted to certain senior executives, management and other employees vest over varied periods which have been and will be determined at the time such options are granted. Directors who are not employees of the Company or any affiliate ("Non-Employee Directors") are automatically granted options to purchase 3,000 shares on the date of each annual stockholder's meeting, beginning in 1996.

     Stock Options may be either "incentive stock options" (within the meaning of Section 422 of the Internal Revenue Code) or nonqualified stock options. The exercise price per share purchasable under a stock option is determined by the Committee except that the price with respect to Non-Employee Directors is the fair market value on the date of grant and except that options were repriced in May 1997 in accordance with the decision of the Board as described above. Generally, participants are given ten years in which to exercise a stock option, or a shorter period upon termination of employment. Payment may be made in cash, or, if approved by the Committee, in the form of unrestricted Common Stock the participant already owns, or by certain other forms of payment. At the Company's option it may provide a participant with a loan or guarantee of a loan for the exercise price of an option. The right to exercise an option may be conditioned upon the completion of a period of service or other conditions. Stock options are subject to certain restrictions as to transferability.

     Stock appreciation rights ("SAR's") entitle a participant, upon exercise, to receive an amount in cash, shares of Common Stock or both, equal in value to
(i) the excess of the fair market value per share of Common Stock over the exercise price per share specified in the related agreement multiplied by (ii) the number of shares to which the SAR relates. The right to exercise a SAR may be conditioned upon the completion of a period of service or other conditions. SAR's may be granted in conjunction with stock options or on a stand alone basis. Generally, participants will be given ten years in which to exercise a SAR, or a shorter period upon a termination of employment. SAR's are subject to certain restrictions as to transferability.

     Shares of restricted stock may also be awarded under the 1996 Plan, based on service or the attainment of specified performance goals by the participant or the Company or an affiliate (including a division or department of the Company or an affiliate) or such other criteria as the Committee may determine. Upon a participant's termination of employment, the restricted stock to the extent then subject to restriction generally will be forfeited by the participant. The Committee may waive these restrictions.

     Deferred stock is stock that can be awarded to a participant for receipt in the future, at a specified time and under specified conditions. The Committee will determine the participants to whom, and the time or times at which, any deferred stock will be awarded, the number of shares of deferred stock to be awarded to any participant, the duration of the period during which and the conditions under which receipt of the shares will be deferred and any other terms and conditions of the award. At the expiration of the deferral period, the Committee may elect to deliver Common Stock, cash equal to the fair market value of such Common stock, or a combination thereof, to the participant for the shares covered by such award. Upon a participant's termination of employment, the deferred stock to the extent then subject to restrictions generally will be forfeited by the participant. The Committee may waive the remaining deferral limitations.

     The 1,250,000 shares of Common Stock issuable under the 1996 Plan have been registered under the Securities Act pursuant to a Form S-8 Registration Statement filed with the SEC on September 5, 1997. If the proposal to authorize an increase in the Common Stock subject to the 1996 Plan is approved by the stockholders, the Company intends to file a Form S-8 Registration Statement to register the additional 275,000 shares of Common Stock which would be issuable under the Plan.

     The 1996 Plan is not limited as to its duration. The Board may amend, alter, or discontinue the 1996 Plan, subject to certain limitations.

     In the event of a Change in Control of the Company (as defined in the Plan):

          (a) any SARs and stock options outstanding as of the date of such Change in Control which are not then exercisable and vested will become fully exercisable and vested to the full extent of the original grant;

          (b) the restrictions and deferral limitations applicable to any shares of restricted stock and deferred stock will lapse, and such shares of restricted stock and deferred stock will become free of all restrictions and become fully vested and transferable to the full extent of the original grant;

          (c) the performance goals and other conditions with respect to any outstanding award will be deemed to have been satisfied in full and such award will be fully distributable, if and to the extent provided by the Committee; and

          (d) the Committee will have discretion to (i) cause any award to be canceled on notice, (ii) provide that the securities of another entity be substituted under the 1996 Plan for the Common Stock and to make equitable adjustment with respect thereto, (iii) grant the participant the right to receive a specified amount of cash upon surrender of a stock-based award,
     (iv) require the assumption of the obligation of the Company under the Plan subject to appropriate adjustment; and (v) take any other action.

     A Change in Control includes, subject to certain exceptions: any transaction which would result in any person owning, directly or indirectly, 50% or more of the outstanding Common Stock or the voting power of the Company; certain changes in the members of the Board of Directors; certain reorganizations, mergers, consolidations or sales of substantially all of the Company's assets; and stockholders' approval of a complete liquidation or dissolution of the Company. The 1996 Plan was amended on September 30, 1997, to provide that Change in Control does not include any event resulting from or contemplated by, directly or indirectly, the Stock Purchase Agreement. The Company is in the process of requesting that the participants consent to such amendment with respect to the stock options that have been issued. As of the date of this Proxy Statement, the Company has received consents from more than 75% of the participants.

     Tax Consequences. A participant will not recognize taxable income upon the grant of a stock option or at any time prior to the exercise of the option or a portion thereof. At the time the participant exercises a nonqualified stock option or portion thereof, he will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Common Stock, and the Company will then be entitled to a corresponding deduction.

     A participant who exercises an incentive stock option will not be taxed at the time he exercises his option or a portion thereof. Instead, he will be taxed at the time he sells the Common Stock acquired pursuant to the option. The participant will be taxed on the difference between the sales price and the amount he paid for the stock. If the participant does not sell the stock prior to two years from the date of grant of the option and one year from the date he acquired the stock, the gain will be capital gain and the Company will not be entitled to a corresponding deduction. If the participant sells the stock at a gain prior to that time, the difference between the amount the participant paid for the stock and the lesser of the fair market value on the date of exercise or the sales price will be taxed as ordinary income and the Company will be entitled to a corresponding deduction. If the participant sells the stock for an amount in excess of the fair market value on the date of exercise, the excess amount is taxed as capital gain. If the participant sells the stock for less than the amount he paid for the stock prior to the one or two year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject a participant to, or increase a participant's liability for, the alternative maximum tax.

     A participant generally will not recognize income upon the grant of a SAR. At the time a participant receives a SAR, he generally will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of the Common Stock received, and the Company will be entitled to a corresponding deduction.

     A participant will not be taxed upon the grant of restricted stock or deferred stock if such stock is not transferable by the participant or is subject to a "substantial risk of forfeiture," as defined in the Internal Revenue Code. When the shares of Common Stock that are subject to the stock award are transferable by the participant and are no longer subject to a substantial risk of forfeiture, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award, less any amount paid for such stock, and the Company then will be entitled to a corresponding deduction. However, if a participant so elects at the time of receipt of a restricted stock or deferred stock award, he may include the fair market value of the stock subject to the stock award, less any amount paid for such stock, in income at that time and the Company also will be entitled to a corresponding deduction at that time.

     As of October __, 1997, there were 715,200 shares available for issuance under the 1996 Plan. The Board has determined that the 1996 Plan should be amended to authorize the issuance of an additional 275,000 shares. The Board believes that the additional shares will be sufficient to meet foreseeable demand for the next several years.

     In accordance with the Stockholders Agreement, Prometheus will vote the 11,700 shares of Class AA Preferred Stock it acquired at the First Closing (see "The Transactions--Stock Purchase Agreement--First Closing"), which entitles it to cast 1,950,000 votes, in favor of the adoption of the proposal.

     The Board of Directors recommends that stockholders vote FOR the adoption of the proposal.

                       BENEFICIAL OWNERSHIP OF SECURITIES

     Ownership by Persons Owning More than Five Percent. The following table sets forth information with respect to persons known to the Company to be the beneficial owners of more than five percent of the outstanding Common Stock or preferred stock with voting rights. Other than the Class AA Preferred Stock held by Prometheus, all the stock set forth in the table is Common Stock.



                                           Amount and
                                            Nature of           Percent of Outstanding
         Name and Address of               Beneficial              Shares of Common             Percent of Voting Stock as
          Beneficial Owner                  Ownership           Stock as of Record Date              of Record Date
------------------------------------- --------------------- -------------------------------  ---------------------------------
Prometheus Homebuilders                         11,700(a)                                                  14.2%
     LLC
c/o Lazard Freres Real Estate
     Investors, LLC
Thirty Rockefeller Plaza
63rd Floor
New York, New York  10020

J. Christopher Stuhmer
9500 Hillwood Drive                          1,691,727                      14.4%                          12.3%
Suite 200
Las Vegas, NV  89134

Robert Short
534 Commons Drive                            1,573,517(b)                   13.4%                          11.5%
Golden, CO 80401

Thomas Buffington
8716 Mopac Expressway                          948,949                       8.1%                           6.9%
Suite 100
Austin, TX  78759

Heartland Advisors, Inc.
790 North Milwaukee Street                     752,500(c)                    6.4%                           5.5%
Milwaukee, WI  53202

Charles F. Smith
P.O. Box 9672                                  686,748(d)                    5.8%                           5.0%
McLean, VA  22102

J. Marshall Coleman
1921 Gallows Road                              651,585(e)                    5.5%                           4.8%
Suite 730
Vienna, VA  22812

James J. Martell, Jr.
1921 Gallows Road                              624,423(f)                    5.3%                           4.6%
Suite 730
Vienna, VA  22812

(a) 11,700 shares, having an initial liquidation value of $11,700,000, of Class AA Preferred Stock are issued and outstanding. Prometheus holds all such shares, which were issued at the First Closing. Such shares entitle Prometheus to cast 1,950,000 votes at the Special Meeting. Subject to the terms and conditions of the Stock Purchase Agreement, Prometheus has the right to acquire an aggregate of 35,000 shares, having an initial liquidation value of $35,000,000, of Class AA Preferred Stock (which includes the 11,700 shares acquired at the First Closing) and up to an aggregate of 40,000 shares, having an initial liquidation value of $40,000,000, of Class AB Preferred Stock and/or a debt instrument in lieu of all or a portion of the Class AB Preferred Stock, and 1,000,000 Warrants (subject to adjustment). Prometheus, which may be deemed to be the beneficial owner of the foregoing securities, disclaims beneficial ownership of all but the 11,700 shares of Class AA Preferred Stock it acquired at the First Closing.

(b)  Of the 1,573,517 shares, Mr. Short's children own 4,000 shares.

(c) This information is based on a Schedule 13G dated February 12, 1997 which was filed by Heartland Advisors, Inc. According to such Schedule 13G, Heartland Advisors, Inc. has sole voting power over 747,000 shares of Common Stock.

(d)  Of the 686,748, Mr. Smith's children own 39,805 shares.

(e) Of the 651,585 shares, Mr. Coleman owns 325,792.5 shares and Patricia A. Donnelly, his wife, owns 325,792.5 shares.

(f) Of the 624,423 shares, Mr. Martell owns 494,423 shares, Mary Ann Martell, his wife, owns 125,000 shares, and his children own 5,000 shares.

     Ownership by Directors and Executive Officers.

     The following stock ownership information is furnished with respect to each director and each executive officer of the Company holding Common Stock.

                                                                Shares of
                                                                Common          Percentage
                                                                Stock of the    of
                                                                Company         Outstanding
                                                                Beneficially    Shares of the    Percent
                                                                Owned as of     Company's        of
                                 Positions and Offices          the Record      Common           Voting
              Name               with the Company               Date            Stock            Stock
---------------------------------------------------------------------------------------------------------------
J. Marshall Coleman               Chairman of the Board of        651,585(a)           5.5%          4.8%
                                  the Company

James J. Martell, Jr.             President, Chief                624,423(b)           5.3%          4.6%
                                  Executive Officer and
                                  Director

George Yeonas                     Chief Operating Officer          12,500                *             *
                                  and Director

Thomas B. Buffington              Director                        948,949              8.1%          6.9%

Robert Short                      Director                      1,573,517             13.4%         11.5%

J. Christopher Stuhmer            Director                      1,691,727             14.4%         12.3%

Lawrence J. Witek                 Director                        457,628              3.9%          3.3%

Mark L. Fine                      Director                          7,000(c)             *             *

Edward J. Mathias                 Director                         16,000(c)             *             *

Steven D. Rivers                  Director                          6,000(c)             *             *

William A. Shutzer                Director                         11,000(c)             *             *

Charles F. Smith                  Director                        686,748              5.8%          5.0%

Jamie M. Pirrello                 Chief Financial Officer          22,632                *             *

All Directors and Executive Officers as a group (13)            6,709,209             56.8%         48.8%

*    Less than 1%

(a) Of the 651,585 shares, Mr. Coleman owns 325,792.5 shares and Patricia A. Donnelly, his wife, owns 325,792.5 shares.

(b) Of the 624,423 shares, Mr. Martell owns 494,423 shares, Mary Ann Martell, his wife, owns 125,000 shares, and his children own 5,000 shares.

(c) Includes 6,000 shares that Messrs. Fine, Shutzer and Rivers have the right to acquire and 3,000 shares that Mr. Mathias has the right to acquire pursuant to the Company's Stock Option Plan.

                                  COMPENSATION

Compensation of Executive Officers and Directors

     Summary Compensation Table

     The following table sets forth information for the fiscal year ended December 31, 1996 concerning the compensation of the Company's Chief Executive Officer and each of the Company's other executive officers whose total annual salary and bonus exceeded $100,000.


                                                   Summary Compensation

                                                                              Long Term Compensation        All Other
       Name and Principal              Annual Compensation                                                 Compensation
            Position                                                                                           ($)
                                                                            Awards            Payouts

                                   Salary ($)           Bonus ($)           Shares             LTIP
                                                                          Underlying         Payouts ($)
                                                                           Options (#)
James J. Martell, Jr.,             166,667             225,490(1)             -0-                -0-          75,078(3)
President and Chief
Executive Officer

Thomas B. Buffington,              306,250             161,350              100,000              -0-             -0-
President of Buffington
Homes, Inc., a subsidiary
of the Company(2)

Jamie M. Pirrello, Chief           106,667             112,745(1)             -0-                -0-          36,000(3)
Financial Officer

Brian J. McGregor,                 121,875                 -0-                -0-                -0-          75,000(3)
Former Chief Operating
Officer

------------------------

1) Of the bonus paid to Mr. Martell and Mr. Pirrello, 20% was paid in the form of Common Stock, valued at $6.00 per share.

2) Mr. Buffington served as the Company's Chief Operating Officer from January through August 1997.

3) Except for Mr. Martell, the entire amount of other compensation represents payment for consulting services prior to the Company's initial public offering. Mr. Martell's total includes the above and an auto allowance in the amount of $3,078.


         Stock Options

         The Company's Employee Stock Option Plan provides for the grant of options with respect to the Common Stock. The table below sets forth information on option grants in fiscal 1996 to the named executive officers.

                                             Option Grants In Last Fiscal Year

                                                       Percent of
                                                          Total
                                                         Options
                                                       Granted to
                                       Options          Employees                                                  Grant Date
                                       Granted          in Fiscal          Exercise          Expiration           Present Value
Name                                     (1)              Year              Price               Date                   (2)
James J. Martell, Jr.                     0                 0                 0                   0                     0
Thomas B. Buffington                   100,000            28.4%             $6.00             12/23/06              $229,000
Jamie M. Pirrello                         0                 0                 0                   0                     0
Brian J. McGregor                         0                 0                 0                   0                     0

---------------------------

1) All options vest 50% one year from the date of grant and the remainder on the second anniversary of the date of grant.

2) The grant date present values are calculated based on the Black-Scholes model. The assumptions used in the calculations include an expected volatility of .30, a risk free rate of return of 6.138%, a dividend yield of .017% and a time to exercise of five years.

       Aggregated Option Exercises and Fiscal Year-End Option Value Table

     The following table sets forth information concerning each exercise of stock options during the fiscal year ended December 31, 1996 by each of the executive officers named in the Summary Compensation Table above and the value of unexercised options held by such persons as of December 31, 1996.

                 Aggregated Option Exercises in last Fiscal Year
                            and FY-End Option Values



                                                                      Shares Underlying              Value of Unexercised In-the-
                                                                  Unexercised Options at FY-          Money Options at FY-End ($)
                                Shares            Value                    End (#)
                              Acquired on     Realized ($)
Name                         Exercise (#)
                                                                Exercisable      Unexercisable      Excercisable      Unexercisable
James J. Martell, Jr.             -0-              -0-              -0-               -0-               -0-                -0-
Thomas B. Buffington              -0-              -0-              -0-             100,000             -0-                -0-
Jamie M. Pirrello                 -0-              -0-              -0-               -0-               -0-                -0-
Brian J. McGregor                 -0-              -0-              -0-               -0-               -0-                -0-

     Employment Agreements

     Messrs. Martell and Pirrello have employment agreements with the Company, effective April 15, 1996, and expiring in the year 2000. The agreements automatically renew for successive one-year periods, following the initial term, unless either the Company or employee provides written notice of its intent to terminate. As amended effective January 1, 1997, the agreements provide for various benefits including a base salary of $350,000 and $180,000, respectively. The agreements also provide for additional bonus compensation under the Company bonus program, which is tied to operational results.

     Under an agreement with Mr. Buffington, which was effective April 15, 1996 for a period of three years, Mr. Buffington was to be paid a salary of $250,000 annually as President of Buffington Homes, Inc., a subsidiary of the Company. In his capacity as Chief Operating Officer from January through August 1997, Mr. Buffington was paid an annual salary of $350,000. Mr. Buffington is eligible for additional bonus compensation under the Company bonus plan.

     Messrs. Martell, Buffington and Pirrello may be terminated for "cause" as defined in the agreements, or without cause. If terminated for cause, the termination will be effective upon receipt of proper notice by the employee. If Messrs. Martell, Buffington or Pirrello are terminated for other than cause, the employee shall be entitled to his base salary for the remainder of the agreement term as well as a pro-rata share of his bonus, as determined by the Board of Directors.


     Compensation of Directors

     Under the Company's standard arrangements, each non-employee director of the Company receives an annual director's fee of $20,000, payable $5,000 each quarter, and $1,000 for attendance at Board meetings. All directors are reimbursed for out-of-pocket expenses incurred to attend meetings. Employee directors of the Company do not receive any additional compensation for services as a director.

     Compensation Committee Interlocks and Insider Participation

     The current members of the Compensation Committee are William A. Shutzer, Mark L. Fine and Edward Mathias. Prior to May 21, 1997 Steven D. Rivers was a member of the Compensation Committee and Mr. Mathias was not a member. Since May 21, 1997, Messrs. Shutzer and Fine have been members of the Executive Committee. None of the Compensation Committee members are or were officers or employees of the Company or any of its subsidiaries.

                              CERTAIN TRANSACTIONS

     The Company's Genesee subsidiary leases its administrative office space from Genesee Holdings Corporation, of which Mr. Short is the president. In 1996, the Company made lease payments of $108,960 to Genesee Holdings Corporation. The Company's Christopher Homes subsidiary leases its administrative office space from Towne Center L.P. Mr. Stuhmer is the president and sole shareholder of the general partner of this partnership. In 1996, the Company made lease payments of $149,728 to Towne Center L.P. The Company's Solaris subsidiary leased its administrative office space from Square LD, LLC, of which Mr. Witek is a partner. On September 5, 1996, Square LD, LLC sold the building to an unrelated party. Until that time, Sunstar made lease payments of $57,833 in 1996. The Company believes that the above referenced leases are at market rates.

     In July of 1996, the Company sold its Genesee Custom Homes division to Mr. Short, a director of the Company. The sale price was $4.9 million, and the Company took back a one-year note at 12% in the amount of $4.1 million. The note, which was initially due in July 1997 and was extended for six months at the borrower's option, carried a balance of $3.3 million at December 31, 1996.

     The Company also has a note receivable bearing interest at 13.75% from another director, Mr. Stuhmer, for approximately $460,000, net of accrued interest, which is secured by that director's shares in the Company.

     Pursuant to an agreement with Commonwealth Homes, Inc., a company owned by Mr. Coleman, the Company paid $311,311 for consulting services on merger and acquisitions issues.

     Also during 1996, the Company paid fees for legal services to Katten Muchin & Zavis. Mr. Coleman was the former managing partner of Katten Muchin & Zavis' Washington D.C. office.

     During 1996, the Company paid fees to Furman Selz related to underwriting the Company's initial public offering. Mr. Shutzer, who was not a director of the Company at the time of the offering, is a director of Furman Selz. The Company will pay Furman Selz an investment banking fee in connection with the Transactions.


                                 OTHER PROPOSALS

     Neither the Company nor the members of the Board intend to bring before the Special Meeting any matters other than those set forth in the Notice of Special Meeting, and they have no present knowledge that any other matters will be presented for action at the meeting. If, however, any other matters are properly presented at the Special Meeting, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment.


                                      By Order of the Board of Directors



                                      James J. Martell, Jr.
                                      President


October __, 1997

                                     ANNEX A

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                    AND RELATIVE, PARTICIPATING, OPTIONAL AND
                        OTHER SPECIAL RIGHTS OF PREFERRED
                      STOCK AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                                       OF

                              CLASS AA CONVERTIBLE
                                 PREFERRED STOCK

                                       OF

                            THE FORTRESS GROUP, INC.

                            -------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                            -------------------------

     The Fortress Group, Inc., a Delaware corporation (the "Corporation") certifies that pursuant to the authority contained in Article Fourth of its Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors by unanimous vote at a meeting of the Board of Directors at which a quorum was acting and present adopted the following resolution which resolution remains in full force and effect on the date hereof:

     RESOLVED, that there is hereby established a series of authorized preferred stock having a par value of $0.01 per share, which series shall be designated as "Class AA Convertible Preferred Stock" (the "Class AA Preferred Stock"), shall consist of 46,670 shares and shall have the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

     Certain Definitions; Number of Shares and Designation.

     Definitions. Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

     Additional Preferred Stock Directors. The term "Additional Preferred Stock

Directors" shall have the meaning set forth in subparagraph 5(d).

     Adjustment Period. The term "Adjustment Period" shall have the meaning set forth in subparagraph 4(a)(i).

     Adjustment Price. The term "Adjustment Price" shall mean, on any date of determination, the average of the closing prices of the Common Stock over the 60 day period prior to such date.

     Adverse Event. The term "Adverse Event" shall have the meaning set forth in subparagraph 5(d)

     Average Trading Price. The term "Average Trading Price" shall have the meaning set forth in subparagraph 5(d).

     Board of Directors. The term "Board of Directors" shall mean the Board of Directors of the Corporation.

     Business Day. The term "Business Day" shall mean a day other than a Saturday or Sunday or a bank holiday in New York.

     Class AA Preferred Stock. The term "Class AA Preferred Stock" shall have the meaning set forth in subparagraph 1(b).

     Class ABI Preferred Stock. The term "Class ABI Preferred Stock" shall mean the shares of Class ABI Convertible Redeemable Preferred Stock, $0.01 par value per share, of the Corporation.

     Class ABII Preferred Stock. The term "Class ABII Preferred Stock shall mean the shares of Class ABII Convertible Redeemable Preferred Stock, $0.01 par value per share, of the Corporation.

     Commission. The term "Commission" shall mean the United States Securities and Exchange Commission.

     Common Equity. The term "Common Equity" shall mean all shares now or hereafter authorized of any class of common stock of the Corporation, including the Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Initial Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

     Common Stock. The term "Common Stock" shall mean the common stock, par value $0.01 per share, of the Corporation.

     Comparable Group. The term "Comparable Group" shall mean Pulte Corporation, The Ryland Group, Inc., U.S. Home Corporation, NVR Inc., Hovnanian Enterprises, Inc., Toll

Brothers, Inc., Washington Homes, Inc., Zaring National Corporation, M/I Schottenstein Homes, Inc., Continental Homes Holding Corp., Engle Homes, Inc., Crossman Communities, Beazer Homes USA, Inc. and D.R. Horton, Inc.

     Conversion Date. The term "Conversion Date" shall mean the Optional Conversion Date and the Mandatory Conversion Date, as applicable.

     Conversion Price. The term "Conversion Price" shall mean the Mandatory Conversion Price or the Optional Conversion Price(s) (as the context requires) and "Conversion Prices" shall mean the Mandatory Conversion Price and the Optional Conversion Price(s).

     Corporation Conversion Period. The term "Corporation Conversion Period" shall mean any date after the date, if any, of the Second Closing when the Average Trading Price is equal to or exceeds $12.00 provided that, should the Corporation issue any stock or do any of the other acts or things specified in subparagraphs 4(f) through (j) hereof, the Corporation shall each time successively adjust the $12.00 Average Trading Price in a like manner to the adjustments specified in paragraph 4 hereof, following the procedures and using the assumptions set forth in such paragraph and shall notify the holder of the Class AA Preferred Stock of any such adjustment in the manner specified in paragraph 4 and such adjusted number shall appear in lieu of the $12.00 Average Trading Price giving rise to a Corporate Conversion Period.

     Current Market Price. The term "Current Market Price" means, for a share of Common Stock on any date, the average of Quoted Prices for the thirty (30) consecutive Trading Days commencing forty-five (45) Trading Days before the date in question.

     Director. The term "Director" means a member of the Board of Directors.

     Dividend Payment Date. The term "Dividend Payment Date" shall have the meaning set forth in subparagraph 2(b).

     Dividend Period. The term "Dividend Period" shall mean the period from, and including, the Initial Issue Date to, but not including, the first Dividend Payment Date and thereafter, each quarterly period from, and including, the Dividend Payment Date to, but not including the next Dividend Payment Date.

     Dividend Rate. The term "Dividend Rate" shall mean twelve percent (12%) per annum until such time, if any, as the Second Closing shall occur. If such Second Closing shall occur, from and after the Second Closing the term "Dividend Rate" shall mean six percent (6%) per annum.

     EBT. The term "EBT" shall mean earnings before interest expense, income taxes and extraordinary or non-recurring items, all calculated in accordance with generally accepted accounting principles.

     Executive Committee. The term "Executive Committee" shall mean the five-member executive committee of the Board of Directors to which substantial operational matters regarding the Corporation shall be delegated.

     Initial Issue Date. The term "Initial Issue Date" shall mean the date that shares of Class AA Preferred Stock are first issued by the Corporation.

     Investor. The term "Investor" shall mean, at any time, Prometheus Homebuilders LLC and any of its affiliates, including, but not limited to, Lazard Freres Real Estate Investors, LLC and its affiliates.

     Junior Stock. The term "Junior Stock" shall mean, for purposes of paragraph 2 below, Common Equity and any class or series of stock of the Corporation authorized after the Initial Issue Date which is not entitled to receive any dividends in any Dividend Period unless all dividends required to have been paid or declared and set apart for payment on the Class AA Preferred Stock and any Parity Stock shall have been so paid or declared and set apart for payment, and for purposes of paragraph 3 below, shall mean Common Equity and any class or series of stock of the Corporation authorized after the Initial Issue Date which is not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Class AA Preferred Stock and any Parity Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

     Liquidation Preference. The term "Liquidation Preference" shall mean $1000.00 per share.

     Mandatory Conversion Date. The term "Mandatory Conversion Date" shall mean the Business Day after the date, if any, of the Second Closing specified in a notice to holders of Class AA Preferred Stock given by the Corporation in accordance with the provisions of subparagraph 4(b)(ii), upon which the Corporation shall convert all outstanding shares of Class AA Preferred Stock into Common Stock as set forth in such subparagraph.

     Mandatory Conversion Price. The term "Mandatory Conversion Price" shall initially mean $6.00 per share subject thereafter to further adjustment pursuant to paragraph 4.

     Market Capitalization. The term "Market Capitalization" shall mean the market value of the Corporation's outstanding Common Stock as measured by the thirty (30) Trading Days preceding any measurement date.

     Non-Preferred Stock Director. The term "Non-Preferred Stock Director" means a Director other than a Preferred Stock Director.

     Officers' Certificate. The term "Officers' Certificate" means a certificate signed on behalf of the Corporation by two officers of the Corporation, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Corporation.

     Optional Conversion Date. The term "Optional Conversion Date" shall have the meaning set forth in subparagraph 4(b)(i) below.

     Optional Conversion Price. The term "Optional Conversion Price", in respect of any share of Class AA Preferred Stock, shall initially mean $6.00 unless adjusted at the option of the holder thereof during the Adjustment Period, as adjusted pursuant to paragraph 4.

     Parity Stock. The term "Parity Stock" shall mean, for purposes of paragraph 2 below, (i) the Series A Preferred Stock, (ii) the Series B Preferred Stock,
(iii) the Series C Preferred Stock, (iv) the Series D Preferred Stock, (v) the Class ABI Preferred Stock, (vi) the Class ABII Preferred Stock, and (vii) any class or series of stock of the Corporation authorized after the Initial Issue Date which is entitled to receive payment of dividends on a parity with the Class AA Preferred Stock, and for purposes of paragraph 3 below, shall mean (i) the Series A Preferred Stock, (ii) the Series B Preferred Stock, (iii) the Series C Convertible Preferred Stock, (iv) the Series D Preferred Stock, (v) the Class ABI Preferred Stock, (vi) the Class ABII Preferred Stock and (vii) any class or series of stock of the Corporation authorized after the Initial Issue Date which is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Class AA Preferred Stock.

     Preferred Stock. The term "Preferred Stock" shall mean the Class AA Preferred Stock, the Class ABI Preferred Stock and the Class ABII Preferred Stock.

     Preferred Stock Director. The term "Preferred Stock Director" has the meaning set forth in subparagraph 5(d).

     Quoted Price. The term "Quoted Price", with respect to the Common Stock, shall mean the last reported sales price for Common Stock as reported by the National Association of Securities Dealers, Inc. Automatic Quotations System, National Market System, or, if the applicable security is listed or admitted for trading on a securities exchange, the last reported sales price of the applicable security on the principal exchange on which the applicable security is listed or admitted for trading (which shall be for consolidated trading if applicable to such exchange), or if neither so reported or listed or admitted for trading, the last reported bid price of the applicable security in the over-the-counter market. In the event that the Quoted Price cannot be determined as aforesaid, the Board of Directors shall determine the Quoted Price on the basis of such quotations as it in good faith considers appropriate. Such determination may be challenged in good faith by a majority of holders of shares of Class AA Preferred Stock, and any dispute shall be resolved at the Corporation's cost, by an investment banking firm of recognized national standing selected by the Corporation and reasonably acceptable to such holders of Class AA Preferred Stock and shall be made in good faith and be conclusive absent manifest error; provided, however, if the Quoted Price as determined by the Board of Directors is more than 110% of the price determined by the investment banking firm, then the costs incurred by such investment banking firm shall be borne by the holders of Class AA Preferred Stock who challenged such price.

     Record Date. The term "Record Date" shall mean the date designated by the Board of Directors at the time a dividend is declared; provided, however, that such Record Date shall not be more than thirty (30) days nor less than ten (10) days prior to the respective Dividend Payment Date or such other date designated by the Board of Directors for the payment of dividends.

     Second Closing. The term "Second Closing" shall have the meaning given to it in the Stock Purchase Agreement.

     Series A Preferred Stock. The term "Series A Preferred Stock" shall mean the Series A 11% Cumulative Convertible Preferred Stock, $0.01 par value per share, of the Corporation.

     Series B Preferred Stock. The term "Series B Preferred Stock" shall mean the Series B Convertible Preferred Stock, $0.01 par value per share, of the Corporation.

     Series C Preferred Stock. The term "Series C Preferred Stock" shall mean the Series C Convertible Preferred Stock, $0.01 par value per share, of the Corporation.

     Series D Preferred Stock. The term "Series D Preferred Stock" shall mean the Series D 6% Convertible Redeemable Preferred Stock, $0.01 par value per share, of the Corporation.

     Stock Purchase Agreement. The term "Stock Purchase Agreement" shall mean that certain Amended and Restated Stock Purchase Agreement, dated as of September 30, 1997, by and between the Corporation and Prometheus Homebuilders LLC.

     Termination Event. The term "Termination Event" shall have the meaning set forth in subparagraph 6(a) below.

     Test Date. The term "Test Date" shall have the meaning set forth in subparagraph 5(d).

     Trading Day. The term "Trading Day" with respect to any security shall mean any day on which any market in which the applicable security is then traded and in which a Quoted Price may be ascertained is open for business.

     Number of Shares and Designation. 46,670 shares of the preferred stock, $0.01 par value per share, of the Corporation are hereby constituted as a series of the preferred stock designated as "Class AA Convertible Preferred Stock" (the "Class AA Preferred Stock").

     Dividends.

     The record holders of Class AA Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors, out of funds legally available for payment of dividends. Subject to the distributions referred to in the final sentence of subparagraph 4(m) hereof, such dividends shall be payable by the Corporation in cash in an amount equal to the Dividend Rate multiplied by the Liquidation Preference.

     Dividends on shares of Class AA Preferred Stock shall accrue and be cumulative from the date of issuance of such shares. Dividends shall be payable quarterly in arrears when and as declared by the Board of Directors on March 31, June 30, September 30 and December 31 of each year (a "Dividend Payment Date"), commencing on December 31, 1997. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day. The amount of dividends payable on Class AA Preferred Stock for each full Dividend Period shall be computed by dividing by four (4) the annual rate per share set forth in subparagraph 2(a) above, provided, however, that if during a Dividend Period the Dividend Rate shall change, the dividends payable on Class AA Preferred Stock for that Dividend Period shall be computed on the basis of Dividend Rates in effect for the actual number of days elapsed in such Dividend Period at each Dividend Rate. Dividends shall be paid to the holders of record of the Class AA Preferred Stock as their names shall appear on the share register of the Corporation on the Record Date for such dividend. Dividends payable in any Dividend Period which is less than a full Dividend Period in length will be computed on the basis of a ninety (90) day quarterly period and actual days elapsed in such Dividend Period. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time to holders of record on the Record Date therefor. For any Dividend Period in which dividends are not paid in full on the Dividend Payment Date first succeeding the end of such Dividend Period, then on such Dividend Payment Date such accrued and unpaid dividends shall be added (solely for the purpose of calculating dividends payable on the Class AA Preferred Stock) to the Liquidation Preference of the Class AA Preferred Stock effective at the beginning of the Dividend Period succeeding the Dividend Period as to which such dividends were not paid and shall thereafter accrue additional dividends in respect thereof at the Dividend Rate until such accrued and unpaid dividends have been paid in full.

     So long as any shares of Class AA Preferred Stock shall be outstanding, the Corporation shall not declare, pay or set apart for payment on any Junior Stock any dividends whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other than Common Stock, together with cash in lieu of fractional shares), nor shall the Corporation make any distribution on any Junior Stock, nor shall any Junior Stock be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries of which it owns not less than a majority of the outstanding voting power, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Class AA Preferred Stock shall have been entitled for all previous Dividend Periods shall have been paid or declared and a sum of money sufficient for the payment thereof has been set apart.

     The Corporation shall be obligated to declare and pay dividends in an amount equal to the Dividend Rate on each Dividend Payment Date to the extent that funds are legally available for declaration of such dividends. In the event that full dividends are not paid or made available to the holders of all outstanding shares of Class AA Preferred Stock and of any Parity Stock with respect to any Dividend Period and funds available for payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount legally available for payment of dividends shall be distributed each Dividend Period ratably among all such holders of Class AA Preferred Stock and of any Parity Stock in proportion to the full amount to which they would otherwise be respectively entitled. The dividends payable in respect of the Class AA Preferred Stock shall be a mandatory obligation of the Corporation, subject only to the limitations set forth in Section 170 of the Delaware General Corporation Law with respect to funds legally permitted to be used for the payment of dividends (the "Legal Funds Requirement"). In stating that the dividends payable in respect of the Class AA Preferred Stock are a mandatory obligation, it is the explicit intent of the Corporation to eliminate any and all discretion of the Board of Directors with respect to the declaration and payment of such dividends and to require the Board of Directors to declare and pay such dividends as and when provided herein, subject only to compliance with the Legal Funds Requirement.

     Distributions Upon Liquidation, Dissolution or Winding Up.

     In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation before any payment or distribution shall be made to the holders of Junior Stock, the holders of Class AA Preferred Stock shall be entitled to be paid out of the assets of the Corporation in cash or property at its fair market value as determined by the Board of Directors the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid thereon to the date of such liquidation, dissolution or such other winding up. Except as provided in this paragraph, holders of Class AA Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

     If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation the assets of the Corporation shall be insufficient to permit the payment in full of the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid on the Class AA Preferred Stock and the full liquidating payments on all Parity Stock, then the assets of the Corporation shall be ratably distributed among the holders of Class AA Preferred Stock and of any Parity Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full. Neither the consolidation or merger of the Corporation into or with another entity or entities, nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Corporation to another corporation or any other entity shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 3.

     Conversion Rights.


     At any time after the Initial Issue Date a holder of shares of Class AA Preferred Stock may convert such shares into Common Stock at the then prevailing Optional Conversion Price. On or after September 30, 2001, and on or before September 30, 2003 (the "Adjustment Period"), a holder of shares of Class AA Preferred Stock may elect to adjust up to five (5) times per year the Optional Conversion Price for the Class AA Preferred Stock held by such holder, by reference to the then prevailing Adjustment Price as follows:

     Adjustment Price(s)                   Optional Conversion Price
         10.01-12.00                                 5.50
          8.01-10.00                                 5.00
          6.01-8.00                                  4.00
          4.01-6.00                                  3.00
          2.01-4.00                                  2.00
          0.00-2.00                                  1.00

     If and whenever the Corporation makes any adjustment to the Conversion Prices pursuant to subparagraphs 4(f) through 4(j) hereof, the Corporation shall make a like adjustment to the Adjustment Prices set forth above calculated in the same manner and in accordance with the conventions, terms and principles set out in this paragraph 4.

     At any time during a Corporation Conversion Period, the Corporation, at its option, may convert all, but not less than all of the shares of Class AA Preferred Stock outstanding at such time into Common Stock at the then prevailing Mandatory Conversion Price; provided that, on the Mandatory Conversion Date, the Corporation shall have paid all accrued dividends on all shares of Class AA Preferred Stock then outstanding, up to and including the most recent Dividend Payment Date.

     For the purposes of conversion, each share of Class AA Preferred Stock shall be valued at the Liquidation Preference plus all accrued but unpaid dividends thereon through the relevant Conversion Date, which shall be divided by the Optional Conversion Price or Mandatory Conversion Price (as applicable) in effect on the Conversion Date to determine the number of shares issuable upon conversion. Immediately following such conversion, the rights of the holders of converted Class AA Preferred Stock shall cease (in respect of such converted stock) and the persons entitled to receive the Common Stock upon the conversion of Class AA Preferred Stock shall be treated for all purposes as having become the owners of such Common Stock.


     To convert Class AA Preferred Stock pursuant to subparagraph 4(a)(i), a holder must (i) surrender the certificate or certificates evidencing the shares of Class AA Preferred Stock to be converted, duly endorsed in a form satisfactory to the Corporation, at the office of the Corporation or transfer agent for the Class AA Preferred Stock, (ii) notify the Corporation at such office that he elects to convert Class AA Preferred Stock, and the number of shares he wishes to convert, (iii) state in writing the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued, and (iv) pay any transfer or similar tax if required (provided, however, that no such payment shall be required if the Common Stock issuable upon conversion is to be issued in the name of the converting holder of Class AA Preferred Stock). In the case of lost or destroyed certificates evidencing ownership of shares of Class AA Preferred Stock to be surrendered for conversion, the holder shall submit proof of loss or destruction, and such indemnity as shall be reasonably required by the Corporation. In the event that a holder fails to notify the Corporation of the number of shares of Class AA Preferred Stock which he wishes to convert, he shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. The date on which the holder satisfies all those requirements is the "Optional Conversion Date." As soon as practical and in any event within five (5) Business Days of the Optional Conversation Date, the Corporation shall deliver through the transfer agent a certificate for the number of full shares of Common Stock issuable upon the conversion, a check for any fractional share and a new certificate representing the unconverted portion, if any, of the shares of Class AA Preferred Stock represented by the certificate or certificates surrendered for conversion. The person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and after the Optional Conversion Date. All shares of Common Stock issuable upon conversion of the Class AA Preferred Stock shall be fully paid and nonassessable and shall rank pari passu with the other shares of Common Stock outstanding from time to time. In the case of Class AA Preferred Stock that has been converted after any Record Date but before the next succeeding Dividend Payment Date, dividends that are payable on such Dividend Payment Date shall be payable on such Dividend Payment Date notwithstanding such conversion, and such dividends shall be paid to the holder of such Class AA Preferred Stock on such Record Date (and shall not constitute "accrued and unpaid dividends" for purposes of subparagraph 4(a)). Holders of Common Stock issued upon conversion shall not be entitled to receive any dividend payable to holders of Common Stock as of any record time before the close of business on the Optional Conversion Date. If a holder of Class AA Preferred Stock converts more than one share at a time the number of full shares of Common Stock issuable upon conversion shall be based on the total value of all shares of Class AA Preferred Stock converted. If during the Adjustment Period it is possible for a holder of Class AA Preferred Stock to adjust the Optional Conversion Price and such holder elects to do so, he must inform the Corporation in writing of such election. The Corporation will then be obligated to notify such electing holder and all other holders of Class AA Preferred Stock in writing within three (3) Business Days of receipt of the election by the holder of the new Optional Conversion Price for such holder's Class AA Preferred Stock. Such new Optional Conversion Price shall remain the Optional Conversion Price for such Class AA Preferred Stock until such time, if any, as the then holder elects to re-adjust the Optional Conversion Price of the Class AA Preferred Stock then held by such holder. If any other holder of Class AA Preferred Stock, upon receipt of a notice from the Corporation, wishes to adjust the Optional Conversion Price in respect of the Class AA Preferred Stock held by him, he may do so by notifying the Corporation accordingly in writing within fifteen (15) Business Days of the receipt of notice from the Corporation. Upon such notification in writing, the Optional Conversion Price of his shares of Class AA Preferred Stock shall be adjusted by the Corporation with effect from the date of his receipt of notification from the Corporation.

     To convert Class AA Preferred Stock pursuant to subparagraph 4(a)(ii), notice of any conversion shall be sent by or on behalf of the Corporation not more than sixty (60) days nor less than thirty (30) days prior to the Mandatory Conversion Date, by first class mail, postage prepaid, to all holders of record of the Class AA Preferred Stock at their respective last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the conversion of any shares of Class AA Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Class AA Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the Mandatory Conversion Date; (ii) the Mandatory Conversion Price; (iii) the number of shares of Class AA Preferred Stock to be converted being all the Class AA Preferred Stock held of record by all holders;
(iv) the place or places where certificates for such shares are to be surrendered for receipt of such Common Stock issuable upon such Mandatory Conversion; and (v) that dividends on the shares to be converted will cease to accrue on the Mandatory Conversion Date. Upon the mailing of any such notices of conversion, the Corporation shall become obligated to convert on the Mandatory Conversion Date all of the Class AA Preferred Stock.

     The person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and after the Mandatory Conversion Date. All shares of Common Stock issuable upon conversion of the Class AA Preferred Stock shall be fully paid and nonassessable and shall rank pari passu with the other shares of Common Stock outstanding from time to time. In the case of Class AA Preferred Stock that has been converted after any Record Date but before the next succeeding Dividend Payment Date, dividends that are payable on such Dividend Payment Date shall be payable on such Dividend Payment Date notwithstanding such conversion, and such dividends shall be paid to the holder of such Class AA Preferred Stock on such Record Date (and shall not constitute "accrued and unpaid dividends" for purposes of subparagraph 4(a)). Holders of Common Stock issued upon conversion shall not be entitled to receive any dividend payable to holders of Common Stock as of any record time before the close of business on the Mandatory Conversion Date. If a holder of Class AA Preferred Stock converts more than one share at a time the number of full shares of Common Stock issuable upon conversion shall be based on the total value of all shares of Class AA Preferred Stock converted.

     The Corporation will not issue a fractional share of Common Stock upon conversion of Class AA Preferred Stock. Instead the Corporation will deliver its check for the current market value of the fractional share. The current market value of a fraction of a share is determined as follows: Multiply the closing market price of a full share by the fraction. Round the result to the nearest cent. The closing market price of a share of Common Stock is the Quoted Price of the Common Stock on the last Trading Day prior to the Conversion Date.

     If a holder converts shares of Class AA Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the holder shall pay any such tax which is due because the shares are issued in a name other than the holder's name.

     The Corporation has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Class AA Preferred Stock in full as determined in good faith by the Board of Directors from time to time. All shares of Common Stock which may be issued upon conversion of Class AA Preferred Stock shall be fully paid and nonassessable. The Corporation will endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Class AA Preferred Stock and will endeavor to list such shares on each national securities exchange on which the Common Stock is listed.

     If the Corporation:

     pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

     subdivides its outstanding shares of Common Stock into a greater number of shares;

     combines its outstanding shares of Common Stock into a smaller number of shares; or

     issues by reclassification of its Common Stock any shares of its capital stock;

then the Conversion Prices in effect immediately prior to such action shall be adjusted so that each holder of Class AA Preferred Stock thereafter converted may receive the number of shares of capital stock of the Corporation which he would have owned immediately following such action if he had converted Class AA Preferred Stock immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of dividend or distribution and immediately after the effective date of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If, after an adjustment referred to in clauses (i) through (iv) above, a holder of Class AA Preferred Stock upon conversion of it may receive shares of two or more classes of capital stock of the Corporation, the Corporation shall determine the allocation of the adjusted Conversion Prices between the classes of capital stock. After such allocation, the Conversion Prices of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this subparagraph (f).

     If the Corporation distributes any rights or warrants to all holders of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the current market price per share on the record date mentioned below, each of the Conversion Prices shall be adjusted in accordance with the formula:


                                          NxP
                                          ---
                                  C'= C x O + M
                                          -----
                                         O + N

where:

     C' = the adjusted Conversion Price.

     C = the then current Conversion Price.

     O = the number of shares of Common Stock outstanding on the record date.

     N = the number of additional shares of Common Stock offered.

     P = the offering price per share of the additional shares of Common Stock.

     M = the Current Market Price per share of Common Stock on the record date.

     The adjustment shall be made successively whenever any such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights or warrants. If at the end of the period during which such warrants or rights are exercisable, not all warrants or rights shall have been exercised, the Conversion Prices shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

     If the Corporation distributes to all holders of shares of its Common Stock
(i) any shares of any class of capital stock of the Corporation other than its Common Stock, (ii) any evidence of indebtedness or other securities of the Corporation or any subsidiary of the Corporation, (iii) any other assets of the Corporation or any subsidiary of the Corporation (other than cash), (iv) distributions in cash in excess of three percent (3%) of the net earnings before extraordinary items of the Corporation for the previous fiscal year or (v) any rights, options or warrants to acquire any of the foregoing (other than rights, options or warrants referred to in subparagraph 4(g) above), each of the Conversion Prices shall be adjusted in accordance with the formula:

                                  C'= C x M - F
                                          -----
                                            M

where:

     C' = the adjusted Conversion Price.

     C  = the then current Conversion Price.

     M = the Current Market Price per share of Common Stock on the record date mentioned below.

     F = the fair market value on the record date of the capital stock, securities, indebtedness, assets, rights, options or warrants applicable to one share of Common Stock or if the adjustment pursuant to this subparagraph 4(h) is being made in respect of a cash dividend, the total amount of cash to be distributed at such time to holders of Common Stock. The Board of Directors shall determine the fair market value.

     The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

     If the Corporation issues shares of Common Stock for a consideration per share less than the Current Market Price per share on the date the Corporation fixes the offering price of such additional shares, each of the Conversion Prices shall be adjusted in accordance with the formula:


                                              P
                                              -
                                  C'= C x O + M
                                          -----
                                            A

where:

     C' = the adjusted Conversion Price.

     C  = the then current Conversion Price.

     O = the number of shares outstanding immediately prior to the issuance of such additional shares.

     P = the aggregate consideration received for the issuance of such additional shares.

     M = the Current Market Price per share on the date of issuance of such additional shares.

     A = the number of shares outstanding immediately after the issuance of such additional shares.

     The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. This subparagraph 4(i) does not apply to (i) any transaction or issuance described in subparagraph 4(g) or 4(h) above or subparagraph 4(j) below, (ii) the conversion of Class AA Preferred Stock, Class AB Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock or the exercise of warrants to purchase Common Stock issued to the initial holder of the Class AA Preferred Stock on the Initial Issue Date, or the conversion, exchange or exercise of other securities convertible into or exchangeable or exercisable for Common Stock whose issuance was subject to an adjustment pursuant to subparagraph 4(g) or 4(h) above or subparagraph 4(j) below, (iii) Common Stock issued to the Corporation's employees under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise by covered by this subparagraph 4(i) (but only to the extent that the aggregate number of shares excluded hereby (together with the aggregate number of shares issuable upon conversion, exchange or exercise of the securities excluded by clause (iii) of subparagraph 4(j) below) and issued after the Initial Issue Date shall not exceed 5% of the Common Stock outstanding at the time of any such issuance), (iv) Common Stock issued to acquire, or in the acquisition of, all or any portion of a business, in an arm's-length transaction between the Corporation and an unaffiliated third party, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise, or (v) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting.

     If the Corporation issues any options, warrants or other securities convertible into or exchangeable or exercisable for Common Stock (other than Class AA Preferred Stock, Class AB Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock or securities issued in transactions described in subparagraph 4(g) or 4(h) above) and for a consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such securities less than the Current Market Price per share on the date of issuance of such options, warrants or other securities, each of the Conversion Prices shall be adjusted in accordance with the formula:


                                              P
                                              -
                                  C'= C x O + M
                                          -----
                                          O + D

where:

     C' = the adjusted Conversion Price.

     C  = the then current Conversion Price.

     O = the number of shares outstanding immediately prior to the issuance of such securities.

     P = the aggregate consideration received for the issuance of such securities.

     M = the Current Market Price per share on the date of issuance of such securities.

     D = the maximum number of shares deliverable upon conversion or in exchange for or upon exercise of such securities at the initial conversion, exchange or exercise rate.

     The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the Common Stock deliverable upon conversion, exchange or exercise of such securities has not been issued when such securities are no longer outstanding, then each of the Conversion Prices shall promptly be readjusted to the Conversion Prices which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion, exchange or exercise of such securities. This subparagraph 4(j) does not apply to (i) the issuance of any such securities to acquire, or in the acquisition of, all or any portion of a business, in an arm's-length transaction between the Corporation and an unaffiliated third party, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise,
(ii) the issuance of any such securities in a bona fide public offering pursuant to a firm commitment underwriting, or (iii) the issuance of any such securities to the Corporation's employees under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law, if such securities would otherwise by covered by this subparagraph 4(j) (but only to the extent that the aggregate number of shares issuable upon the conversion, exchange or exercise of the aggregate number of securities excluded hereby (together with the aggregate number of shares excluded by clause (iii) of subparagraph 4(i) above) and issued after the Initial Issue Date shall not exceed 5% of the Common Stock outstanding at the time of any such issuance).

     For purposes of any computation respecting consideration received pursuant to subparagraphs 4(i) and 4(j) above, the following shall apply:

     in case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Corporation for any underwriting of the issue or otherwise in connection therewith;

     in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors (irrespective of the accounting treatment thereof); and

     in the case of the issuance of options, warrants or other securities convertible into or exchangeable or exercisable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Corporation for the issuance of such options, warrants or other securities plus the additional minimum consideration, if any, to be received by the Corporation upon the conversion or exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this subparagraph 4(k)).

     No adjustment in any Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in that Conversion Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 4 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

     No adjustment in the Conversion Prices need be made under this paragraph

4 for (i) rights to purchase Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest, or (ii) any change in the par value or no par value of the Common Stock, and in no event shall any adjustment made under this paragraph 4 reduce the Conversion Prices below the par value of the Common Stock ($0.01). If an adjustment is made to the Conversion Price upon the establishment of a record date for a distribution subject to subparagraphs 4(g) or 4(h) above and if such distribution is subsequently canceled, the Conversion Prices then in effect shall be readjusted, effective as of the date when the Board of Directors determines to cancel such distribution, to the Conversion Prices which would have been in effect if such record date had not been fixed. No adjustment in the Conversion Prices need be made under subparagraphs 4(g) and 4(h) above if the Corporation issues or distributes to each holder of Class AA Preferred Stock the shares of Common Stock, evidences of indebtedness, assets, rights, options or warrants referred to in those subparagraphs which each holder would have been entitled to receive had Class AA Preferred Stock been converted into Common Stock prior to the happening of such event or the record date with respect thereto.

     Whenever the Conversion Prices are adjusted, the Corporation shall promptly mail to holders of Class AA Preferred Stock, first class, postage prepaid, a notice of the adjustment. The Corporation shall file with the transfer agent, if any, for Class AA Preferred Stock a certificate from the Corporation's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Subject to subparagraph 4(s) below, the certificate shall be conclusive evidence that the adjustment is correct.

     The Corporation from time to time may reduce the Conversion Prices by any amount for any period of time if the period is at least twenty (20) Business Days and if the reduction is irrevocable during the period, but in no event may the Conversion Prices be less than the par value of a share of Common Stock. Whenever the Conversion Prices are reduced, the Corporation shall mail to holders of Class AA Preferred Stock a notice of the reduction. The Corporation shall mail, first class, postage prepaid, the notice at least 15 days before the date the reduced conversion price takes effect. The notice shall state the reduced conversion prices and the period they will be in effect. A reduction of the Conversion Prices does not change or adjust the Conversion Prices otherwise in effect for purposes of subparagraphs 4(f), 4(g), 4(h), 4(i) and 4(j) above.

     If:

     the Corporation takes any action which would require an adjustment in the Conversion Prices pursuant to subparagraph 4(g) or 4(h) above, or clause (iv) of subparagraph 4(f) above;

     the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another entity, and stockholders of the Corporation must approve the transaction; or

     there is a dissolution or liquidation of the Corporation;

a holder of Class AA Preferred Stock may want to convert such stock into shares of Common Stock prior to the record date for or the effective date of the transaction so that he may receive the rights, warrants, securities or assets which a holder of shares of Common Stock on that date may receive. Therefore, the Corporation shall mail to such holders, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Corporation shall mail the notice at least ten (10) days before such date. Failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (i), (ii) or (iii) of this subparagraph 4(p).

     If the Corporation is party to a merger which reclassifies or changes its Common Stock, upon consummation of such transaction Class AA Preferred Stock shall automatically become convertible into the kind and amount of securities, cash or other assets which the holder of Class AA Preferred Stock would have owned immediately after the consolidation, merger, transfer or lease if such holder had converted Class AA Preferred Stock immediately before the effective date of the transaction. Appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Class AA Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustment of the Conversion Prices) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of Class AA Preferred Stock. If this subparagraph 4(q) applies, subparagraph 4(f) does not apply.

     In any case in which this paragraph 4 shall require that an adjustment as a result of any event become effective from and after a record date, the Corporation may elect to defer until after the occurrence of such event (i) the issuance to the holder of any shares of Class AA Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Conversion Prices in effect immediately prior to adjustment and (ii) a check for any remaining fractional shares of Common Stock as provided in subparagraph 4(c) above.

     Except as provided in the immediately following sentence, any determination that the Corporation or its Board of Directors must make pursuant to this paragraph 4 shall be conclusive. Whenever the Corporation or its Board of Directors shall be required to make a determination under this paragraph 4, such determination shall be made in good faith and may be challenged in good faith by a majority of the holders of Class AA Preferred Stock, and any dispute shall be resolved, at the Corporation's expense, by an investment banking firm of recognized national standing selected by the Corporation and acceptable to such holders of Class AA Preferred Stock; provided, however, if the Conversion Prices or Adjustment Prices as determined by the Board of Directors are more than 110% of the price determined by such investment banking firm, then the costs incurred by such investment banking firm shall be borne by the holders of Class AA Preferred Stock who challenged such price.

     All shares of Class AA Preferred Stock converted pursuant to this paragraph 4 shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may (subject to any restriction imposed on the Corporation by its Certificate of Incorporation, any certificate of designations of Preferred Stock, its bylaws or the Stock Purchase Agreement or any documents entered into pursuant thereto) thereafter be reissued as shares of any series of preferred stock other than Class AA Preferred Stock.

     Voting Rights.

     The holders of record of shares of Class AA Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph 5 or as otherwise provided by law.

     So long as any shares of the Class AA Preferred Stock remain outstanding, each share of Class AA Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of Common Stock, voting together with the Common Stock as a single class (together with all other classes and series of stock of the Corporation that are entitled to vote as a single class with the Common Stock) at all meetings of the stockholders of the Corporation. In any vote with respect to which the Class AA Preferred Stock shall vote with the holders of Common Stock as a single class together with all other classes and series of stock of the Corporation that are entitled to vote as a single class with the Common Stock, each share of Class AA Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the number of shares of Common Stock into which such share of Class AA Preferred Stock is convertible based on the Mandatory Conversion Price of the Class AA Preferred Stock. Such voting right of the holders of the Class AA Preferred Stock may be exercised at any annual meeting of stockholders, any special meeting of stockholders, or by written consent of the minimum number of shares required to take such action pursuant to
Section 228 of the Delaware General Corporation Law.

     On any matter on which the holders of Class AA Preferred Stock are entitled by law or under the Certificate of Incorporation to vote separately as a class, each such holder shall be entitled to one vote for each share held, and such matter shall be determined by a majority of the votes cast unless Delaware law or this Certificate of Designations requires approval by a higher percentage.

     (d) Until a Termination Event, the number of Directors comprising the Board of Directors shall be equal to fifteen (15) and the holders of Preferred Stock, voting separately as a single class, shall have the exclusive right to elect three (3) Directors (each such Director, a "Preferred Stock Director") at any special meeting of stockholders called for such purpose, at each annual meeting of stockholders and in any written consent of stockholders pursuant to Section 228 of the Delaware General Corporation Law. Any increases in the size of the Board of Directors will require a proportional increase in the number of Preferred Stock Directors (rounded up to the next whole number) such that the Preferred Stock Directors represent not less than twenty percent (20%) of the votes of the Board of Directors. A proportionate number (rounded up to the next whole number, but not less than one) of Preferred Stock Directors shall serve on each committee of the Board of Directors (provided that with respect to the Executive Committee, the Executive Committee shall consist of five members of which two members shall be Preferred Stock Directors), and at least one Preferred Stock Director shall serve on the board or other governing body of each of the Corporation's subsidiaries and affiliates, other than operational home building companies. In the event (an "Adverse Event") that on any date following the Second Closing that is 60 days after the end of a fiscal quarter of the Corporation (a "Test Date") both (i) the Average Trading Price of the Common Stock is below $4.375 per share (adjusted in the same manner as the Mandatory Conversion Price to take account of any of the occurrences that would require an adjustment pursuant to subparagraphs 4(f) through 4(j) hereof) and (ii) (x) the percentage change in the EBT per share of the Corporation (of the common stock issued and outstanding) for the most recent two fiscal quarters as measured against the same two fiscal quarters from the prior fiscal year is less than (y) the percentage change in the EBT per share (of the common stock issued and outstanding) of the Comparable Group for the same period as compared against the EBT per share (calculated on the same basis) of the Comparable Group during the same period in the prior fiscal year then the holders of Preferred Stock, voting separately as a single class, shall be entitled to elect Preferred Stock Directors sufficient to cause the Preferred Stock Directors to constitute a majority of the Board of Directors and all committees of the Board of Directors, including the Executive Committee ("Additional Preferred Stock Directors"). The size of the Board of Directors and all committees shall be automatically increased in order to effect any such additional Directors. The right of the holders of Preferred Stock to elect Additional Preferred Stock Directors shall continue until such time as neither (i) nor (ii) above is true for two consecutive Test Dates. The "Average Trading Price" shall mean, on any date of determination, the average of the closing prices of the Common Stock over the 90 day period prior to such date.

     (e) The Preferred Stock Directors elected as provided herein shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify. Upon the termination of the right of the holders of Preferred Stock to elect Additional Preferred Stock Directors as set forth in subparagraph 5(d) above, any Additional Preferred Stock Directors shall resign. Any Preferred Stock Director may be removed with or without cause by, and shall not be removed other than by, the vote of the holders of a majority of the outstanding shares of Preferred Stock, voting separately as a single class, at a meeting called for such purpose or by written consent in accordance with Section 228 of the Delaware General Corporate Law. If the office of any Preferred Stock Director becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining Preferred Stock Directors, by majority vote, may elect a successor, or, alternatively, the holders of a majority of the outstanding shares of Preferred Stock, voting separately as a single class, at a meeting called for such purpose or by written consent in accordance with Section 228 of the Delaware General Corporation Law may elect a successor. Any such successor shall hold office for the unexpired term in respect of which such vacancy occurred. Upon the occurrence of a Termination Event, the Preferred Stock Directors then serving on the Board of Directors may continue to hold their office for the remainder of their term.

     (f) At any time when the right to elect Preferred Stock Directors or Additional Preferred Stock Directors provided in subparagraph 5(d) shall have vested in the holders of Class AA Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of any holder of record of Class AA Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within thirty (30) days after the personal service of such written request upon the Secretary of the Corporation, or within thirty (30) days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of ten percent (10%) of the shares of Class AA Preferred Stock then outstanding may designate in writing a holder of Class AA Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of the Corporation or, if none, at a place designated by such holder. Any holder of Class AA Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of the holders of Preferred Stock to be called pursuant to the provisions of this paragraph and to contact the holders of Preferred Stock with respect to matters relating to such meeting. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of stockholders.

     (g) If at any time when the holders of Class AA Preferred Stock are entitled to elect directors pursuant to the foregoing provisions of this paragraph 6, and the holders of Class ABI Preferred Stock and Class ABII Preferred Stock are entitled to elect directors by reason of any provision of the Certificate of Incorporation, as in effect at the time, or the respective Certificate of Designation for such Classes, and if the terms of the Class ABI Preferred Stock and Class ABII Preferred Stock so permit, the voting rights of the Preferred Stock then entitled to vote shall be combined (with each series having a number of votes proportional to the aggregate liquidation preference of its outstanding shares). In such case, the holders of Preferred Stock, voting as a class, shall elect such directors.

     (h) In addition to any vote or consent of shareholders required by law or the Certificate of Incorporation, the consent of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares of Class AA Preferred Stock at the time outstanding, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

     Any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, or of the by-laws of the Corporation, which affects adversely the voting powers, preferences and relative, participating, optional and other special rights of the holders of shares of Class AA Preferred Stock; provided, however, that the amendment of the provisions of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of any class of any security convertible into any shares ranking junior to the Class AA Preferred Stock in the distribution of assets on any liquidation, dissolution, or winding up of the Corporation or in the payment of dividends, shall not be deemed to affect adversely the voting powers, preferences and relative, participating, optional and other special rights of the holders of shares of Class AA

Preferred Stock;

     Any authorization or creation of, or increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking senior to or on parity with shares of Class AA Preferred Stock (other than the Class AB Preferred Stock) in the distribution of assets on any liquidation, dissolution, or winding up of the Corporation or in the payment of dividends or otherwise;

     Any increase or decrease (other than by conversion) in the total number of authorized shares of Class AA Preferred Stock;

     Any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Corporation or any of its material subsidiaries of which it owns fifty percent (50%) or more of the voting power thereof, or any consolidation or merger involving the Corporation or any of such subsidiaries (except mergers between the Corporation and any of its subsidiaries or mergers among any of the Corporation's subsidiaries), or any reclassification or other change of any stock, or any dissolution, liquidation, or winding up of the Corporation or, unless the obligations of the Corporation under an agreement are expressly conditioned upon the requisite approval of the holders of sixty-six and two-thirds percent (66-2/3%) of the Class AA Preferred Stock then outstanding as provided for herein, make any agreement or become obligated to do so;

     Any purchase, redemption or other acquisition for value (or payment into or setting aside as a sinking fund for such purpose) of any shares of Common Stock or other capital stock of the Corporation; or

     Any declaration or payment of any dividends on or declaration or making of any other distribution, direct or indirect, on account of the Common Stock or setting apart any sum for any such purpose unless all accrued unpaid dividends on Class AA Preferred Stock have been paid in cash.

     Financial Statements.

     Until (i) the aggregate amount of Preferred Stock outstanding is less than twenty percent (20%) of the maximum amount of the Preferred Stock issued to date or (ii) the aggregate remaining investment or commitment to invest in the Corporation by Investor (or any single transferee of Investor or related group of transferees) is less than the greater of $10,000,000 or ten percent (10%) of the Market Capitalization (a "Termination Event") (provided that a Termination Event shall not occur prior to all closings being consummated under the Stock Purchase Agreement), with the value of such investment to be based on the sum of
(x) the greater of the Liquidation Preference of the Preferred Stock and the value of the Common Stock underlying such Preferred Stock (as measured by the Conversion Price) then held by it, (y) the value of the Common Stock then held by it and (z) the value of the warrants then held by it whether or not required by the rules and regulations of the Commission, the Corporation shall furnish to the holders of Class AA Preferred Stock (i) all quarterly and annual financial information required to be filed with the Commission on Forms 10-Q and 10-K and, with respect to the annual information only, a report thereon by the Corporation's certified independent accountants, (ii) all current reports required to be filed with the Commission on Form 8-K.

     The Corporation shall, so long as a Termination Event has not occurred, deliver to the holders of Class AA Preferred Stock, forthwith upon any executive officer of the Corporation becoming aware of any breach under this Certificate of Designations, an Officers' Certificate specifying such breach and what action the Corporation is taking or proposes to take with respect thereto.

     Ranking.

     With regard to rights to receive dividends, and distributions upon liquidation, dissolution or winding up of the Corporation, the Class AA Preferred Stock shall rank pari passu with any Parity Stock and senior to the Common Stock and any other equity securities or other securities into which any convertible indebtedness is convertible which are issued by the Corporation after the date of this Certificate of Designation. The Class AA Preferred Stock shall not be subject to the creation of capital stock senior with regards to the right to receive dividends, and distribution upon liquidation, dissolution or winding up of the Corporation.

     Modification and Waiver.

     The terms of this Certificate of Designation may be amended and the rights hereunder may be waived with the consent of holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares of the Class AA Preferred Stock then outstanding.

     Exclusion of Other Rights.

     Except as may otherwise be required by law, the shares of Class AA Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation.

     Headings of Subdivisions.

     The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     Severability of Provisions.

     If any voting powers, preferences and relative, participating, optional and other special rights of the Class AA Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Class AA Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Class AA Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Class AA Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Class AA Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

     Record Holders.

     The Corporation and the transfer agent for the Class AA Preferred Stock may deem and treat the record holder of any shares of Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the transfer agent shall be affected by any notice to the contrary.

     Notice.

Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt of such notice or three (3) Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate) with postage prepaid, addressed: if to the Corporation, to its offices at 1921 Gallows Road, Suite 730, Vienna Virginia 22182 Attention:
Secretary or to an agent of the Corporation designated as permitted by this Certificate, or, if to any holder of the Class AA Preferred Stock, to such holder at the address of such holder of the Class AA Preferred Stock as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Class AA Preferred Stock); or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by Jeffrey Shirley its Vice President of Finance and attested by Jamie
M. Pirrello its Secretary, this 30th day of September, 1997.

                                        THE FORTRESS GROUP, INC.



                                        By:
                                             ----------------------------------
                                             Name:  Jeffrey Shirley
                                             Title: Vice President of Finance


ATTEST:



By:
     -------------------------------
     Name:  Jamie M. Pirrello
     Title: Secretary

                                    ANNEX B

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                    AND RELATIVE, PARTICIPATING, OPTIONAL AND
                        OTHER SPECIAL RIGHTS OF PREFERRED
                      STOCK AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                                       OF

                              CLASS ABI CONVERTIBLE
                           REDEEMABLE PREFERRED STOCK

                                       OF

                            THE FORTRESS GROUP, INC.

                            -------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                            -------------------------

     The Fortress Group, Inc., a Delaware corporation (the "Corporation") certifies that pursuant to the authority contained in Article Fourth of its Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors by unanimous vote at a meeting of the Board of Directors at which a quorum was acting and present adopted the following resolution which resolution remains in full force and effect on the date hereof:

     RESOLVED, that there is hereby established a series of authorized preferred stock having a par value of $0.01 per share, which series shall be designated as "Class ABI Convertible Redeemable Preferred Stock" (the "Class ABI Preferred Stock"), shall consist of _______ shares and shall have the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

     Certain Definitions; Number of Shares and Designation.

     Definitions. Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

     Additional Preferred Stock Directors. The term "Additional Preferred Stock Directors" shall have the meaning set forth in subparagraph 6(d).

     Adverse Event. The term "Adverse Event" shall have the meaning set forth in subparagraph 6(d)

     Average Trading Price. The term "Average Trading Price" shall have the meaning set forth in subparagraph 6(d).

     Board of Directors. The term "Board of Directors" shall mean the Board of Directors of the Corporation.

     Business Day. The term "Business Day" shall mean a day other than a Saturday or Sunday or a bank holiday in New York.

     Class AA Preferred Stock. The term "Class AA Preferred Stock" shall mean the 46,670 shares of Class AA Convertible Preferred Stock, $0.01 par value per share, of the Corporation.

     Class ABI Preferred Stock. The term "Class ABI Preferred Stock" shall have the meaning set forth subparagraph 1(b).

     Class ABII Preferred Stock. The term "Class ABII Preferred Stock" shall mean the shares of Class ABII Convertible Redeemable Preferred Stock, $0.01 par value per share, of the Corporation.

     Commission. The term "Commission" shall mean the United States Securities and Exchange Commission.

     Common Equity. The term "Common Equity" shall mean all shares now or hereafter authorized of any class of common stock of the Corporation, including the Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Initial Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

     Common Stock. The term "Common Stock" shall mean the common stock, par value $0.01 per share, of the Corporation.

     Comparable Group. The term "Comparable Group" shall mean Pulte Corporation, The Ryland Group, Inc., U.S. Home Corporation, NVR Inc., Hovnanian Enterprises, Inc., Toll

Brothers, Inc., Washington Homes, Inc., Zaring National Corporation, M/I Schottenstein Homes, Inc., Continental Homes Holding Corp., Engle Homes, Inc., Crossman Communities, Beazer Homes USA, Inc. and D.R. Horton, Inc.

     Conversion Date. The term "Conversion Date" shall mean the Optional Conversion Date and the Mandatory Conversion Date, as applicable.

     Conversion Price. The term "Conversion Price" shall be equal to 95% of the Current Market Price on the applicable Conversion Date.

     Current Market Price. The term "Current Market Price" means, for a share of Common Stock on any date, the average of Quoted Prices for the thirty (30) consecutive Trading Days commencing forty-five (45) Trading Days before the date in question.

     Director. The term "Director" means a member of the Board of Directors.

     Dividend Payment Date. The term "Dividend Payment Date" shall have the meaning set forth in subparagraph 2(b).

     Dividend Period. The term "Dividend Period" shall mean the period from, and including, the Initial Issue Date to, but not including, the first Dividend Payment Date and thereafter, each quarterly period from, and including, the Dividend Payment Date to, but not including the next Dividend Payment Date.

     Dividend Rate. The term "Dividend Rate" shall mean twelve percent (12%).

     EBT. The term "EBT" shall mean earnings before interest expense, income taxes and extraordinary or non-recurring items, all calculated in accordance with generally accepted accounting principles.

     Executive Committee. The term "Executive Committee" shall mean the five-member executive committee of the Board of Directors to which substantial operational matters regarding the Corporation shall be delegated.

     Initial Issue Date. The term "Initial Issue Date" shall mean the date that shares of Class ABI Preferred Stock are first issued by the Corporation.

     Investor. The term "Investor" shall mean, at any time, Prometheus Homebuilders LLC and any of its affiliates, including, but not limited to, Lazard Freres Real Estate Investors, LLC and its affiliates.

     Junior Stock. The term "Junior Stock" shall mean, for purposes of paragraph 2 below,

Common Equity and any class or series of stock of the Corporation authorized after the Initial Issue Date which is not entitled to receive any dividends in any Dividend Period unless all dividends required to have been paid or declared and set apart for payment on the Class AB Preferred Stock and any Parity Stock shall have been so paid or declared and set apart for payment, and for purposes of paragraph 3 below, shall mean Common Equity and any class or series of stock of the Corporation authorized after the Initial Issue Date which is not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Class AB Preferred Stock and any Parity Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

     Liquidation Preference. The term "Liquidation Preference" shall mean $1000.00 per share.

     Mandatory Conversion Date. The term "Mandatory Conversion Date" shall mean the Business Day, specified in a notice to holders of Class ABI Preferred Stock given by the Corporation in accordance with the provisions of subparagraph 4(b)(ii), upon which the Corporation shall convert all outstanding shares of Class ABI Preferred Stock into Common Stock as set forth in such subparagraph.

     Market Capitalization. The term "Market Capitalization" shall mean the market value of the Corporation's outstanding Common Stock as measured by the thirty (30) Trading Days preceding any measurement date.

     Officers' Certificate. The term "Officers' Certificate" means a certificate signed on behalf of the Corporation by two officers of the Corporation, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Corporation.

     Optional Conversion Date. The term "Optional Conversion Date" shall have the meaning set forth in subparagraph 4(b)(i) below.

     Non-Preferred Stock Director. The term "Non-Preferred Stock Director" means a Director other than a Preferred Stock Director.

     Parity Stock. The term "Parity Stock" shall mean, for purposes of paragraph 2 below, (i) the Series A Preferred Stock, (ii) the Series B Preferred Stock,
(iii) the Series C Preferred Stock, (iv) the Series D Preferred Stock, (v) the Class AA Preferred Stock, (vi) the Class ABII Preferred Stock and (vii) any class or series of stock of the Corporation authorized after the Initial Issue Date which is entitled to receive payment of dividends on a parity with the Class ABI Preferred Stock, and for purposes of paragraph 3 below, shall mean (i) the Series A Preferred Stock, (ii) the Series B Preferred Stock, (iii) the Series C Convertible Preferred Stock, (iv) the Series D Preferred Stock, (v) the Class AA Preferred Stock, (vi) the Class ABII Preferred Stock and (vii) any class or series of stock of the Corporation authorized after the Initial Issue Date which is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Class ABI Preferred Stock.

     Preferred Stock. The term "Preferred Stock" shall mean the Class AA Preferred Stock, the Class ABI Preferred Stock and the Class ABII Preferred Stock.

     Preferred Stock Director. The term "Preferred Stock Director" has the meaning set forth in subparagraph 6(d).

     Quoted Price. The term "Quoted Price", with respect to the Common Stock, shall mean the last reported sales price for Common Stock as reported by the National Association of Securities Dealers, Inc. Automatic Quotations System, National Market System, or, if the applicable security is listed or admitted for trading on a securities exchange, the last reported sales price of the applicable security on the principal exchange on which the applicable security is listed or admitted for trading (which shall be for consolidated trading if applicable to such exchange), or if neither so reported or listed or admitted for trading, the last reported bid price of the applicable security in the over-the-counter market. In the event that the Quoted Price cannot be determined as aforesaid, the Board of Directors shall determine the Quoted Price on the basis of such quotations as it in good faith considers appropriate. Such determination may be challenged in good faith by a majority of holders of shares of Class ABI Preferred Stock, and any dispute shall be resolved at the Corporation's cost, by an investment banking firm of recognized national standing selected by the Corporation and reasonably acceptable to such holders of Class ABI Preferred Stock and shall be made in good faith and be conclusive absent manifest error; provided, however, if the Quoted Price as determined by the Board of Directors is more than 110% of the price determined by the investment banking firm, then the costs incurred by such investment banking firm shall be borne by the holders of Class AB Preferred Stock who challenged such price.

     Record Date. The term "Record Date" shall mean the date designated by the Board of Directors at the time a dividend is declared; provided, however, that such Record Date shall not be more than thirty (30) days nor less than ten (10) days prior to the respective Dividend Payment Date or such other date designated by the Board of Directors for the payment of dividends.

     Redemption Date. The term "Redemption Date" shall have the meaning set forth in subparagraph 5(b) below.

     Redemption Price. The term "Redemption Price" shall mean a price per share equal to the Liquidation Preference, plus an amount equal to all cumulative dividends accrued and unpaid on such share to the Redemption Date.

     Series A Preferred Stock. The term "Series A Preferred Stock" shall mean the Series A 11% Cumulative Convertible Preferred Stock, $0.01 par value per share, of the Corporation.

     Series B Preferred Stock. The term "Series B Preferred Stock" shall mean the Series B Convertible Preferred Stock, $0.01 par value per share, of the Corporation.

     Series C Preferred Stock. The term "Series C Preferred Stock" shall mean the Series C Convertible Preferred Stock, $0.01 par value per share, of the Corporation.

     Series D Preferred Stock. The term "Series D Preferred Stock" shall mean the Series D 6% Convertible Redeemable Preferred Stock, $0.01 par value per share, of the Corporation.

     Stock Purchase Agreement. The term "Stock Purchase Agreement" shall mean that certain Amended and Restated Stock Purchase Agreement, dated as of September 30, 1997, by and between the Corporation and Prometheus Homebuilders LLC.

     Termination Event. The term "Termination Event" shall have the meaning set forth in subparagraph 7(a) below.

     Test Date. The term "Test Date" shall have the meaning set forth in subparagraph 6(d).

     Trading Day. The term "Trading Day" with respect to any security shall mean any day on which any market in which the applicable security is then traded and in which a Quoted Price may be ascertained is open for business.

     Number of Shares and Designation. _______ shares of the preferred stock, $0.01 par value per share, of the Corporation are hereby constituted as a series of the preferred stock designated as "Class ABI Convertible Redeemable Preferred Stock" (the "Class ABI Preferred Stock").

     Dividends.

     The record holders of Class ABI Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors, out of funds legally available for payment of dividends. Such dividends shall be payable by the Corporation in cash at the rate of twelve percent (12%) per annum of the Liquidation Preference.

     Dividends on shares of Class ABI Preferred Stock shall accrue and be cumulative from the date of issuance of such shares. Dividends shall be payable quarterly in arrears when and as declared by the Board of Directors on March 31, June 30, September 30 and December 31 of each year (a "Dividend Payment Date"), [commencing on _______________________ , 1997]. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day. The amount of dividends payable on Class ABI Preferred Stock for each full Dividend Period shall be computed by dividing by four (4) the annual rate per share set forth in subparagraph 2(a) above. Dividends shall be paid to the holders of record of the Class ABI Preferred Stock as their names shall appear on the share register of the Corporation on the Record Date for such dividend. Dividends payable in any Dividend Period which is less than a full Dividend Period in length will be computed on the basis of a ninety (90) day quarterly period and actual days elapsed in such Dividend Period. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time to holders of record on the Record Date therefor. For any Dividend Period in which dividends are not paid in full on the Dividend Payment Date first succeeding the end of such Dividend Period, then on such Dividend Payment Date such accrued and unpaid dividends shall be added (solely for the purpose of calculating dividends payable on the Class ABI Preferred Stock) to the Liquidation Preference of the Class ABI Preferred Stock effective at the beginning of the Dividend Period succeeding the Dividend Period as to which such dividends were not paid and shall thereafter accrue additional dividends in respect thereof at the Dividend Rate until such accrued and unpaid dividends have been paid in full.

     So long as any shares of Class ABI Preferred Stock shall be outstanding, the Corporation shall not declare, pay or set apart for payment on any Junior Stock any dividends whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other than Common Stock, together with cash in lieu of fractional shares), nor shall the Corporation make any distribution on any Junior Stock, nor shall any Junior Stock be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries of which it owns not less than a majority of the outstanding voting power, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Class ABI Preferred Stock shall have been entitled for all previous Dividend Periods shall have been paid or declared and a sum of money sufficient for the payment thereof has been set apart.

     The Corporation shall be obligated to declare and pay dividends in an amount equal to the Dividend Rate on each Dividend Payment Date to the extent that funds are legally available for declaration of such dividends. In the event that full dividends are not paid or made available to the holders of all outstanding shares of Class ABI Preferred Stock and of any Parity Stock with respect to any Dividend Period and funds available for payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount legally available for payment of dividends shall be distributed each Dividend Period ratably among all such holders of Class ABI Preferred Stock and of any Parity Stock in proportion to the full amount to which they would otherwise be respectively entitled. The dividends payable in respect of the Class ABI Preferred Stock shall be a mandatory obligation of the Corporation, subject only to the limitations set forth in Section 170 of the Delaware General Corporation Law with respect to funds legally permitted to be used for the payment of dividends (the "Legal Funds Requirement"). In stating that the dividends payable in respect of the Class ABI Preferred Stock are a mandatory obligation, it is the explicit intent of the Corporation to eliminate any and all discretion of the Board of Directors with respect to the declaration and payment of such dividends and to require the Board of Directors to declare and pay such dividends as and when provided herein, subject only to compliance with the Legal Funds Requirement.

     Distributions Upon Liquidation, Dissolution or Winding Up.

     In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation before any payment or distribution shall be made to the holders of Junior Stock, the holders of Class ABI Preferred Stock shall be entitled to be paid out of the assets of the Corporation in cash or property at its fair market value as determined by the Board of Directors the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid thereon to the date of such liquidation, dissolution or such other winding up. Except as provided in this paragraph, holders of Class ABI Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

     If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation the assets of the Corporation shall be insufficient to permit the payment in full of the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid on the Class ABI Preferred Stock and the full liquidating payments on all Parity Stock, then the assets of the Corporation shall be ratably distributed among the holders of Class ABI Preferred Stock and of any Parity Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full. Neither the consolidation or merger of the Corporation into or with another entity or entities, nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Corporation to another corporation or any other entity shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 3.

     Conversion Rights.


     At any time, on or after [Fourth Anniversary], a holder of shares of Class ABI Preferred Stock may convert such shares into Common Stock at any time before the close of business on the Redemption Date (unless the Corporation shall default in payment of the Redemption Price).

     At any time, on or after [Fifth Anniversary], the Corporation, at its option, may convert all, but not less than all of the aggregate shares of Class ABI Preferred Stock and Class ABII Preferred Stock outstanding at such time into Common Stock at any time before the close of business on the Redemption Date; provided that, on the Mandatory Conversion Date, the

Corporation shall have paid all accrued dividends on all shares of Class ABI Preferred Stock then outstanding, up to and including the most recent Dividend Payment Date (unless the Corporation shall default in payment of the Conversion Price).

     For the purposes of conversion, each share of Class ABI Preferred Stock shall be valued at the Liquidation Preference plus all accrued but unpaid dividends thereon through the relevant Conversion Date, which shall be divided by the Conversion Price in effect on the Conversion Date to determine the number of shares issuable upon conversion. Immediately following such conversion, the rights of the holders of converted Class ABI Preferred Stock shall cease (in respect of such converted stock) and the persons entitled to receive the Common Stock upon the conversion of Class ABI Preferred Stock shall be treated for all purposes as having become the owners of such Common Stock.


     To convert Class ABI Preferred Stock pursuant to subparagraph 4(a)(i), a holder must (i) surrender the certificate or certificates evidencing the shares of Class ABI Preferred Stock to be converted, duly endorsed in a form satisfactory to the Corporation, at the office of the Corporation or transfer agent for the Class ABI Preferred Stock, (ii) notify the Corporation at such office that he elects to convert Class ABI Preferred Stock, and the number of shares he wishes to convert, (iii) state in writing the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued, and (iv) pay any transfer or similar tax if required (provided, however, that no such payment shall be required if the Common Stock issuable upon conversion is to be issued in the name of the converting holder of Class ABI Preferred Stock). In the case of lost or destroyed certificates evidencing ownership of shares of Class ABI Preferred Stock to be surrendered for conversion, the holder shall submit proof of loss or destruction, and such indemnity as shall be reasonably required by the Corporation. In the event that a holder fails to notify the Corporation of the number of shares of Class ABI Preferred Stock which he wishes to convert, he shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. The date on which the holder satisfies all those requirements is the "Optional Conversion Date." As soon as practical and in any event within five (5) Business Days of the Optional Conversation Date, the Corporation shall deliver through the transfer agent a certificate for the number of full shares of Common Stock issuable upon the conversion, a check for any fractional share and a new certificate representing the unconverted portion, if any, of the shares of Class ABI Preferred Stock represented by the certificate or certificates surrendered for conversion. The person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and after the Optional Conversion Date. All shares of Common Stock issuable upon conversion of the Class ABI Preferred Stock shall be fully paid and nonassessable and shall rank pari passu with the other shares of Common Stock outstanding from time to time. In the case of Class ABI Preferred Stock that has been converted after any Record Date but before the next succeeding Dividend Payment Date, dividends that are payable on such Dividend Payment Date shall be payable on such Dividend Payment Date notwithstanding such conversion, and such dividends shall be paid to the holder of such Class ABI Preferred Stock on such Record Date (and shall not constitute "accrued and unpaid dividends" for purposes of subparagraph 4(a)). Holders of Common Stock issued upon conversion shall not be entitled to receive any dividend payable to holders of Common Stock as of any record time before the close of business on the Optional Conversion Date. If a holder of Class ABI Preferred Stock converts more than one share at a time the number of full shares of Common Stock issuable upon conversion shall be based on the total value of all shares of Class ABI Preferred Stock converted.

     To convert Class ABI Preferred Stock and Class ABII Preferred Stock pursuant to subparagraph 4(a)(ii), notice of any conversion shall be sent by or on behalf of the Corporation not more than sixty (60) days nor less than thirty
(30) days prior to the Mandatory Conversion Date, by first class mail, postage prepaid, to all holders of record of the Class ABI Preferred Stock and Class ABII Preferred Stock at their respective last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the conversion of any shares of Class ABI Preferred Stock and Class ABII Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Class ABI Preferred Stock and Class ABII Preferred Stock may be listed or admitted to trading, such notice shall state:
(i) the Mandatory Conversion Date; (ii) the date on which the Conversion Price shall be calculated; (iii) the number of shares of Class ABI Preferred Stock and Class ABII Preferred Stock to be converted being all the Class ABI Preferred Stock and Class ABII Preferred Stock held of record by all holders; (iv) the place or places where certificates for such shares are to be surrendered for receipt of such Common Stock issuable upon such conversion; and (v) that dividends on the shares to be converted will cease to accrue on the Mandatory Conversion Date. Upon the mailing of any such notices of conversion, the Corporation shall become obligated to convert on the Mandatory Conversion Date all of the Class ABI Preferred Stock and Class ABII Preferred Stock.

     The person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and after the Mandatory Conversion Date. All shares of Common Stock issuable upon conversion of the Class ABI Preferred Stock and Class ABII Preferred Stock shall be fully paid and nonassessable and shall rank pari passu with the other shares of Common Stock outstanding from time to time. In the case of Class ABI Preferred Stock and Class ABII Preferred Stock that has been converted after any Record Date but before the next succeeding Dividend Payment Date, dividends that are payable on such Dividend Payment Date shall be payable on such Dividend Payment Date notwithstanding such conversion, and such dividends shall be paid to the holder of such Class ABI Preferred Stock and Class ABII Preferred Stock on such Record Date (and shall not constitute "accrued and unpaid dividends" for purposes of subparagraph 4(a)). Holders of Common Stock issued upon conversion shall not be entitled to receive any dividend payable to holders of Common Stock as of any record time before the close of business on the Mandatory Conversion Date.

     The Corporation will not issue a fractional share of Common Stock upon conversion of Class ABI Preferred Stock. Instead the Corporation will deliver its check for the current market value of the fractional share. The current market value of a fraction of a share is determined as follows: Multiply the closing market price of a full share by the fraction. Round the result to the nearest cent. The closing market price of a share of Common Stock is the Quoted Price of the Common Stock on the last Trading Day prior to the Conversion Date.

     If a holder converts shares of Class ABI Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the holder shall pay any such tax which is due because the shares are issued in a name other than the holder's name.

     The Corporation has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Class ABI Preferred Stock in full as deterimined in good faith by the Board of Directors from time to time. All shares of Common Stock which may be issued upon conversion of Class ABI Preferred Stock shall be fully paid and nonassessable. The Corporation will endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Class ABI Preferred Stock and will endeavor to list such shares on each national securities exchange on which the Common Stock is listed.

     The Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) Business Days and if the reduction is irrevocable during the period, but in no event may the Conversion Price be less than the par value of a share of Common Stock. Whenever the Conversion Price is reduced, the Corporation shall mail to holders of Class ABI Preferred Stock a notice of the reduction. The Corporation shall mail, first class, postage prepaid, the notice at least 15 days before the date the reduced conversion price takes effect. The notice shall state the reduced conversion price and the period it will be in effect.

     If the Corporation consolidates or merges with or into, as transfers or leases all or substantially all its assets to any person, upon consummation of such transaction Class ABI Preferred Stock shall automatically become convertible into the kind and amount of securities, cash or other assets which the holder of Class ABI Preferred Stock would have owned immediately after the consolidation, merger, transfer or lease if such holder had converted Class ABI Preferred Stock immediately before the effective date of the transaction. Appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Class ABI Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustment of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of Class ABI Preferred Stock.

     In any case in which this paragraph 4 shall require that an adjustment as a result of any event become effective from and after a record date, the Corporation may elect to defer until after the occurrence of such event (i) the issuance to the holder of any shares of Class ABI Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Conversion Price in effect immediately prior to adjustment and (ii) a check for any remaining fractional shares of Common Stock as provided in subparagraph 4(c) above.

     Except as provided in the immediately following sentence, any determination that the Corporation or its Board of Directors must make pursuant to this paragraph 4 shall be conclusive. Whenever the Corporation or its Board of Directors shall be required to make a determination under this paragraph 4, such determination shall be made in good faith and may be challenged in good faith by a majority of the holders of Class ABI Preferred Stock, and any dispute shall be resolved, at the Corporation's expense, by an investment banking firm of recognized national standing selected by the Corporation and acceptable to such holders of Class ABI Preferred Stock; provided, however, if the Conversion Price as determined by the Board of Directors is more than 110% of the price determined by the investment banking firm, then the costs incurred by such investment banking firm shall be borne by the holders of Class ABI Preferred Stock who challenged such price.

     All shares of Class ABI Preferred Stock converted pursuant to this paragraph 4 shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may (subject to any restriction imposed on the Corporation by its Certificate of Incorporation, any certificate of designations of Preferred Stock, its bylaws or the Stock Purchase Agreement or any documents entered into pursuant thereto) thereafter be reissued as shares of any series of preferred stock other than Class ABI Preferred Stock.

     Redemption by the Corporation.

     The Class ABI Preferred Stock and the Class ABII Preferred Stock, together, may be redeemed, in whole, but not in part, at any time on or after ___________, 2002 at the option of the Corporation at the Redemption Price. If the Redemption Date is on or after a Record Date and on or before the related Dividend Payment Date, the dividend payable shall be paid to the holder in whose name the Class ABI Preferred Stock is registered at the close of business on such record date.

     Notice of any redemption shall be sent by or on behalf of the Corporation not more than sixty (60) days nor less than thirty (30) days prior to the Redemption Date, by first class mail, postage prepaid, to all holders of record of the Class ABI Preferred Stock and the Class ABII

Preferred Stock at their respective last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Class ABI Preferred Stock or Class ABII Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Class ABI Preferred Stock and Class ABII Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the number of shares of Class ABI Preferred Stock and Class ABII Preferred Stock to be redeemed; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date (vi) the Conversion Price; (vii) that Class ABI Preferred Stock and Class ABII Preferred Stock called for redemption may be converted at any time before the close of business on the Redemption Date; and (viii) that holders of Class ABI Preferred Stock and Class ABII Preferred Stock must satisfy the requirements of subparagraph 4(b) above if such holders desire to convert such shares. Upon the mailing of any such notices of redemption, the Corporation shall become obligated to redeem at the time of redemption specified thereon all the Class ABI Preferred Stock and the Class ABII Preferred Stock.

     If notice has been mailed in accordance with subparagraph 5(b) above and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the shares of the Class ABI Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Class ABI Preferred Stock, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Redemption Price.

     Any funds deposited with a bank or trust company for the purpose of redeeming Class ABI Preferred Stock shall be irrevocable except that:

          the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

          any balance of monies so deposited by the Corporation and unclaimed by the holders of the Class ABI Preferred Stock entitled thereto at the expiration of two (2) years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

     No Class ABI Preferred Stock may be redeemed except with funds legally available for the payment of the Redemption Price.

     All shares of Class ABI Preferred Stock redeemed pursuant to this paragraph 5 shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may (subject to any restriction imposed on the Corporation by its Certificate of Incorporation, any certificate of designations of Preferred Stock, its bylaws or the Stock Purchase Agreement or any documents entered into pursuant thereto) thereafter be reissued as shares of any series of preferred stock other than shares of Class ABI Preferred Stock.

     Voting Rights.

     The holders of record of shares of Class ABI Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph 6 or as otherwise provided by law.

     So long as any shares of the Class ABI Preferred Stock remain outstanding, each share of Class ABI Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of Common Stock, voting together with the Common Stock as a single class (together with all other classes and series of stock of the Corporation that are entitled to vote as a single class with the Common Stock) at all meetings of the stockholders of the Corporation. In any vote with respect to which the Class ABI Preferred Stock shall vote with the holders of Common Stock as a single class together with all other classes and series of stock of the Corporation that are entitled to vote as a single class with the Common Stock, each share of Class ABI Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the number of shares of Common Stock into which such share of Class ABI Preferred Stock would be convertible if the Conversion Price were 100% of the closing trading price of the Common Stock on the date immediately preceding the Initial Issue Date of the Class AA Preferred Stock. Such voting right of the holders of the Class ABI Preferred Stock may be exercised at any annual meeting of stockholders, any special meeting of stockholders, or by written consent of the minimum number of shares required to take such action pursuant to Section 228 of the Delaware General Corporation Law.

     On any matter on which the holders of Class ABI Preferred Stock are entitled by law or under the Certificate of Incorporation to vote separately as a class, each such holder shall be entitled to one vote for each share held, and such matter shall be determined by a majority of the votes cast unless Delaware law or this Certificate of Designations requires approval by a higher percentage.

     Until a Termination Event, the number of Directors comprising the Board of Directors shall be equal to fifteen (15) and the holders of Preferred Stock, voting separately as a single class, shall have the exclusive right to elect three (3) Directors (each such Director, a "Preferred Stock Director") at any special meeting of stockholders called for such purpose, at each annual meeting of stockholders and in any written consent of stockholders pursuant to Section 228 of the Delaware General Corporation Law. Any increases in the size of the Board of Directors will require a proportional increase in the number of Preferred Stock Directors (rounded up to the next whole number such that the Preferred Stock Directors represent not less than twenty percent (20%) of the votes of the Board of Directors). A proportionate number (rounded up to the next whole number, but not less than one) of Preferred Stock Directors shall serve on each committee of the Board of Directors (provided that with respect to the Executive Committee, the Executive Committee shall consist of five members of which two members shall be Preferred Stock Directors), and at least one Preferred Stock Director shall serve on the board or other governing body of each of the Corporation's subsidiaries and affiliates, other than operational home building companies. In the event (an "Adverse Event") that on any date following the Initial Issue Date that is 60 days after the end of a fiscal quarter of the Corporation (a "Test Date") both (i) the Average Trading Price of the Common Stock is below $4.375 per share (provided that such amount shall be adjusted for reverse stock splits, recapitalizations and other similar events) and (ii) (x) the percentage change in the EBT per share of the Corporation (of the Common Stock issued and outstanding) for the most recent two fiscal quarters as measured against the same two fiscal quarters from the prior fiscal year is less than (y) the percentage change in the EBT per share (of the common stock issued and outstanding) of the Comparable Group for the same period as compared against the EBT per share (calculated on the same basis) of the Comparable Group during the same period in the prior fiscal year then the holders of Preferred Stock, voting separately as a single class, shall be entitled to elect Preferred Stock Directors sufficient to cause the Preferred Stock Directors to constitute a majority of the Board of Directors and all committees of the Board of Directors, including the Executive Committee ("Additional Preferred Stock Directors"). The size of the Board of Directors and all committees shall be automatically increased in order to effect any such additional Directors. The right of the holders of Preferred Stock to elect Additional Preferred Stock Directors shall continue until such time as neither (i) nor (ii) above is true for two consecutive Test Dates. The "Average Trading Price" shall mean, on any date of determination, the average of the closing prices of the Common Stock over the 90 day period prior to such date.

     The Preferred Stock Directors elected as provided herein shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify. Upon the termination of the right of the holders of Preferred Stock to elect Additional Preferred Stock Directors as set forth in subparagraph 6(d) above, any Additional Preferred Stock Directors shall resign. Any Preferred Stock Director may be removed with or without cause by, and shall not be removed other than by, the vote of the holders of a majority of the outstanding shares of Preferred Stock, voting separately as a single class, at a meeting called for such purpose or by written consent in accordance with Section 228 of the Delaware General Corporate Law. If the office of any Preferred Stock Director becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining Preferred Stock Directors, by majority vote, may elect a successor, or, alternatively, the holders of a majority of the outstanding shares of Preferred Stock, voting separately as a single class, at a meeting called for such purpose or by written consent in accordance with Section 228 of the Delaware General Corporation Law may elect a successor. Any such successor shall hold office for the unexpired term in respect of which such vacancy occurred. Upon the occurrence of a Termination Event, the Preferred Stock Directors then serving on the Board of Directors may continue to hold their office for the remainder of their term.

     At any time when the right to elect Preferred Stock Directors or Additional Preferred Stock Directors provided in subparagraph 6(d) shall have vested in the holders of Class ABI Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of any holder of record of Class ABI Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within thirty (30) days after the personal service of such written request upon the Secretary of the Corporation, or within thirty (30) days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of ten percent (10%) of the shares of Class ABI Preferred Stock then outstanding may designate in writing a holder of Class ABI Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of the Corporation or, if none, at a place designated by such holder. Any holder of Class ABI Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of the holders of Preferred Stock to be called pursuant to the provisions of this paragraph and to contact the holders of Preferred Stock with respect to matters relating to such meeting. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of stockholders.

     If at any time when the holders of Class ABI Preferred Stock are entitled to elect directors pursuant to the foregoing provisions of this paragraph 6, and the holders of Class AA Preferred Stock and Class ABII Preferred Stock are entitled to elect directors by reason of any provision of the Certificate of Incorporation, as in effect at the time, or the respective Certificate of

Designation for such Classes, and if the terms of the Class AA Preferred Stock and Class ABII Preferred Stock so permit, the voting rights of the Preferred Stock then entitled to vote shall be combined (with each series having a number of votes proportional to the aggregate liquidation preference of its outstanding shares). In such case, the holders of Preferred Stock, voting as a class, shall elect such directors.

     In addition to any vote or consent of shareholders required by law or the Certificate of Incorporation, the consent of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares of Class ABI Preferred Stock at the time outstanding, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

          Any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, or of the by-laws of the Corporation, which affects adversely the voting powers, preferences and relative, participating, optional and other special rights of the holders of shares of Class ABI Preferred Stock; provided, however, that the amendment of the provisions of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of any class of any security convertible into any shares ranking junior to the Class ABI Preferred Stock in the distribution of assets on any liquidation, dissolution, or winding up of the Corporation or in the payment of dividends, shall not be deemed to affect adversely the voting powers, preferences and relative, participating, optional and other special rights of the holders of shares of Class ABI Preferred Stock;

          Any authorization or creation of, or increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking senior to or on parity with shares of Class ABI Preferred Stock (other than the Class AA Preferred Stock) in the distribution of assets on any liquidation, dissolution, or winding up of the Corporation or in the payment of dividends or otherwise;

          Any increase or decrease (other than by redemption or conversion) in the total number of authorized shares of Class ABI Preferred Stock;

          Any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Corporation or any of its material subsidiaries of which it owns fifty percent (50%) or more of the voting power thereof, or any consolidation or merger involving the Corporation or any of such subsidiaries (except mergers between the Corporation and any of its subsidiaries or mergers among any of the Corporation's subsidiaries), or any reclassification or other change of any stock, or any dissolution, liquidation, or winding up of the Corporation or, unless the obligations of the Corporation under an agreement are expressly conditioned upon the requisite approval of the holders of sixty-six and two-thirds percent (66-2/3%) of the Class ABI Preferred Stock then outstanding as provided for herein, make any agreement or become obligated to do so;

          Except as permitted by paragraph 5 above, any purchase, redemption or other acquisition for value (or payment into or setting aside as a sinking fund for such purpose) of any shares of Common Stock or other capital stock of the Corporation;

          Any declaration or payment of any dividends on or declaration or making of any other distribution, direct or indirect, on account of the Common Stock or setting apart any sum for any such purpose unless all accrued unpaid dividends on Class ABI Preferred Stock have been paid in cash.

     Financial Statements.

     Until (i) the aggregate amount of Preferred Stock outstanding is less than twenty percent (20%) of the maximum amount of the Preferred Stock issued to date or (ii) the aggregate remaining investment or commitment to invest in the Corporation by Investor (or any single transferee of Investor or related group of transferees) is less than the greater of $10,000,000 or ten percent (10%) of the Market Capitalization (a "Termination Event") (provided that a Termination Event shall not occur prior to all closings being consummated under the Stock Purchase Agreement), with the value of such investment to be based on the sum of
(x) the greater of the Liquidation Preference of the Preferred Stock and the value of the Common Stock underlying such Preferred Stock (as measured by the Conversion Price) then held by it, (y) the value of the Common Stock then held by it, and (z) the value of the warrants then held by it, whether or not required by the rules and regulations of the Commission, the Corporation shall furnish to the holders of Class ABI Preferred Stock (i) all quarterly and annual financial information required to be filed with the Commission on Forms 10-Q and 10-K and, with respect to the annual information only, a report thereon by the Corporation's certified independent accountants, (ii) all current reports required to be filed with the Commission on Form 8-K.

     The Corporation shall, so long as a Termination Event has not occurred, deliver to the holders of Class ABI Preferred Stock, forthwith upon any executive officer of the Corporation becoming aware of any breach under this Certificate of Designations, an Officers' Certificate specifying such breach and what action the Corporation is taking or proposes to take with respect thereto.

     Ranking.

     With regard to rights to receive dividends, redemption payments and distributions upon liquidation, dissolution or winding up of the Corporation, the Class ABI Preferred Stock shall rank pari passu with any Parity Stock and senior to the Common Stock and any other equity securities or other securities into which any convertible indebtedness is convertible which are issued by the Corporation after the date of this Certificate of Designation. The Class ABI Preferred Stock shall not be subject to the creation of capital stock senior with regards to the right to receive dividends, redemption payments and distribution upon liquidation, dissolution or winding up of the

Corporation.

     Modification and Waiver.

     The terms of this Certificate of Designation may be amended and the rights hereunder may be waived with the consent of holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares of the Class ABI Preferred Stock then outstanding.

     Exclusion of Other Rights.

     Except as may otherwise be required by law, the shares of Class ABI Preferred stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation.

     Headings of Subdivisions.

     The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     Severability of Provisions.

     If any voting powers, preferences and relative, participating, optional and other special rights of the Class ABI Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Class ABI Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Class ABI Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Class ABI Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Class ABI Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

     Record Holders.

     The Corporation and the transfer agent for the Class ABI Preferred Stock may deem and treat the record holder of any shares of Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the transfer agent shall be affected by any notice to the contrary.

     Notice.

     Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt of such notice or three (3) Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate) with postage prepaid, addressed: if to the Corporation, to its offices at 1921 Gallows Road, Suite 730, Vienna Virginia 22182 Attention:
Secretary or to an agent of the Corporation designated as permitted by this Certificate, or, if to any holder of the Class ABI Preferred Stock, to such holder at the address of such holder of the Class ABI Preferred Stock as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Class ABI Preferred Stock); or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by [NAME AND TITLE OF OFFICER] and attested by [NAME OF SECRETARY] its secretary, this _____ day of ____________________, 1997.

                                       THE FORTRESS GROUP, INC.



                                       By: _____________________________________
                                           Name:
                                           Title:


ATTEST:



By: ____________________________________
    Name:
    Secretary:

                                     ANNEX C

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                    AND RELATIVE, PARTICIPATING, OPTIONAL AND
                        OTHER SPECIAL RIGHTS OF PREFERRED
                      STOCK AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                                       OF

                             CLASS ABII CONVERTIBLE
                           REDEEMABLE PREFERRED STOCK

                                       OF

                            THE FORTRESS GROUP, INC.

                            -------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                            -------------------------

     The Fortress Group, Inc., a Delaware corporation (the "Corporation") certifies that pursuant to the authority contained in Article Fourth of its Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors by unanimous vote at a meeting of the Board of Directors at which a quorum was acting and present adopted the following resolution which resolution remains in full force and effect on the date hereof:

     RESOLVED, that there is hereby established a series of authorized preferred stock having a par value of $0.01 per share, which series shall be designated as "Class ABII Convertible Redeemable Preferred Stock" (the "Class ABII Preferred Stock"), shall consist of _______ shares and shall have the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

     Certain Definitions; Number of Shares and Designation.

     Definitions. Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

     Additional Preferred Stock Directors. The term "Additional Preferred Stock Directors" shall have the meaning set forth in subparagraph 6(d).

     Adverse Event. The term "Adverse Event" shall have the meaning set forth in subparagraph 6(d)

     Average Trading Price. The term "Average Trading Price" shall have the meaning set forth in subparagraph 6(d).

     Board of Directors. The term "Board of Directors" shall mean the Board of Directors of the Corporation.

     Business Day. The term "Business Day" shall mean a day other than a Saturday or Sunday or a bank holiday in New York.

     Class AA Preferred Stock. The term "Class AA Preferred Stock" shall mean the 46,670 shares of Class AA Convertible Preferred Stock, $0.01 par value per share, of the Corporation.

     Class ABI Preferred Stock. The term "Class ABI Preferred Stock" shall mean the shares of Class ABI Convertible Redeemable Preferred Stock, $0.01 par value per share, of the Corporation.

     Class ABII Preferred Stock. The term "Class ABII Preferred Stock" shall have the meaning set forth subparagraph 1(b).

     Commission. The term "Commission" shall mean the United States Securities and Exchange Commission.

     Common Equity. The term "Common Equity" shall mean all shares now or hereafter authorized of any class of common stock of the Corporation, including the Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Initial Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

     Common Stock. The term "Common Stock" shall mean the common stock, par value $0.01 per share, of the Corporation.

     Comparable Group. The term "Comparable Group" shall mean Pulte Corporation, The Ryland Group, Inc., U.S. Home Corporation, NVR Inc., Hovnanian Enterprises, Inc., Toll

Brothers, Inc., Washington Homes, Inc., Zaring National Corporation, M/I Schottenstein Homes, Inc., Continental Homes Holding Corp., Engle Homes, Inc., Crossman Communities, Beazer Homes USA, Inc. and D.R. Horton, Inc.

     Conversion Date. The term "Conversion Date" shall mean the Optional Conversion Date and the Mandatory Conversion Date, as applicable.

     Conversion Price. The term "Conversion Price" shall be equal to 95% of the Current Market Price on the applicable Conversion Date.

     Current Market Price. The term "Current Market Price" means, for a share of Common Stock on any date, the average of Quoted Prices for the thirty (30) consecutive Trading Days commencing forty-five (45) Trading Days before the date in question.

     Director. The term "Director" means a member of the Board of Directors.

     Dividend Payment Date. The term "Dividend Payment Date" shall have the meaning set forth in subparagraph 2(b).

     Dividend Period. The term "Dividend Period" shall mean the period from, and including, the Initial Issue Date to, but not including, the first Dividend Payment Date and thereafter, each quarterly period from, and including, the Dividend Payment Date to, but not including the next Dividend Payment Date.

     Dividend Rate. The term "Dividend Rate" shall mean twelve percent (12%).

     EBT. The term "EBT" shall mean earnings before interest expense, income taxes and extraordinary or non-recurring items, all calculated in accordance with generally accepted accounting principles.

     Executive Committee. The term "Executive Committee" shall mean the five-member executive committee of the Board of Directors to which substantial operational matters regarding the Corporation shall be delegated.

     Initial Issue Date. The term "Initial Issue Date" shall mean the date that shares of Class ABII Preferred Stock are first issued by the Corporation.

     Investor. The term "Investor" shall mean, at any time, Prometheus Homebuilders LLC and any of its affiliates, including, but not limited to, Lazard Freres Real Estate Investors, LLC and its affiliates.

     Junior Stock. The term "Junior Stock" shall mean, for purposes of paragraph 2 below,

Common Equity and any class or series of stock of the Corporation authorized after the Initial Issue Date which is not entitled to receive any dividends in any Dividend Period unless all dividends required to have been paid or declared and set apart for payment on the Class AB Preferred Stock and any Parity Stock shall have been so paid or declared and set apart for payment, and for purposes of paragraph 3 below, shall mean Common Equity and any class or series of stock of the Corporation authorized after the Initial Issue Date which is not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Class AB Preferred Stock and any Parity Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

     Liquidation Preference. The term "Liquidation Preference" shall mean $1000.00 per share.

     Mandatory Conversion Date. The term "Mandatory Conversion Date" shall mean the Business Day, specified in a notice to holders of Class ABII Preferred Stock given by the Corporation in accordance with the provisions of subparagraph 4(b)(ii), upon which the Corporation shall convert all outstanding shares of Class ABII Preferred Stock into Common Stock as set forth in such subparagraph.

     Market Capitalization. The term "Market Capitalization" shall mean the market value of the Corporation's outstanding Common Stock as measured by the thirty (30) Trading Days preceding any measurement date.

     Officers' Certificate. The term "Officers' Certificate" means a certificate signed on behalf of the Corporation by two officers of the Corporation, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Corporation.

     Optional Conversion Date. The term "Optional Conversion Date" shall have the meaning set forth in subparagraph 4(b)(i) below.

     Non-Preferred Stock Directors. The term "Non-Preferred Stock Director" means a Director other than a Preferred Stock Director.

     Parity Stock. The term "Parity Stock" shall mean, for purposes of paragraph 2 below, (i) the Series A Preferred Stock, (ii) the Series B Preferred Stock,
(iii) the Series C Preferred Stock, (iv) the Series D Preferred Stock, (v) the Class AA Preferred Stock, (vi) the Class ABI Preferred Stock and (vii) any class or series of stock of the Corporation authorized after the Initial Issue Date which is entitled to receive payment of dividends on a parity with the Class AB II Preferred Stock, and for purposes of paragraph 3 below, shall mean (i) the Series A Preferred Stock, (ii) the Series B Preferred Stock, (iii) the Series C Convertible Preferred Stock, (iv) the Series D Preferred Stock, (v) the Class AA Preferred Stock, (vi) the Class ABI Preferred Stock and (vii) any class or series of stock of the Corporation authorized after the Initial Issue Date which is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Class AB II Preferred Stock.

     Preferred Stock. The term "Preferred Stock" shall mean the Class AA Preferred Stock, the Class ABI Preferred Stock and the Class ABII Preferred Stock.

     Preferred Stock Director. The Term "Preferred Stock Director" has the meaning set forth in subparagraph 6(d).

     Quoted Price. The term "Quoted Price", with respect to the Common Stock, shall mean the last reported sales price for Common Stock as reported by the National Association of Securities Dealers, Inc. Automatic Quotations System, National Market System, or, if the applicable security is listed or admitted for trading on a securities exchange, the last reported sales price of the applicable security on the principal exchange on which the applicable security is listed or admitted for trading (which shall be for consolidated trading if applicable to such exchange), or if neither so reported or listed or admitted for trading, the last reported bid price of the applicable security in the over-the-counter market. In the event that the Quoted Price cannot be determined as aforesaid, the Board of Directors shall determine the Quoted Price on the basis of such quotations as it in good faith considers appropriate. Such determination may be challenged in good faith by a majority of holders of shares of Class ABI Preferred Stock, and any dispute shall be resolved at the Corporation's cost, by an investment banking firm of recognized national standing selected by the Corporation and reasonably acceptable to such holders of Class ABI Preferred Stock and shall be made in good faith and be conclusive absent manifest error; provided, however, if the Quoted Price as determined by the Board of Directors is more than 110% of the price determined by the investment banking firm, then the costs incurred by such investment banking firm shall be borne by the holders of Class ABI Preferred Stock who challenged such price.

     Record Date. The term "Record Date" shall mean the date designated by the Board of Directors at the time a dividend is declared; provided, however, that such Record Date shall not be more than thirty (30) days nor less than ten (10) days prior to the respective Dividend Payment Date or such other date designated by the Board of Directors for the payment of dividends.

     Redemption Date. The term "Redemption Date" shall have the meaning set forth in subparagraph 5(b) below.

     Redemption Price. The term "Redemption Price" shall mean a price per share equal to the Liquidation Preference, plus an amount equal to all cumulative dividends accrued and unpaid on such share to the Redemption Date.

     Series A Preferred Stock. The term "Series A Preferred Stock" shall mean the Series A 11% Cumulative Convertible Preferred Stock, $0.01 par value per share, of the Corporation.

     Series B Preferred Stock. The term "Series B Preferred Stock" shall mean the Series B Convertible Preferred Stock, $0.01 par value per share, of the Corporation.

     Series C Preferred Stock. The term "Series C Preferred Stock" shall mean the Series C Convertible Preferred Stock, $0.01 par value per share, of the Corporation.

     Series D Preferred Stock. The term "Series D Preferred Stock" shall mean the Series D 6% Convertible Redeemable Preferred Stock, $0.01 par value per share, of the Corporation.

     Stock Purchase Agreement. The term "Stock Purchase Agreement" shall mean that certain Amended and Restated Stock Purchase Agreement, dated as of September 30, 1997, by and between the Corporation and Prometheus Homebuilders LLC.

     Termination Event. The term "Termination Event" shall have the meaning set forth in subparagraph 7(a) below.

     Test Date. The term "Test Date" shall have the meaning set forth in subparagraph 6(d).

     Trading Day. The term "Trading Day" with respect to any security shall mean any day on which any market in which the applicable security is then traded and in which a Quoted Price may be ascertained is open for business.

     Number of Shares and Designation. _______ shares of the preferred stock, $0.01 par value per share, of the Corporation are hereby constituted as a series of the preferred stock designated as "Class ABII Convertible Redeemable Preferred Stock" (the "Class ABII Preferred Stock").

     Dividends.

     The record holders of Class ABII Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors, out of funds legally available for payment of dividends. Such dividends shall be payable by the Corporation in cash at the rate of twelve percent (12%) per annum of the Liquidation Preference.

     Dividends on shares of Class ABII Preferred Stock shall accrue and be cumulative from the date of issuance of such shares. Dividends shall be payable quarterly in arrears when and as declared by the Board of Directors on March 31, June 30, September 30 and December 31 of each year (a "Dividend Payment Date"), [commencing on __________________________________ , 1997]. If any Dividend
Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day. The amount of dividends payable on Class ABII Preferred Stock for each full Dividend Period shall be computed by dividing by four (4) the annual rate per share set forth in subparagraph 2(a) above. Dividends shall be paid to the holders of record of the Class ABII Preferred Stock as their names shall appear on the share register of the Corporation on the Record Date for such dividend.

Dividends payable in any Dividend Period which is less than a full Dividend Period in length will be computed on the basis of a ninety (90) day quarterly period and actual days elapsed in such Dividend Period. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time to holders of record on the Record Date therefor. For any Dividend Period in which dividends are not paid in full on the Dividend Payment Date first succeeding the end of such Dividend Period, then on such Dividend Payment Date such accrued and unpaid dividends shall be added (solely for the purpose of calculating dividends payable on the Class ABII Preferred Stock) to the Liquidation Preference of the Class ABII Preferred Stock effective at the beginning of the Dividend Period succeeding the Dividend Period as to which such dividends were not paid and shall thereafter accrue additional dividends in respect thereof at the Dividend Rate until such accrued and unpaid dividends have been paid in full.

     So long as any shares of Class ABII Preferred Stock shall be outstanding, the Corporation shall not declare, pay or set apart for payment on any Junior Stock any dividends whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other than Common Stock, together with cash in lieu of fractional shares), nor shall the Corporation make any distribution on any Junior Stock, nor shall any Junior Stock be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries of which it owns not less than a majority of the outstanding voting power, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Class ABII Preferred Stock shall have been entitled for all previous Dividend Periods shall have been paid or declared and a sum of money sufficient for the payment thereof has been set apart.

     The Corporation shall be obligated to declare and pay dividends in an amount equal to the Dividend Rate on each Dividend Payment Date to the extent that funds are legally available for declaration of such dividends. In the event that full dividends are not paid or made available to the holders of all outstanding shares of Class ABII Preferred Stock and of any Parity Stock with respect to any Dividend Period and funds available for payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount legally available for payment of dividends shall be distributed each Dividend Period ratably among all such holders of Class ABII Preferred Stock and of any Parity Stock in proportion to the full amount to which they would otherwise be respectively entitled. The dividends payable in respect of the Class ABII Preferred Stock shall be a mandatory obligation of the Corporation, subject only to the limitations set forth in Section 170 of the Delaware General Corporation Law with respect to funds legally permitted to be used for the payment of dividends (the "Legal Funds Requirement"). In stating that the dividends payable in respect of the Class ABII Preferred Stock are a mandatory obligation, it is the explicit intent of the Corporation to eliminate any and all discretion of the Board of Directors with respect to the declaration and payment of such dividends and to require the Board of Directors to declare and pay such dividends as and when provided herein, subject only to compliance with the Legal Funds Requirement.

     Distributions Upon Liquidation, Dissolution or Winding Up.

     In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation before any payment or distribution shall be made to the holders of Junior Stock, the holders of Class ABII Preferred Stock shall be entitled to be paid out of the assets of the Corporation in cash or property at its fair market value as determined by the Board of Directors the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid thereon to the date of such liquidation, dissolution or such other winding up. Except as provided in this paragraph, holders of Class ABII Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

     If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation the assets of the Corporation shall be insufficient to permit the payment in full of the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid on the Class ABII Preferred Stock and the full liquidating payments on all Parity Stock, then the assets of the Corporation shall be ratably distributed among the holders of Class ABII Preferred Stock and of any Parity Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full. Neither the consolidation or merger of the Corporation into or with another entity or entities, nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Corporation to another corporation or any other entity shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 3.

     Conversion Rights.

     At any time, on or after [Fourth Anniversary], a holder of shares of Class ABII Preferred Stock may convert such shares into Common Stock at any time before the close of business on the Redemption Date (unless the Corporation shall default in payment of the Redemption Price).

     At any time, on or after [Fifth Anniversary], the Corporation, at its option, may convert all, but not less than all of the aggregate shares of Class ABI Preferred Stock and Class ABII Preferred Stock outstanding at such time into Common Stock at any time before the close of business on the Redemption Date; provided that, on the Mandatory Conversion Date, the Corporation shall have paid all accrued dividends on all shares of Class ABII Preferred Stock then outstanding, up to and including the most recent Dividend Payment Date (unless the Corporation shall default in payment of the Conversion Price)

     For the purposes of conversion, each share of Class ABII Preferred Stock shall be valued at the Liquidation Preference plus all accrued but unpaid dividends thereon through the relevant Conversion Date, which shall be divided by the Conversion Price in effect on the Conversion Date to determine the number of shares issuable upon conversion. Immediately following such conversion, the rights of the holders of converted Class ABII Preferred Stock shall cease (in respect of such converted stock) and the persons entitled to receive the Common Stock upon the conversion of Class ABII Preferred Stock shall be treated for all purposes as having become the owners of such Common Stock.

     To convert Class ABII Preferred Stock pursuant to subparagraph 4(a)(i), a holder must (i) surrender the certificate or certificates evidencing the shares of Class ABII Preferred Stock to be converted, duly endorsed in a form satisfactory to the Corporation, at the office of the Corporation or transfer agent for the Class ABII Preferred Stock, (ii) notify the Corporation at such office that he elects to convert Class ABII Preferred Stock, and the number of shares he wishes to convert, (iii) state in writing the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued, and (iv) pay any transfer or similar tax if required (provided, however, that no such payment shall be required if the Common Stock issuable upon conversion is to be issued in the name of the converting holder of Class ABII Preferred Stock). In the case of lost or destroyed certificates evidencing ownership of shares of Class ABII Preferred Stock to be surrendered for conversion, the holder shall submit proof of loss or destruction, and such indemnity as shall be reasonably required by the Corporation. In the event that a holder fails to notify the Corporation of the number of shares of Class ABII Preferred Stock which he wishes to convert, he shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. The date on which the holder satisfies all those requirements is the "Optional Conversion Date." As soon as practical and in any event within five (5) Business Days of the Optional Conversation Date, the Corporation shall deliver through the transfer agent a certificate for the number of full shares of Common Stock issuable upon the conversion, a check for any fractional share and a new certificate representing the unconverted portion, if any, of the shares of Class ABII Preferred Stock represented by the certificate or certificates surrendered for conversion. The person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and after the Optional Conversion Date. All shares of Common Stock issuable upon conversion of the Class ABII Preferred Stock shall be fully paid and nonassessable and shall rank pari passu with the other shares of Common Stock outstanding from time to time. In the case of Class ABII Preferred Stock that has been converted after any Record Date but before the next succeeding Dividend Payment Date, dividends that are payable on such Dividend Payment Date shall be payable on such Dividend Payment Date notwithstanding such conversion, and such dividends shall be paid to the holder of such Class ABII Preferred Stock on such Record Date (and shall not constitute "accrued and unpaid dividends" for purposes of subparagraph 4(a)). Holders of Common Stock issued upon conversion shall not be entitled to receive any dividend payable to holders of Common Stock as of any record time before the close of business on the Optional Conversion Date. If a holder of Class ABII Preferred Stock converts more than one share at a time the number of full shares of Common Stock issuable upon conversion shall be based on the total value of all shares of Class ABII Preferred Stock converted.

     To convert Class ABI Preferred Stock and Class ABII Preferred Stock pursuant to subparagraph 4(a)(ii), notice of any conversion shall be sent by or on behalf of the Corporation not more than sixty (60) days nor less than thirty
(30) days prior to the Mandatory Conversion Date, by first class mail, postage prepaid, to all holders of record of the Class ABI Preferred Stock and Class ABII Preferred Stock at their respective last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the conversion of any shares of Class ABI Preferred Stock and Class ABII Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Class ABI Preferred Stock and Class ABII Preferred Stock may be listed or admitted to trading, such notice shall state:
(i) the Mandatory Conversion Date; (ii) the date on which the Conversion Price shall be calculated; (iii) the number of shares of Class ABI Preferred Stock and Class ABII Preferred Stock to be converted being all the Class ABI Preferred Stock and Class ABII Preferred Stock held of record by all holders; (iv) the place or places where certificates for such shares are to be surrendered for receipt of such Common Stock issuable upon such conversion; and (v) that dividends on the shares to be converted will cease to accrue on the Mandatory Conversion Date. Upon the mailing of any such notices of conversion, the Corporation shall become obligated to convert on the Mandatory Conversion Date all of the Class ABI Preferred Stock and Class ABII Preferred Stock.

     The person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and after the Mandatory Conversion Date. All shares of Common Stock issuable upon conversion of the Class ABI Preferred Stock and Class ABII Preferred Stock shall be fully paid and nonassessable and shall rank pari passu with the other shares of Common Stock outstanding from time to time. In the case of Class ABI Preferred Stock and Class ABII Preferred Stock that has been converted after any Record Date but before the next succeeding Dividend Payment Date, dividends that are payable on such Dividend Payment Date shall be payable on such Dividend Payment Date notwithstanding such conversion, and such dividends shall be paid to the holder of such Class ABI Preferred Stock and Class ABII Preferred Stock on such Record Date (and shall not constitute "accrued and unpaid dividends" for purposes of subparagraph 4(a)). Holders of Common Stock issued upon conversion shall not be entitled to receive any dividend payable to holders of Common Stock as of any record time before the close of business on the Mandatory Conversion Date.

     The Corporation will not issue a fractional share of Common Stock upon conversion of Class ABII Preferred Stock. Instead the Corporation will deliver its check for the current market value of the fractional share. The current market value of a fraction of a share is determined as follows: Multiply the closing market price of a full share by the fraction. Round the result to the nearest cent. The closing market price of a share of Common Stock is the Quoted Price of the Common Stock on the last Trading Day prior to the Conversion Date.

     If a holder converts shares of Class ABII Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the holder shall pay any such tax which is due because the shares are issued in a name other than the holder's name.

     The Corporation has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Class ABII Preferred Stock in full as determined in good faith by the Board of Directors from time to time. All shares of Common Stock which may be issued upon conversion of Class ABII Preferred Stock shall be fully paid and nonassessable. The Corporation will endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Class ABII Preferred Stock and will endeavor to list such shares on each national securities exchange on which the Common Stock is listed.

     The Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) Business Days and if the reduction is irrevocable during the period, but in no event may the Conversion Price be less than the par value of a share of Common Stock. Whenever the Conversion Price is reduced, the Corporation shall mail to holders of Class ABII Preferred Stock a notice of the reduction. The Corporation shall mail, first class, postage prepaid, the notice at least 15 days before the date the reduced conversion price takes effect. The notice shall state the reduced conversion price and the period it will be in effect.

     If the Corporation consolidates or merges with or into, transfers or leases all or substantially all its assets to any person, upon consummation of such transaction Class ABII Preferred Stock shall automatically become convertible into the kind and amount of securities, cash or other assets which the holder of Class ABII Preferred Stock would have owned immediately after the consolidation, merger, transfer or lease if such holder had converted Class ABII Preferred Stock immediately before the effective date of the transaction. Appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Class ABII Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustment of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of Class ABII Preferred Stock.

     In any case in which this paragraph 4 shall require that an adjustment as a result of any event become effective from and after a record date, the Corporation may elect to defer until after the occurrence of such event (i) the issuance to the holder of any shares of Class ABII Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Conversion Price in effect immediately prior to adjustment and (ii) a check for any remaining fractional shares of Common Stock as provided in subparagraph 4(c) above.

     Except as provided in the immediately following sentence, any determination that the Corporation or its Board of Directors must make pursuant to this paragraph 4 shall be conclusive. Whenever the Corporation or its Board of Directors shall be required to make a determination under this paragraph 4, such determination shall be made in good faith and may be challenged in good faith by a majority of the holders of Class ABII Preferred Stock, and any dispute shall be resolved, at the Corporation's expense, by an investment banking firm of recognized national standing selected by the Corporation and acceptable to such holders of Class ABII Preferred Stock; provided, however, if the Conversion Price as determined by the Board of Directors is more than 110% of the price determined by the investment banking firm, then the costs incurred by such investment banking firm shall be borne by the holders of Class ABII Preferred Stock who challenged such price.

     All shares of Class ABII Preferred Stock converted pursuant to this paragraph 4 shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may (subject to any restriction imposed on the Company by its Certificate of Incorporation,any certificate of designations of Preferred Stock, its bylaws or the Stock Purchase Agreement or any documents entered into pursuant thereto) thereafter be reissued as shares of any series of preferred stock other than Class ABII Preferred Stock.

     Redemption by the Corporation.

     The Class ABI Preferred Stock and the Class ABII Preferred Stock, together may be redeemed, in whole, but not in part, at any time on or after [Fifth Anniversary] at the option of the Corporation at the Redemption Price. If the Redemption Date is on or after a Record Date and on or before the related Dividend Payment Date, the dividend payable shall be paid to the holder in whose name the Class ABI Preferred Stock is registered at the close of business on such record date.

     Notice of any redemption shall be sent by or on behalf of the Corporation not more than sixty (60) days nor less than thirty (30) days prior to the Redemption Date, by first class mail, postage prepaid, to all holders of record of the Class ABI Preferred Stock and the Class ABII Preferred Stock at their respective last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Class ABI Preferred Stock or Class ABII Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Class ABI Preferred Stock and Class ABII Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the number of shares of Class ABI Preferred Stock and Class ABII Preferred Stock to be redeemed; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date (vi) the Conversion Price; (vii) that Class ABI Preferred Stock and Class ABII Preferred Stock called for redemption may be converted at any time before the close of business on the Redemption Date; and (viii) that holders of Class ABI Preferred Stock and Class ABII Preferred Stock must satisfy the requirements of subparagraph 4(b) above if such holders desire to convert such shares. Upon the mailing of any such notices of redemption, the Corporation shall become obligated to redeem at the time of redemption specified thereon all the Class ABI Preferred Stock and the Class ABII Preferred Stock.

     If notice has been mailed in accordance with subparagraph 5(b) above and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the shares of the Class ABII Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Class ABII Preferred Stock, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Redemption Price.

     Any funds deposited with a bank or trust company for the purpose of redeeming Class ABII Preferred Stock shall be irrevocable except that:

     the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

     any balance of monies so deposited by the Corporation and unclaimed by the holders of the Class ABII Preferred Stock entitled thereto at the expiration of two (2) years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

     No Class ABII Preferred Stock may be redeemed except with funds legally available for the payment of the Redemption Price.

     All shares of Class ABII Preferred Stock redeemed pursuant to this paragraph 5 shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may (subject to any restriction imposed on the

Corporation by its Certificate of Incorporation, any certificate of designations of Prefered Stock, its bylaws or the Stock Purchase Agreement or any document entered tinot pursuant thereto) thereafter be reissued as shares of any series of preferred stock other than shares of Class ABII Preferred Stock.

     Voting Rights.

     The holders of record of shares of Class ABII Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph 6 or as otherwise provided by law.

     So long as any shares of the Class ABII Preferred Stock remain outstanding, each share of Class ABII Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of Common Stock, voting together with the Common Stock as a single class (together with all other classes and series of stock of the Corporation that are entitled to vote as a single class with the Common Stock) at all meetings of the stockholders of the Corporation other than in respect of the election of Directors (provided that the Class ABII shall vote in the election of Directors if (i) the price of the Common Stock (as measured by the Current Market Price) is less than $3.00 per share (such amount to be adjusted for stock splits and recombinations as appropriate) and (ii) the holder provides notice to the Company that it elects to obtain such voting right). In any vote with respect to which the Class ABII Preferred Stock shall vote with the holders of Common Stock as a single class together with all other classes and series of stock of the Corporation that are entitled to vote as a single class with the Common Stock, each share of Class ABII Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the number of shares of Common Stock into which such share of Class ABII Preferred Stock would be convertible if the Conversion Price were 100% of the closing trading price of the Common Stock on the date immediately preceding the Initial Issue Date of the Class AA Preferred Stock. Such voting right of the holders of the Class ABII Preferred Stock may be exercised at any annual meeting of stockholders, any special meeting of stockholders, or by written consent of the minimum number of shares required to take such action pursuant to Section 228 of the Delaware General Corporation Law.

     On any matter on which the holders of Class ABII Preferred Stock are entitled by law or under the Certificate of Incorporation to vote separately as a class, each such holder shall be entitled to one vote for each share held, and such matter shall be determined by a majority of the votes cast unless Delaware law or this Certificate of Designations requires approval by a higher percentage.

     Until a Termination Event, the number of Directors comprising the Board of Directors shall be equal to fifteen (15) and the holders of Preferred Stock, voting separately as a single class, shall have the exclusive right to elect three (3) Directors (each such Director, a "Preferred Stock Director") at any special meeting of stockholders called for such purpose, at each annual meeting of stockholders and in any written consent of stockholders pursuant to Section 228 of the Delaware General Corporation Law. Any increases in the size of the Board of Directors will require a proportional increase in the number of Preferred Stock Directors (rounded up to the next whole number such that the Preferred Stock Directors represent not less than twenty percent (20%) of the votes of the Board of Directors). A proportionate number (rounded up to the next whole number, but not less than one) of Preferred Stock Directors shall serve on each committee of the Board of Directors (provided that with respect to the Executive Committee, the Executive Committee shall consist of five members of which two members shall be Preferred Stock Directors), and at least one Preferred Stock Director shall serve on the board or other governing body of each of the Corporation's subsidiaries and affiliates, other than operational home building companies. In the event (an "Adverse Event") that on any date following the Initial Issue Date that is 60 days after the end of a fiscal quarter of the Corporation (a "Test Date") both (i) the Average Trading Price of the Common Stock is below $4.375 per share (provided that such amount shall be adjusted for reverse stock splits, recapitalizations and other similar events) and (ii) (x) the percentage change in the EBT per share of the Corporation (of the Common Stock issued and outstanding) for the most recent two fiscal quarters as measured against the same two fiscal quarters from the prior fiscal year is less than (y) the percentage change in the EBT per share (of the common stock issued and outstanding) of the Comparable Group for the same period as compared against the EBT per share (calculated on the same basis) of the Comparable Group during the same period in the prior fiscal year then the holders of Preferred Stock, voting separately as a single class, shall be entitled to elect Preferred Stock Directors sufficient to cause the Preferred Stock Directors to constitute a majority of the Board of Directors and all committees of the Board of Directors, including the Executive Committee ("Additional Preferred Stock Directors"). The size of the Board of Directors and all committees shall be automatically increased in order to effect any such additional Directors. The right of the holders of Preferred Stock to elect Additional Preferred Stock Directors shall continue until such time as neither (i) nor (ii) above is true for two consecutive Test Dates. The "Average Trading Price" shall mean, on any date of determination, the average of the closing prices of the Common Stock over the 90 day period prior to such date.

     The Preferred Stock Directors elected as provided herein shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify. Upon the termination of the right of the holders of Preferred Stock to elect Additional Preferred Stock Directors as set forth in subparagraph 6(d) above, any Additional Preferred Stock Directors shall resign. Any Preferred Stock Director may be removed with or without cause by, and shall not be removed other than by, the vote of the holders of a majority of the outstanding shares of Preferred Stock, voting separately as a single class, at a meeting called for such purpose or by written consent in accordance with Section 228 of the Delaware General Corporate Law. If the office of any Preferred Stock Director becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining Preferred Stock Directors, by majority vote, may elect a successor, or, alternatively, the holders of a majority of the outstanding shares of Preferred Stock, voting separately as a single class, at a meeting called for such purpose or by written consent in accordance with Section 228 of the Delaware General Corporation Law may elect a successor.

Any such successor shall hold office for the unexpired term in respect of which such vacancy occurred. Upon the occurrence of a Termination Event, the Preferred Stock Directors then serving on the Board of Directors may continue to hold their office for the remainder of their term.

     At any time when the right to elect Preferred Stock Directors or Additional Preferred Stock Directors provided in subparagraph 6(d) shall have vested in the holders of Class ABII Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of any holder of record of Class ABII Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within thirty (30) days after the personal service of such written request upon the Secretary of the Corporation, or within thirty (30) days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of ten percent (10%) of the shares of Class ABII Preferred Stock then outstanding may designate in writing a holder of Class ABII Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of the Corporation or, if none, at a place designated by such holder. Any holder of Class ABII Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of the holders of Preferred Stock to be called pursuant to the provisions of this paragraph and to contact the holders of Preferred Stock with respect to matters relating to such meeting. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of stockholders.

     If at any time when the holders of Class ABII Preferred Stock are entitled to elect directors pursuant to the foregoing provisions of this paragraph 6, and the holders of Class AA Preferred Stock and Class ABI Preferred Stock are entitled to elect directors by reason of any provision of the Certificate of Incorporation, as in effect at the time, or the respective Certificate of Designation for such Classes, and if the terms of the Class AA Preferred Stock and Class ABI Preferred Stock so permit, the voting rights of the Preferred Stock then entitled to vote shall be combined (with each series having a number of votes proportional to the aggregate liquidation preference of its outstanding shares). In such case, the holders of Preferred Stock, voting as a class, shall elect such directors.

     In addition to any vote or consent of shareholders required by law or the Certificate of Incorporation, the consent of the holders of at least sixty-six and two-thirds percent

(66-2/3%) of the shares of Class ABII Preferred Stock at the time outstanding, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

     Any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, or of the by-laws of the Corporation, which affects adversely the voting powers, preferences and relative, participating, optional and other special rights of the holders of shares of Class ABII Preferred Stock; provided, however, that the amendment of the provisions of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of any class of any security convertible into any shares ranking junior to the Class ABII Preferred Stock in the distribution of assets on any liquidation, dissolution, or winding up of the Corporation or in the payment of dividends, shall not be deemed to affect adversely the voting powers, preferences and relative, participating, optional and other special rights of the holders of shares of Class ABII Preferred Stock;

     Any authorization or creation of, or increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking senior to or on parity with shares of Class ABII Preferred Stock (other than the Class AA Preferred Stock) in the distribution of assets on any liquidation, dissolution, or winding up of the Corporation or in the payment of dividends or otherwise;

     Any increase or decrease (other than by redemption or conversion) in the total number of authorized shares of Class ABII Preferred Stock;

     Any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Corporation or any of its material subsidiaries of which it owns fifty percent (50%) or more of the voting power thereof, or any consolidation or merger involving the Corporation or any of such subsidiaries (except mergers between the Corporation and any of its subsidiaries or mergers among any of the Corporation's subsidiaries), or any reclassification or other change of any stock, or any dissolution, liquidation, or winding up of the Corporation or, unless the obligations of the Corporation under an agreement are expressly conditioned upon the requisite approval of the holders of sixty-six and two-thirds percent (66-2/3%) of the Class ABII Preferred Stock then outstanding as provided for herein, make any agreement or become obligated to do so;

     Except as permitted by paragraph 5 above, any purchase, redemption or other acquisition for value (or payment into or setting aside as a sinking fund for such purpose) of any shares of Common Stock or other capital stock of the Corporation;

     Any declaration or payment of any dividends on or declaration or making of any other distribution, direct or indirect, on account of the Common Stock or setting apart any sum for any such purpose unless all accrued unpaid dividends on Class ABII Preferred Stock have been paid in cash.

     Financial Statements.

     Until (i) the aggregate amount of Preferred Stock outstanding is less than twenty percent (20%) of the maximum amount of the Preferred Stock issued to date or (ii) the aggregate remaining investment or commitment to invest in the Corporation by Investor (or any single transferee of Investor or related group of transferees) is less than the greater of $10,000,000 or ten percent (10%) of the Market Capitalization (a "Termination Event") (provided that a Termination Event shall not occur prior to all closings being consummated under the Stock Purchase Agreement), with the value of such investment to be based on the sum of
(x) the greater of the Liquidation Preference of the Preferred Stock and the value of the Common Stock underlying such Preferred Stock (as measured by the Conversion Price) then held by it, (y) the value of the Common Stock then held by it, and (z) the value of the warrants then held by it, whether or not required by the rules and regulations of the Commission, the Corporation shall furnish to the holders of Class ABII Preferred Stock (i) all quarterly and annual financial information required to be filed with the Commission on Forms 10-Q and 10-K and, with respect to the annual information only, a report thereon by the Corporation's certified independent accountants, (ii) all current reports required to be filed with the Commission on Form 8-K.

     The Corporation shall, so long as a Termination Event has not occurred, deliver to the holders of Class ABII Preferred Stock, forthwith upon any executive officer of the Corporation becoming aware of any breach under this Certificate of Designations, an Officers' Certificate specifying such breach and what action the Corporation is taking or proposes to take with respect thereto.


     Ranking.

     With regard to rights to receive dividends, redemption payments and distributions upon liquidation, dissolution or winding up of the Corporation, the Class ABII Preferred Stock shall rank pari passu with any Parity Stock and senior to the Common Stock and any other equity securities or other securities into which any convertible indebtedness is convertible which are issued by the Corporation after the date of this Certificate of Designation. The Class ABII Preferred Stock shall not be subject to the creation of capital stock senior with regards to the right to receive dividends, redemption payments and distribution upon liquidation, dissolution or winding up of the Corporation.

     Modification and Waiver.

     The terms of this Certificate of Designation may be amended and the rights hereunder may be waived with the consent of holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares of the Class ABII Preferred Stock then outstanding.

     Exclusion of Other Rights.

     Except as may otherwise be required by law, the shares of Class ABII Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation.

     Headings of Subdivisions.

     The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     Severability of Provisions.

     If any voting powers, preferences and relative, participating, optional and other special rights of the Class ABII Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Class ABII Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Class ABII Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Class ABII Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Class ABII Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

     Record Holders.

     The Corporation and the transfer agent for the Class ABII Preferred Stock may deem and treat the record holder of any shares of Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the transfer agent shall be affected by any notice to the contrary.

     Notice.

     Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt of such notice or three (3) Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate) with postage prepaid, addressed: if to the Corporation, to its offices at 1921 Gallows Road, Suite 730, Vienna Virginia 22182 Attention: Secretary or to an agent of the Corporation designated as permitted by this Certificate, or, if to any holder of the Class ABII Preferred Stock, to such holder at the address of such holder of the Class ABII Preferred Stock as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Class ABII Preferred Stock); or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by [NAME AND TITLE OF OFFICER] and attested by [NAME OF SECRETARY] its secretary, this _____ day of ____________________, 1997.

                                        THE FORTRESS GROUP, INC.



                                        By:
                                             ----------------------------------
                                             Name:
                                             Title:


ATTEST:



By:  ------------------------------
     Name:
     Secretary:

                                     ANNEX D

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            THE FORTRESS GROUP, INC.

     THE FORTRESS GROUP, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

     1. The Certificate of Incorporation of the Corporation is hereby amended by adding a new Article, Article ELEVENTH, which reads in its entirety as follows:

     ELEVENTH: (A) In addition to any other vote required by applicable law and notwithstanding the fact that a lesser or no vote of the Board of Directors of the Corporation or the Executive Committee of the Board of Directors of the Corporation is required under applicable law and notwithstanding Article SIXTH hereof, the Corporation shall not, and shall not permit any of its subsidiaries to, without either (A) the affirmative vote of over eighty-one percent (81%) of the members of the entire Board of Directors of the Corporation or (B) the affirmative vote of over eighty-one percent (81%) of the members of the entire Executive Committee:

     (i) purchase, sell, license, assign, transfer, convey or otherwise acquire or dispose of any assets, securities, or businesses, unless such transaction is provided for in the annual budget or is in the ordinary course of business and does not involve the acquisition or disposition of homebuilding operations or any homebuilding company or entity.

     (ii) split (including any reverse split), combine or reclassify any shares of its capital stock; adopt resolutions authorizing a liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of the capital structure of the Corporation or any of its subsidiaries; or make any other material changes in its capital structure;

     (iii) enter into any new line of business other than the business engaged in by the Corporation and its subsidiaries on the date hereof, cease to be engaged in any material line of business engaged in by the Corporation and its subsidiaries on the date hereof or materially change the nature of the business engaged in by any of them on the date hereof;

     (iv) file any petition seeking relief, or consent to the institution of any proceeding against itself seeking to adjudicate it a bankrupt or insolvent, under any law relating to bankruptcy, insolvency or reorganization or relief of debtors;

     (v) amend or otherwise alter the Corporation's or any subsidiary's certificate of incorporation or adopt, alter, amend or repeal any bylaw of the Corporation (other than the adoption, alteration, amendment or repeal of any bylaw of the Corporation by the stockholders of the Corporation) or any subsidiary of the Corporation;

     (vi) declare or pay any dividend or make any other distribution with respect to its capital stock, other than dividends paid by any subsidiary to the Corporation or another subsidiary in the ordinary and usual course of business or to the holders of the Investor Preferred Stock (as hereinafter defined) or in respect of other outstanding preferred stock of the Corporation on the date hereof;

     (vii) issue or sell (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise) any of its capital stock (other than upon conversion of the Investor Preferred Stock or other outstanding convertible securities of the Corporation, or upon exercise of outstanding warrants or stock options to purchase the Corporation's common stock) or deliver other securities other than as contemplated in that certain Amended and

            Restated Stockholders Agreement (the "Stockholders Agreement"), dated as of September 30, 1997, by and among Prometheus Homebuilders LLC (the "Purchaser"), the Corporation and certain stockholders named therein, or purchase or otherwise acquire any of its capital stock, employee or director stock options or debt securities; or

     (viii) agree to do any of the foregoing.

     (B) Notwithstanding any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the stock required by law or this Certificate of Incorporation, the affirmative vote of the holders of at least a majority in voting power of the then outstanding shares of Class AA Convertible Preferred Stock of the Corporation, Class ABI Convertible Preferred Stock of the Corporation and Class ABII Convertible Redeemable Preferred Stock of the Corporation (collectively, the "Investor Preferred Stock"), voting together as a single class, shall be required in order for the stockholders of the Corporation to adopt, alter, amend or repeal any bylaw of the Corporation.

     (C) Notwithstanding anything in this Article ELEVENTH to the contrary, the terms and provisions of Sections (A) and (B) of this Article ELEVENTH shall only be in effect until such time as the Purchaser provides written notice to the Secretary of the Corporation that it elects to have said Sections
     (A) and (B) of this Article ELEVENTH to be of no further force and effect pursuant to Section 3.2(d) of the Stockholders Agreement, at which time Sections (A) and (B) of this Article ELEVENTH shall be of no further force and effect.

     2. The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, THE FORTRESS GROUP, INC. has caused this Certificate to be executed by its duly authorized officer on this __ day of _______, 1997.

                              THE FORTRESS GROUP, INC.


                              By:____________________________________
                                       Name:
                                       Office:

                            THE FORTRESS GROUP, INC.
         PROXY SOLICITED BY THE BOARD OF DIRECTORS OF THE FORTRESS GROUP
                         SPECIAL MEETING OF STOCKHOLDERS
                                 _________, 1997


     James J. Martell, Jr. and J. Marshall Coleman, and each of them, are hereby authorized to represent and vote the stock of the undersigned at the Special Meeting of Stockholders to be held ___________, 1997 at _______________, and at any adjournments thereof.

     The shares represented by this proxy will be voted in accordance with specifications made herein. If no specifications are made, this proxy will be voted FOR proposals 1 and 2 on the reverse side hereof.

                                        PLEASE VOTE, DATE AND SIGN ON REVERSE
                                        AND RETURN PROMPTLY IN THE ENCLOSED
                                        ENVELOPE


                                        Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

1.   Proposal to approve certain investment transactions                         For        Against        Withhold
     involving the purchase by an affiliate of Lazard Freres                     |_|          |_|            |_|
     Real Estate Investors, LLC of up to $100,000,000 of the
     Company's newly issued convertible preferred stock and
     debt instruments convertible into common stock (which
     debt, if any, would be in lieu of a portion of the
     preferred stock), and amendments to the Company's
     certificate of incorporation which, among other things,
     would increase the Company's authorized common stock
     and would require the affirmative vote of more than 81%
     of the Company's board of directors or executive
     committee for the Company to engage in certain
     significant acts or transactions

2.   Proposal to authorize an increase in the common stock                       For        Against        Withhold
     subject to the Company's 1996 Stock Incentive Plan                          |_|          |_|            |_|

3.   In their discretion, the proxies are authorized to vote                     For        Against        Withhold
     upon any other business that may properly come before                       |_|          |_|            |_|
     the meeting.


The undersigned hereby acknowledges receipt of the notice of said Special Meeting of Shareholders and the proxy statement relating thereto.

The undersigned hereby revokes any proxy or proxies heretofore given to vote such stock, and hereby ratifies and confirms all that said attorneys and proxies, or other substitutes, may do by virtue hereof. If only one attorney and proxy shall be present and acting, then that one shall have and may exercise all the powers of said attorneys and proxies.

The signature of shareholder should correspond exactly with the name stenciled hereon. Joint owners should sign individually. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

--------------------------------------------------------------------------------
Shareholder Sign Here        Date           Co-Owner Sign here            Date